As filed with the Securities and Exchange Commission on September 25, 2012	Registration No. 333-170324

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT 3 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KEYUAN PETROCHEMICALS, INC.
 (Exact name of Registrant as specified in its charter)

Nevada	1311	45-0538522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Qingshi Industrial Park Ningbo Economic & Technological Development Zone Ningbo, Zhejiang Province P.R. China 315803 (86) 574-8623-2955
 (Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Copies to:

Louis E. Taubman, Esq.
Hunter Taubman Weiss LLP
17 State Street, Suite 2000
New York, New York 10004

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(16)
Share Common Stock	4,720,182 (2)	$4.30(3)	$20,296,782.00	$1,447.16(4)
Common Stock Underlying Series A Warrants	747,554 (5)	$4.30(3)	$3,214,482.20	$229.19(4)
Shares Common Stock Underlying Series B Warrants	748,204 (6)	$4.30(3)	$3,217,277.20	$229.39(4)
Shares Common Stock Underlying Placement Agent Warrants in April-May 2010 Private Placement	598,963(7)	$4.30(3)	$2,575,540.90	$183.64(4)
Shares Common Stock Underlying Placement Agent Series A Warrants	59,896(8)	$4.30(3)	$257,552.80	$18.36(4)
Shares Common Stock Underlying Placement Agent Series B Warrants	59,896(9)	$4.30(3)	$257,552.80	$18.36(4)
Common Stock Underlying Preferred Stock	5,333,340(10)	$5.13(11)	$27,360,034.20	$1,950.77(12)
Common Stock Underlying Series C Warrants	810,002(13)	$5.13(11)	$4,155,310.26	$296.27 (12)
Common Stock Underlying Series D Warrants	810,002(14)	$5.13(11)	$4,155,310.26	$296.27 (12)
Common Stock Underlying Placement Agent Warrants	561,601(15)	$5.13(11)	$2,881,013.13	$205.42(12)
Total	14,449,640		$68,370,855.75	$4,874.83

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(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)
 Includes 4,692,159 shares of the Company’s common stock, par value $0.001 per share, issued pursuant to the financings that the Company consummated in April and May, 2010 and September 2010, and 28,023 shares of common stock issued to various consultants pursuant to consulting agreements with the Company, which we agreed to register.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended based upon the average of the bid and asked price of the Company's common stock as quoted on the OTC Bulletin Board of $4.30 on May 20, 2010.

(4)
These securities were previously registered on Registration Statement No. 333-167029, which was filed on October 15, 2010. The registration fee for these securities was paid and is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act.

(5)	Represents shares of common stock underlying Series A Warrants at an exercise price of $4.50 per share that the Company issued pursuant to the financings consummated in April and May, 2010.

(6)	Represents shares of common stock underlying Series B Warrants at an exercise price of $5.25 per share that the Company issued pursuant to the financings consummated in April and May, 2010.

(7)
Represents shares of common stock underlying Placement Agent Warrants at an exercise price of $3.50 per share that the Company issued to the placement agent in connection with the financings consummated in April and May, 2010, including 539,067 shares of common stock underlying the Placement Agent’s Warrants to purchase that same number of shares of Series A Preferred Stock.

(8)
Represents shares of common stock underlying Placement Agent Warrants at an exercise price of $4.50 per share that the Company issued to the placement agent in connection with the financings consummated in April and May, 2010.

(9)
Represents shares of common stock underlying Placement Agent Warrants at an exercise price of $5.25 per share that the Company issued to the placement agent in connection with the financings consummated in April and May, 2010.

(10)
Represents shares of common stock underlying the Company’s Series B Convertible Preferred Stock, par value $0.001 per share, convertible into the same number of shares of the Company’s common stock, par value $0.001 per share, the Company issued pursuant to the financing that the Company consummated on September 28, 2010.

(11)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended based upon the average of the bid and asked price of the Company's common stock as quoted on the Nasdaq Stock Market of $5.19 on November 1, 2010.

(12)
These securities were previously registered on Registration Statement No. 333-170324, which was filed on January 14, 2011. The registration fee for these securities was paid and is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act.

(13)	Represents shares of common stock underlying Series C Warrants at an exercise price of $4.50 per share that the Company issued pursuant to the financing consummated on September 28, 2010.

(14)	Represents shares of common stock underlying Series D Warrants at an exercise price of $5.25 per share that the Company issued pursuant to the financing consummated on September 28, 2010.

(15)
 Represents shares of common stock underlying Placement Agent Warrants that the Company issued to the placement agent in connection with the financing consummated on September 28, 2010, including 432,001 shares of common stock underlying Placement Agent Warrants at an exercise price of $3.75 per share; 64,800 shares of common stock underlying Placement Agent Warrants at an exercise price of $4.50 per share and 64,800 shares of common stock underlying Placement Agent Warrants at an exercise price of 5.25 per share.

(16)
The registration fee was calculated applying the Securities and Exchange Commission filing fee rate of 0.00007130 which was effective when  the registration statement on Form S-1 (File No’s. 3333-167029 and 333-170324) was originally filed. This Registration Statement is filed to conform the disclosure contained herein to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on April 13, 2012, and our Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 20, 2012, wherein it contains a combined prospectus pursuant to Rule 429 under the Securities Act , and upon effectiveness, shall act as a post-effective amendment to such previously filed registration statements.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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 EXPLANATORY NOTE

We need to file this prospectus to conform the disclosure contained herein to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on April 13, 2012.   This Registration Statement contains a combined prospectus pursuant to Rule 429 under the Securities Act that relates to, among other things, the exercise of warrants that have previously been registered with the Securities and Exchange Commission pursuant to the Company’s Registration Statements on Form S-1 (File No’s. 3333-167029 and 333-170324).  Accordingly, upon effectiveness, this Registration Statement shall act as a post-effective amendment to such previously filed Registration Statements.  The information in this Registration Statement updates the information contained in Registration Statement No’s. 3333-167029 and 333-170324.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2012

PROSPECTUS

KEYUAN PETROCHEMICALS, INC.

14,449,640 Shares of Common Stock

 This prospectus relates to the resale of up to 14,449,640 shares of our common stock, $0.001 par value (the “Common Stock”), including 4,720,182 shares of our Common Stock that are currently issued and outstanding, 5,333,340 shares of our Common Stock underlying Series B preferred stock, $0.001 par value (the “Series B Preferred Stock”), and 4, 396,118 shares of our Common Stock issuable upon exercise of warrants (the “Warrant Shares”). The Warrant Shares are comprised of (i) 747,554 shares of Common Stock issuable upon exercise of Series A Warrants to purchase our Common Stock, (ii) 748,204 shares of Common Stock issuable upon exercise of Series B Warrants to purchase our Common Stock ,  (iii) 718,755 shares of Common Stock issuable upon exercise of Placement Agent Warrants, Placement Agent Series A Warrants and Placement Agent Series B Warrants  to purchase our Common Stock issued to TriPoint Global Equities, LLC , as placement agent in connection with the April-May 2010 Private Placement. Syndicated Capital, Inc., Brill Securities, Meyers Associates LP also served as sub-placement agents in connection with the Private Placement and received the shares they are offering for resale in this prospectus as placement agent compensation in connection with the Private Placement, (iv) 810,0002 shares of Common Stock issuable upon exercise of Series C Warrants, (v) 810,002 shares of Common Stock issuable upon exercise of Series D Warrants, (vi) 561,601 shares of Common Stock issuable upon exercise of Placement Agent Warrants  to purchase our Common Stock issued to TriPoint Global Equities, LLC, as placement agent in connection with the September 2010 Private Placement. The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders.

Our Common Stock is quoted on the OTCQB under the symbol “KEYP” and has very limited trading. The closing price for our Common Stock on the OTCQB on September  19, 2012 was $1.20 per share.

The selling stockholders, and any broker-dealer executing sell orders on behalf of the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE “RISK FACTORS” BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is SEPTEMBER 25, 2012.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus the “Company,” “we,” “us,” and “our” refer to KEYUAN PETROCHEMICALS, INC., a Nevada corporation and its subsidiaries, after giving effect to the Share Exchange that the Company completed on April 22, 2010.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page 6 and 51, respectively. Unless the context requires otherwise, the words the “Company,” “Keyuan” “we,” “us” or “our” are references to the combined business of Keyuan Petrochemicals, Inc. and its consolidated subsidiaries.  References to “Keyuan International” are references to our wholly-owned subsidiary, Keyuan International Group Limited”; references to “Keyuan HK” are references to our wholly-owned subsidiary, Keyuan Group Limited; references to “Ningbo Keyuan” are references to our wholly-owned subsidiary, Ningbo Keyuan Plastics Co.,Ltd.; references to “Ningbo Keyuan Petrochemicals” are to our wholly-owned subsidiary, Ningbo Keyuan Petrochemicals Co., Ltd, references to “Keyuan Synthetic Rubbers” are references to our wholly-owned subsidiary, Ningbo Keyuan Synthetic Rubbers Co., Ltd; references to “Guangxi Keyuan” are references to our wholly-owned subsidiary Guangxi Keyuan New Materials Co., Ltd. References to “China” or “PRC” are references to the People’s Republic of China.  References to “RMB” are to Renminbi, the legal currency of China, and all references to “$” and dollar are to the U.S. dollar, the legal currency of the United States. All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us.  Such statements should not be unduly relied upon.  When used in this report, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in China, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing.  These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions.  There are important factors that could cause actual results to vary materially from those described in this report as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; Securities and Exchange Commission (the “SEC”) regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future.  Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

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Our Company

Prior to the consummation of the share exchange transaction described below, we were a shell company with nominal operations and nominal assets. Currently, we are a holding company operating through our wholly-owned subsidiaries, Ningbo Keyuan, Ningbo Keyuan Petrochemicals and Keyuan Synthetic Rubbers, located in Ningbo, China and Guangxi Keyuan New Materials located in Guangxi, China. We are a manufacturer and supplier of various petrochemical products in China. Through Ningbo Keyuan and Ningbo Keyuan Petrochemicals, our operations include (i) an annual petrochemical manufacturing capacity of 720,000 metric tons (MT) of a variety of petrochemical products, (ii) facilities for the storage and loading of raw materials and finished goods, (iii) a manufacturing technology that can support our manufacturing process with relatively low raw material costs and high utilization and yields, all of which are led by a management team consisting of petrochemical experts with proven track records from some of China’s largest state-owned enterprises in the petrochemical industry.

Due to China’s growing demand for refined petrochemical products, we expanded our annual production capacity from 550,000 MT to 720,000 MT in April 2011. We also completed the construction of a Styrene-Butadience-Styrene (the “SBS”) production facility with an annual production capacity of 70,000 MT in September 2011.  One SBS production line began commercial production in December 2011 and the second line began commercial production in August, 2012. In addition, we plan to complete an additional storage capacity, a raw material pre-treatment facility and an asphalt production facility by the end of 2012. However, management is currently evaluating the effectiveness and feasibility of the entire manufacturing capacity expansion strategy considering the long-term development and the industry environment and the timetable may be adjusted based on the evaluation results.

In January 2012, we signed a cooperation agreement with Fangchenggang City to build a new petrochemicals production facility, Guangxi Keyuan New Materials Industrial Park, in Guangxi Province. The total investment amount to construct this new production facility is RMB 12.8 billion (approximately USD $2.02 billion). We commenced  pre-construction in February 2012, and plan to finish the initial stage of construction and begin operation by the end of 2013 (the “Guangxi Project”). However, the timeline is subject to revision pending the status of project financing. This new production facility, as a part of our expansion plan, will improve our competitive position by extending and expanding our supply chain and manufacturing base. Once the facility is fully operational, it is expected to have annual production capacity of 400,000 metric tons of Acrylonitrile Butadiene Styrene (the “ABS”). We plan to fund the construction and operation of the new production facility through financings. According to the cooperation agreement, the government of Fangchenggang City will be responsible to provide land use right for the facility.

In order to expand our facility, we need to acquire use rights of additional land. In China, the government is responsible for overall land planning and they will often select a target company to maximize the benefits of land use for a particular area. In China, a land bidding process is a necessary legal proceeding to acquire the land use rights. We submitted our application to the local government for a land bidding process for land use rights for approximately 1.2 million square feet of land adjacent to our current Ningbo production facility which was slated on July 13, 2010. We were the only bidder in this process because the land is well integrated with our existing site. The bidding process was completed on August 13, 2010 and we entered into land use right transfer agreements with the local government on August 18, 2010.

(1)	Organization

Keyuan Petrochemicals, Inc. (“Company” or “the Company”, formerly known as “Silver Pearl Enterprises, Inc.”, together with its subsidiaries, herein referred to as “we” “us” and “our”) was incorporated in the State of Texas on May 4, 2004.

On April 22, 2010, the Company entered into a share exchange agreement (the “Exchange Agreement”) with Keyuan International Group Limited (“Keyuan International”), a privately held investment holding company organized on June 11, 2009 under the laws of the British Virgin Islands, Delight Reward Limited (“Delight Reward”), the sole stockholder of Keyuan International and Denise D. Smith (“Smith”), the Company’s former principal stockholder. Pursuant to the terms of the Exchange Agreement, Delight Reward transferred to the Company all of its shares of Keyuan International in exchange for 47,658 shares of the Company’s Series M convertible preferred stock (the “Share Exchange”). On an “as converted” basis, the Series M convertible preferred stock represented approximately 95% of the Company’s outstanding common stock right after the Share Exchange.  The Series M convertible preferred stock voted with the common stock on an “as converted basis” and was converted into 47,658,000 shares of the Company’s common stock on December 28, 2010.

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As a result of the Share Exchange, Keyuan International became a wholly-owned subsidiary of the Company and Delight Reward became the controlling stockholder of the Company. The Share Exchange was accounted for as a reverse acquisition and recapitalization whereby Keyuan International is deemed to be the accounting acquirer (and the legal acquire).  The common stock of the Company continues post the Share Exchange, while the retained deficit of the Company was eliminated as the historical operations are deemed to be those of Keyuan International.

On May 12, 2010, the Company formed a corporation under the laws of the State of Nevada called Keyuan Petrochemicals, Inc. and on the same day, acquired 100% of the entity’s stock for cash. As such, the entity became the Company’s wholly-owned subsidiary (the “Merger Subsidiary”).

Effective as of May 17, 2010, the Merger Subsidiary was merged with and into the Company. As a result of the merger, the Company’s name was changed to “Keyuan Petrochemicals, Inc.”.  Prior to the merger, the Merger Subsidiary had no liabilities and nominal assets and, as a result of the merger, the separate existence of the merger subsidiary ceased.  The Company is the surviving corporation in the merger and, except for the name change, there was no change in the Company’s directors, officers, capital structure or business.

On August 8, 2010, Keyuan Group Limited (“Keyuan HK”) established a wholly owned subsidiary in the People’s Republic of China (“PRC”), Ningbo Keyuan Petrochemicals Co., Ltd (“Ningbo Keyuan Petrochemicals”), which is engaged in the sale of petrochemical products in the PRC. On April 4, 2012, Guangxi Keyuan New Material Co., Ltd was incorporated in Guangxi province as a base to develop the Guangxi Project. On June 15, 2012, Ningbo Keyuan Synthetic Rubbers Co,, Ltd was incorporated as a foreign owned enterprise to engage in the sales and marketing of various petrochemical products, specifically synthetic rubbers.

(2)	History of Keyuan International before the Share Exchange

Immediately prior to the date of the Share Exchange, the Company was a shell company with no operations and a nominal amount of cash, and Keyuan International, through Keyuan Group Limited (“Keyuan HK”) and its indirect subsidiary, Ningbo Keyuan, was engaged in the manufacturing and sale of petrochemical products.

 Keyuan HK was established in Hong Kong in 2009, and is a holding company with no significant assets or operations. On April 26, 2007, Ningbo Keyuan was established as a wholly foreign owned enterprise in Ningbo, PRC by Hong Kong Keyuan PEC Investment Holdings Limited (“Hong Kong Keyuan”, 51%), Hong Kong Development Enterprise Co., Limited (“Hong Kong Development”, 26%) and Wayes International Trading Limited (“Wayes International”, 23%).  Hong Kong Keyuan was controlled by Mr. Chunfeng Tao, Hong Kong Development was controlled by Mr. Jicun Wang and Wayes International was controlled by Mr. Peijun Chen. Ningbo Keyuan had an original registered capital of USD $12,000,000. The Ningbo Foreign Trade & Economic Cooperation Bureau approved Ningbo Keyuan’s increase in its registered capital from USD$12,000,000 to USD$20,400,000 on February 27, 2009. The registered capital of Ningbo Keyuan was then increased from USD $20,400,000 to USD$50,400,000 and a new Certificate of Approval was issued by the Ningbo Foreign Trade & Economic Cooperation Bureau on March 22, 2010.

On April 1, 2008 Ningbo Litong Petrochemical (“Ningbo Litong”) acquired 12.75% of the shares of Ningbo Keyuan from Hong Kong Keyuan on behalf of Mr. Chunfeng Tao.  On November 25, 2008 Ningbo Kewei Investments Co., Limited (“Ningbo Kewei”), a company controlled by Mr. Tao acquired 12.75% of Ningbo Keyuan from Ningbo Litong.  On June 24, 2009, Ningbo Kewei acquired 15.75% of Ningbo Keyuan from Hong Kong Keyuan through a capital increase.  On July 17, 2009, Hong Kong Keyuan acquired 28.5% shares from Ningbo Kewei.  Through these transactions Mr. Tao’s 51% ownership of Ningbo Keyuan remained unchanged.

In 2009, Apex Smart Limited, Best Castle Investments Limited, Chance Brilliant Holdings Limited, Delight Reward Limited and Keyuan International Group Limited were established in the British Virgin Island (BVI) and Keyuan HK was established in Hong Kong. Delight Reward Limited holds 100% of the equity interests of Keyuan International Group Limited which holds 100% of the equity interests of Keyuan HK. Delight Reward Limited is owned by:

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●
Apex Smart Limited (45.6132%), which was 100% held by Stewart Shiang Lor and subsequently by Mr. Brian Pak-Lun Mok and subsequently by Mr. Chunfeng Tao, who exercised his options to acquire ownership from Mr. Mok.  The transfer of ownership from Mr. Mok to Mr. Tao is currently being processed and should be completed shortly.

●	Best Castle Investments Limited (23.2523%), which was 100% held by Mr. O. Wing Po and subsequently by Mr. Jicun Wang.

●	Chance Brilliant Holdings Limited (20.5694%), which was 100% held by Mr. Lo Kan Kwan and subsequently by Mr. Peijun Chen.

●	Harvest Point Limited (5.3896%), which was 100% held by Mr. Brian Pak-Lun Mok and subsequently by Ms. Muxia Duan.

●	Strategic Synergy Limited (5.1755%), which was 100% held by Mr. Brian Pak-Lun Mok and subsequently Mr. Mok transferred one third of the ownership to Mr. Xin Yue.

On November 16, 2009 Keyuan HK acquired 100% of Ningbo Keyuan from Hong Kong Keyuan, HongKong Development and Wayes International.  Mr. Brian Pak-Lun Mok, Mr. O. Wing Po and Mr. Lo Kan Kwan also agreed to support Mr. Chunfeng Tao, Mr. Jicun Wang and Mr. Peijun Chen respectively to retain their controls in Delight Reward Limited and its subsidiaries. The reorganization is considered as restructuring under common control and Mr. Chunfeng Tao, Mr. Jicun Wang and Mr. Peijun Chen remained as the controlling parties.

On April 2, 2010, Mr. Brian Pak-Lun Mok, Mr. O. Wing Po, and Mr. Lo Kan Kwan, who indirectly held 100% of the equity interests in Delight Reward Limited, entered into certain share transfer agreements with Mr. Chunfeng Tao, Mr.  Jicun Wang, Mr.  Peijun Chen and Mr.  Xin Yue, pursuant to which each of these persons agreed to transfer all of its interests in Apex Smart Limited, Best Castle Investments Limited and Chance Brilliant Holdings Limited, Harvest Point Limited and Strategic Synergy Limited (collectively the “BVI Holding Companies”),  to Mr. Chunfeng Tao, Mr.  Jicun Wang, Mr. Peijun Chen and Mr. Xin Yue respectively, subject to achievement of certain performance targets of Ningbo Keyuan.  The performance targets are the Company achieving: at least $39 million of gross revenue for the three months commencing from July 2010 to September 2010; at least $40 million of gross revenue for the three months commencing from October 2010 to December 2010; and, at least $41 million of gross revenue for the three months commencing from January 2011 to March 2011.

Pursuant to the share transfer agreements, (i) Mr. Brian Pak-Lun Mok granted Mr.Chunfeng Tao an option to acquire 100% of the equity of Apex Smart Limited in three installments provided that certain performance targets are met; (ii) Mr. O. Wing Po granted Mr.  Jicun Wang an option to acquire 100% of the Best Castle Investments Limited in three installments provided that certain performance targets are met; (iii) Mr. Lo Kan Kwan granted Mr.  Peijun Chen an option to acquire 100% of the equity of Chance Brilliant Holdings Limited in three installments provided that  certain performance targets are met; (iv) Mr. Brian Pak-Lun Mok granted Mr.  Xin Yue an option to acquire 100% of the equity of Harvest Point Limited in three installments provided that certain performance targets are met; and (v) Mr. Brian Pak-Lun Mok granted Mr. Xin Yue an option to acquire 100% of the equity of Strategic Synergy Limited in three installments provided the performance targets are met ( the share transfer agreements are herein referred as “Slow Walk Agreement(s)” or “Slow Walk”. Options are herein sometimes referred as “Slow Walk Option(s)”).

(d)  Current Shareholding Structure of the Company

On November 4, 2010, the Company exercised its conversion rights under the terms of the Series A Preferred Stock to convert all of outstanding shares of its Series A 6% Cumulative Convertible Preferred Stock into a total of 6,132,032 shares of Common Stock, $0.001 par value per share. As a result, following the conversion, all 6,132,032 shares of Series A Preferred Stock that had been outstanding were cancelled and were automatically converted, without any delivery of conversion notice required on the part of the holders of Series A preferred stock.

On November 15, 2010, one-third of the Slow Walk Options were exercised after the first performance target was met.

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On December 28, 2010, the Company exercised its mandatory conversion rights under the terms of the Series M preferred stock to convert all of outstanding shares of its Series M preferred stock into a total of 47,658,000 shares of Common Stock, $0.001 par value per share, all of which are held by Delight Reward Limited.

On April 29, 2011, Harvest Point Limited transferred 1,028 shares of Delight Reward Limited’s stock to Strategic Synergy Limited, changing their ownership of Delight Reward Limited’s stock to 3.334% and 7.232% respectively. On the same day, Mr. Brian Pak-Lun Mok and Mr. Xin Yue transferred 33,333 shares and 16,667 shares of Harvest Point Limited, respectively, to Ms. Muxia Duan thus transferred 100% ownership of Harvest Point Limited to Ms. Muxia Duan.

After the second and third performance targets of Slow Walk Agreements were met, Mr. Peijun Chen and Mr. Jicun Wang exercised their remaining two-thirds of the Slow Walk Options on February 15, 2012. On March 30, 2012, Mr. Chunfeng Tao exercised his remaining two thirds of the Slow Walk Options and the transfer of the shares of Apex Smart Limited from Mr. Brian Pak-Lun Mok to Mr. Chunfeng Tao is currently being processed. As the date hereof, Mr. Xin Yue has not exercised his remaining two-thirds of the Slow Walk Options.

As a result, the shareholding structure following the restructuring is as follows:

(e) Independent Investigation and Nasdaq Delisting Decision

During the process of preparing the Company’s Annual Report on Form 10-K for the year ending December 31, 2010,  on or about March 24, 2011, KPMG, the Company’s former independent auditor, raised certain issues primarily  relating to unexplained issues regarding certain cash transactions and recorded sales and requested that the Audit Committee conduct an independent investigation. Based on the issues raised by KPMG, on March 31, 2011, our Audit Committee elected to commence an independent investigation of the issues raised and engaged the services of independent counsel, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), which in turn engaged Deloitte Financial Advisory Services LLP (“Deloitte”), as independent forensic accountants, and King & Wood, as Audit Committee counsel in the People’s Republic of China (Pillsbury, Deloitte and King & Wood are collectively referred herein as “Investigation Team”).

On September 28, 2011, the Investigation Team completed the investigation.  On October 3, 2011, the Company provided the Nasdaq Hearings Panel with a copy of the final investigation report along with a comprehensive list of remedial actions the Company has taken and is committed to taking to remediate the accounting and internal control issues. On October 5, 2011, the Company was notified that the Nasdaq Hearings Panel exercised its discretionary authority pursuant to NASDAQ Listing Rule 5101 to delist the Company’s securities from the Nasdaq Stock Market. As a result, the Company’s shares resumed trading in the pink sheets under the ticker symbol KEYP.PK beginning October 7, 2011. The Company’s common stock is currently traded on OTCQBunder the symbol KEYP.

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(f) Financings

April – May 2010 Private Placement

Following the Share Exchange, we entered into a securities purchase agreement with 122 accredited investors for the issuance and sale of 748,704 Units  at a purchase price of $35 per unit, for aggregate gross proceeds of approximately $26,204,640   consisting of, in the aggregate, (a) 6,738,336 shares of Series A convertible preferred stock, par value $0.001 per share convertible into the same number of shares of Common Stock, (b) 748,704 shares of Common Stock, (c) three-year Series A Warrants to purchase up to 748,704 shares of Common Stock, at an exercise price of $4.50 per, and (d) three-year Series B Warrants to purchase up to 748,704 shares of Common Stock, at an exercise price of $5.25 per share (the “April-May 2010 Private Placement”).

In connection with the April-May 2010 Private Placement, we also entered into a registration rights agreement  with the investors, in which we agreed to file a registration statement  with the SEC to register for resale of the Common Stock, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares issued in the financing, within 30 calendar days of April 22, 2010 and to have such registration statement declared effective within 150 calendar days of April 22, 2010 or within 180 calendar days of April 22, 2010 in the event of a full review of the registration statement by the SEC. If we can not comply with the foregoing obligations under the registration rights agreement, we will be required to pay liquidated damages in cash to each investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Accordingly, we filed a registration statement on Form S-1 in connection with the April-May 2010 private placement transaction. Amendment No. 4 to such Form S-1 which we filed on October 15, 2010 was declared effective on October 19, 2010. However, because of the delinquency of the Company’s annual report on Form 10-K for fiscal year ended December 31, 2010 and interim reports on Form 10-Q for three months ended March 31, 2011 and June 30, 2011 respectively, as of October 14, 2011, the Amendment No. 4 to such Form S-1 is no longer effective. As a result, we began to accrue penalties pursuant to the terms of the registration rights agreement in April, 2011.

Pursuant to the terms of the securities purchase agreement and the terms of the Certificate of Designation of Series A preferred stock, we exercised our conversion rights to convert all of the outstanding Series A preferred stock into a total of 6,132,032 shares of Common Stock. As a result of the conversation, since November 4, 2010, we have no longer incurred the Series A dividends, payable quarterly, at the rate of 6% per annum for each outstanding share.

September 2010 Private Placement

On September 28, 2010, we closed an offering for $20,250,000 consisting of  a total of 540,001 units at a purchase price of $37.50 per unit, each unit consisting of, (a) ten (10) shares of Series B convertible preferred stock of the Company, (b) one and a half (1.5) three year Series C warrants  to purchase one  and a half (1.5) shares of Common Stock, at an exercise price of $4.50 per share, and (c) one and a half (1.5) three year Series D warrants  to purchase one and a half (1.5) shares of Common Stock, at an exercise price of $5.25 per share (the “ September 2010 Private Placement”) in reliance upon the exemption from securities registration afforded by Regulation S as promulgated under the Securities Act of 1933.

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In connection with the September 2010 Private Placement, we also entered into a Registration Rights Agreement with the investors, in which we agreed to file a registration statement  with the Commission to register for resale the Common Stock issuable upon conversion of the Series B Preferred Stock, the Series C Warrant Shares and the Series D Warrant Shares, within 30 calendar days of October 19, 2010 and to have the registration statement declared effective within 150 calendar days of October 19, 2010 or within 180 calendar days of October 19, 2010 in the event of a full review of the registration statement by the Commission. If we do not comply with the foregoing obligations under the registration rights agreement, we will be required to pay cash liquidated damages to each Series B Investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Company is not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Accordingly, we filed a registration statement on Form S-1 in connection with the September 2010 private placement transaction. Amendment No. 2 to such Form S-1, which we filed on January 14, 2011, was declared effective on January 19, 2011. However, because of the delinquency of the Company’s annual report on Form 10-K for fiscal year ended December 31, 2010 and interim reports on Forms 10-Q for three months ended March 31, 2011 and June 30, 2011 respectively, as of October 14, 2011, Amendment No. 2 to such Form S-1 is no longer effective. As a result, we began to accrue penalties pursuant to the terms of the registration rights agreement in April, 2011.

Mandatory Conversion of Series M Preferred Stock

On December 28, 2010, we exercised our mandatory conversion rights under the terms of the Series M preferred stock to convert all of the outstanding shares of the Series M preferred stock into a total of 47,658,000 shares of Common Stock, $0.001 par value per share. As a result, following the conversion, all 47,658 shares of Series M preferred stock that had been outstanding were cancelled and were automatically converted, without any delivery of conversion notice required on the part of the holders of Series M Preferred Stock.

Stock Repurchase Program

On September 17, 2012, our Board of Directors authorized the repurchase of $2 million of its stock up to $1.50 per share. We are  currently communicating with several candidate brokers to design and execute the stock repurchase program for us.

Principal Executive Office

Our principal executive offices are located at Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, China 315803, Tel: (86) 574-8623-2955.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risks associated with our business.  For more discussion of these and other risk factors affecting us and our business, see the “Risk Factors” section beginning on page 11 of this prospectus.

The Offering

Common Stock being offered by Selling Stockholders	Up to 14,449,640 shares(1)

Common Stock outstanding	62,979,500 shares as of the date of this Prospectus

Common Stock outstanding after the Offering	62,979,500 (2)

Use of Proceeds
We will not receive any proceeds from the sale of shares by the Selling Stockholders, although we may receive additional proceeds of up to $20,121,743 if all of the Warrants are exercised for cash. We will not receive any additional proceeds to the extent that the Warrants are exercised by cashless exercise.

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Trading Symbol	KEYP

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 11.

(1)
This prospectus relates to the resale by the Selling Stockholders of up to 14,449,640 shares of our Common Stock, including 4,720,182 shares of our Common Stock that are currently issued and outstanding, 5,333,340 shares of our Common Stock underlying Series B preferred stock, $0.001 par value (the “Series B Preferred Stock”), and 4,396,118 shares of our Common Stock issuable upon exercise of warrants (the “Warrant Shares”). The Warrant Shares are comprised of (i) 747,554 shares of Common Stock issuable upon exercise of Series A Warrants to purchase our Common Stock, (ii) 748,204 shares of Common Stock issuable upon exercise of Series B Warrants to purchase our Common Stock ,  (iii) 718,755 shares of Common Stock issuable upon exercise of Placement Agent Warrants, Placement Agent Series A Warrants and Placement Agent Series B Warrants  to purchase our Common Stock issued to TriPoint Global Equities, LLC , as placement agent in connection with the April-May 2010 Private Placement. Syndicated Capital, Inc., Brill Securities, Meyers Associates LP also served as sub-placement agents in connection with the Private Placement and received the shares they are offering for resale in this prospectus as placement agent compensation in connection with the Private Placement, (iv) 810,002 shares of Common Stock issuable upon exercise of Series C Warrants, (v) 810,002 shares of Common Stock issuable upon exercise of Series D Warrants, (vi) 561,601 shares of Common Stock issuable upon exercise of Placement Agent Warrants  to purchase our Common Stock issued to TriPoint Global Equities, LLC , as placement agent in connection with the September 2010 Private Placement. The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders.

(2)	Assumes issuance of all Conversion Shares and Warrant Shares.

Summary Financial Information

The following summary financial data for the fiscal years ended December 31, 2011 and 2010, were derived from the consolidated financial statements. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 124 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

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Statement of Operations Data:

	For the Years Ended December 31,		For the Quarter ended June 30,	For the Six Months Ended June 30,
	2011	2010	2012	2012

Sales	$626,684,917	$558,752,069	$184,425,717	$367,750,405
Cost of sales	604,669,534	490,923,433	178,005,456	351,857,165
Gross profit (loss)	22,015,383	67,828,636	6,420,261	15,893,240

Operating expenses
Selling expenses	1,240,709	623,652	388,217	641,123
General and administrative expenses	17,858,807	9,517,814	2,656,620	5,266,815
Total operating expenses	19,099,516	10,141,466	3,044,837	5,907,938

Income (loss) from operations	2,915,867	57,687,170	3,375,424	9,985,302

Other income (expenses):
Interest Income	4,320,393	556,159	1,882,812	2,822,046

Interest Expense	(15,796,772)	(9,945,389)	(2,930,281)	(7,308,982)
Foreign Exchange gain (loss), net	3,661,599	2,711,984	(542,352)	(364,518)
Liquidated damages expenses	(2,493,326)

Other income(expenses), netOther income (expense),netOther income (expense),net	3,102,661	(396,797)	(147,022)	(217,039)
Total other expenses	(7,205,445)	7,074,043	(1,442,799)	(5,068,493)

Income (loss) before income tax	(4,289,578)	(50,613,127)	1,932,625	4,916,809
Income tax expense (benefit)	2,851,718	(13,492,704)	870,277	2,009,469
Net Income (loss)	(7,141,296)	(37,120,423)	1,062,348	2,907,340
Other comprehensive income
Foreign currency translation adjustment	3,235,395	2,247,635	130,680	708,091

Comprehensive income (loss)	$(3,905,901)	$39,368,058	$1,193,028	$3,615,431

Basic earnings (loss) per common share	$(0.14)	0.71	$0.02	$0.05
Diluted earnings (loss) per common share	$(0.14)	$0.66	$0.02	$0.05

Weighted average number of common shares
outstanding
Basic	57,585,040	50,929,526	57,646,160	57,646,160
Diluted	57,585,040	56,057,994	62,979,500	62,979,500

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Balance Sheet Data:

	As of December 31, 2011	As of December 31, 2010	As of June 30, 2012

Cash	$7,325,017	$29,336,241	$9,879,169
Pledged bank deposits	156,318,066	98,053,146	239,816,494
Bills receivable	1,574,000	9,194,513	3,309,663

Inventories	38,945,968	86,831,556	73,048,249
Prepayments to suppliers	15,781,294	14,071,219	44,507,626

Property and equipment, net	190,867,621	129,781,304	209,768,917
Total assets	529,843,840	452,968,948	766,485,188
Accounts payable	97,588,137	92,225,936	79,936,476
Bills payable	63,550,250	60,224,900	111,267,000
Short term bank borrowings	225,969,421	135,768,634	393,534,612
Total liabilities	444,146,539	360,569,003	676,419,385
Stockholders’ equity	69,245,749	75,698,380	73,614,251

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RISK FACTORS

 THE FOLLOWING MATTERS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, LIQUIDITY, RESULTS OF OPERATIONS OR PROSPECTS, FINANCIAL OR OTHERWISE. REFERENCE TO THIS CAUTIONARY STATEMENT IN THE CONTEXT OF A FORWARD-LOOKING STATEMENT OR STATEMENTS SHALL BE DEEMED TO BE A STATEMENT THAT ANY ONE OR MORE OF THE FOLLOWING FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENT OR STATEMENTS.

Risks Related to Our Business

Our limited operating history makes evaluation of our business difficult.

We have a limited operating history and have encountered and expect to continue to encounter many of the difficulties and uncertainties often faced by early stage companies. Our limited operating history makes it difficult to evaluate our future prospects, including our ability to develop a wide customer and distribution network for our services, to expand our operations to include additional services and to control raw material costs, all of which are critical to our success. An investor must consider our business and our prospects in light of the risks, uncertainties and difficulties common to early stage companies. We may encounter unanticipated problems, expenses and delays in developing and marketing our services and securing additional blending and storage facilities. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

Key employees are essential to growing our business.

Mr.Chunfeng Tao, Mr. Jingtao Ma, Mr. Shifa Wang, and Mr. Mingliang Liu are essential to our ability to continue to grow our business. They have established relationships with customers and suppliers within the industries in which we operate. If one or more of these key employees were to leave us, our relationships with our customers and suppliers may become strained, and our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, although we are located in an area with a good supply of skilled labor, we still face competition from other companies located in the same area for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We continue to be dependent on bank loans and other short term financing in order to fund our purchases of raw materials.

In order to operate our business efficiently, we rely on short term bank financing to fund the purchase of raw materials.  As of June 30, 2012, we had approximately RMB2483 million (approximately USD $394 million) of short term debt, RMB100 million (USD $16  million) in current portion of long-term debt, and lines of credit from 9  banks.   Typically, the term for a short term bank loan is one year while a long term bank loan has a term of three or four years. Bank loans are renewable at the banks’ option. In 2011, we paid back approximately RMB1,119 million (USD $171 million) and borrowed approximately RMB1,653 million (USD $258 million) in the form of short terms loans. During the six months ended June 30, 2012, we paid back approximately RMB 1,848  million (USD $291 million) and borrowed approximately RMB  2,908 million (USD $458 million) in the form of short term loans. If one or more of these banks were to revoke their line of credit or fail to renew such line of credit when it is due, we would be unable to continue to purchase raw materials in the amounts necessary to continue production at our current capacity.

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We need additional capital to expand our manufacturing facility and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our ability to increase our production capacity and expand our business.

We are working to expand our manufacturing capacity to include additional storage capacity, a raw material pre-treatment facility, an asphalt production facility and an ABS production facility. The estimated cost of the additional storage capacity, raw material pretreatment facility and asphalt production facility (excluding land costs) is approximately $70 million, including $20 million for facility construction, $40 million for new equipment, and $10 million for working capital.  We are currently estimating the cost for the ABS production facility. We plan to fund these expansions through short-term borrowings, cash from operations and potential equity financing. However, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including, but not limited to:

•	investors’ perception of, and demand for, securities of petrochemical manufacturing and supply companies;
•	conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	our future results of operations, financial condition and cash flow;
•	PRC governmental regulation of foreign investment in petrochemical manufacturing companies in China;
•	economic, political and other conditions in China; and
•	PRC governmental policies relating to foreign currency borrowings

Our operations may be adversely affected by the cyclical nature of the petroleum and petrochemical market and by the volatility of prices of our raw materials and petrochemical products.

All of our revenues are attributable to petrochemical products, which have historically been cyclical and sensitive to the availability and price of raw materials and general economic conditions. Markets for many of our products are sensitive to changes in industry capacity and output levels, cyclical changes in regional and global economic conditions, the price and availability of substitute products and changes in consumer demand, which from time to time have had a significant impact on product prices in the regional and global markets. Historically, the markets for these products have experienced alternating periods of tight supply, causing prices and margins to increase, followed by periods of capacity additions, finally resulting in oversupply and declining prices and margins. As tariffs and other import restrictions are reduced and the control of product pricing is relaxed in China, the markets for many of our products have become increasingly subject to the cyclicality of regional and global markets. Raw material costs accounted for more than 90% of our Cost of Goods Sold. Volatility of raw material costs could have significant negative impact on our profitability.

Our operation may be interrupted by weather conditions and power shutdowns and our operating results may therefore be adversely affected

Our operating results depend largely on the uninterrupted operation of our business. Our facilities are located at Beilun, Ningbo, China, by the east coast. Severe weather conditions and natural disasters, such as hurricanes, storms, floods, and other severe weather events could disrupt our operations. Additionally, we are located in an industrial park where the infrastructure such as the electricity grid is in need of periodic upgrade. Disruptions to our operations due to natural conditions discussed above and/or mandatory power shutdowns due to the periodic electricity grid upgrades could significantly affect our ability to manufacture and/or sell products, which would result in a substantial loss of sales and revenues and substantial harm to our operating results.

Our manufacturing processes could expose us to substantial product liability claims which may negatively impact our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which may negatively impact our profitability.

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In the past several years we have derived a significant portion of our revenues from a small group of customers and we have purchased raw material from a small group of suppliers. If we are to remain dependent upon only a few customers and a few raw material suppliers, such dependency could negatively impact our business, operating results and financial condition.

For the year ended December 31, 2011, our five largest customers accounted for 44% of our total sales. For the six months ended June 30, 2012, our five largest customers accounted for 36% of our total sales. As our customer base may change from year-to-year, during such years that the customer base is comparatively highly concentrated, the loss of, or reduction of our sales to, any of such major customers could have a material adverse effect on our business, operating results and financial condition.

For the year ended December 31, 2011, our three largest suppliers accounted for 76% of our total raw material purchases. For the six months ended June 30, 2012,  our  three largest suppliers accounted for 80% of our total raw material purchases. As our supplier base may change from year-to-year, during such years that the supplier base is highly concentrated, the loss of, or reduction of our raw material supply from, any of such major suppliers could have a material adverse effect on our business, operating results and financial condition.

We may be exposed to risks relating to our disclosure controls and our internal controls and may need to incur significant costs to comply with applicable requirements.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

During the process of preparing the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, on or about March 24, 2011,  KPMG, the Company’s prior independent auditor, raised certain issues primarily  relating to the unexplained issues regarding certain cash transactions and recorded sales  and requested that the Audit Committee conduct an independent investigation. Based on the issues raised by KPMG, on March 31, 2011, our Audit Committee elected to commence an independent Investigation of the issues raised and engaged the services of the Investigation Team. Following the Investigation, the Audit Committee identified, among other issues, inadequate disclosure and issues regarding internal control and procedures.  In order to improve corporate governance and enhance internal controls, management and our Board of Directors are committed to fully adopting and implementing the recommendations of the Audit Committee in addition to all of the corrective actions the Company has taken to date. For more details of the corrective actions, please refer to Item 9A Controls and Procedures in our Form 10-K for the year ended December 31, 2011.

Notwithstanding the foregoing corrective actions, we cannot currently ensure that our controls and procedures will be effective at any time in the immediate future.  Moreover, in order to improve our controls and procedures we anticipate that we will continue to incur significant costs.  Failure to properly improve our controls and procedures could result in our failure to meet our reporting obligations, result in the restatement of our past financial statements, cause harm to our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock, all of which present significant risk to our investors.

Insurance coverage for some of our operations may be insufficient to cover losses.

The insurance industry in China is still at an early stage of its development. Insurance companies in China offer limited business insurance products or offer them at a high price. We do not maintain insurance coverage for various risks, including environmental claims. A significant uninsured claim against us would have a material adverse effect on our financial position and results of operations.

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Failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations that require us to obtain environmental permits for our operations. We have obtained relevant environmental licenses or approvals to conduct the manufacturing of petrochemical products in our operating subsidiary Ningbo Keyuan. If we fail to obtain all required environmental permits for our operations, or comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our operations. We are required to comply with extensive and complex environmental laws and regulations at various levels in the PRC relating to, among other things:

•	the handling of petrochemical products;
•	the operation of petrochemical product storage facilities;
•	workplace safety;
•	environmental damage; and
•	hazardous waste disposal.

If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of environmental laws or regulations, we could be subject to liabilities that could have a material adverse effect on our business, financial condition and results of operations. If we should fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability. Our facilities passed inspection by the Ningbo City environmental protection authorities after the completion of construction. However, we cannot assure you that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits.

Our failure to protect our technologies could have a negative impact on our business.

Our manufacturing technologies and process, which have or have not been patented or registered as our property, are key components of our competitive advantage and our growth strategy. On January 25, 2011 we received approval for a patent related to the Company's proprietary production process, called MEP (Multiple Ethylene Propylene). MEP is an exclusive and leading technology used in Keyuan's existing production process. The utility model patent received, #ZL-2010-2-0191523.6, applies to a processing technology used in the production of ethylene and propylene. We also rely on confidentiality and license agreements with certain of our employees, customers and others to protect the confidentiality of our technologies. If we are unable to adequately protect the confidentiality of these technologies, our business, results of operations, financial condition and prospects could be materially and adversely affected.

We incur increased costs as a result of being a public company.

Though we are currently a smaller reporting company (market cap less than $75,000,000), we have incurred significant legal, accounting and other expenses that we did not incur as a private company. Additionally, from April 2011 to December 2011, we have incurred approximately $5,800,000 in connection with the Independent Investigation commenced by our Audit Committee at the request of our former auditor KPMG. We may continue to incur costs for the various corrective actions we are taking and committed to taking to improve our internal controls and procedures, as well as corporate governance. Furthermore, if the Company’s market cap exceeds $75 million, we will be subject to the requirements of the Sarbanes-Oxley Act Section 404.  In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these rules and regulations, along with the corrective actions to improve our controls and procedures, to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Additionally, if we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

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We may be subject to penalties or fines from the Chinese government as a result of possible violations of PRC laws or regulations

Our management and our Board of Directors have reviewed our past practices and have been advised that several of these practices may result in possible violation of PRC laws or regulations. Specifically, a) we maintained an off-balance account to pay service providers who were not able to issue formal invoices, to distribute cash bonus to our key employees and officers, to pay rental for certain officers’ dormitories whose residences are far from our factory, etc. However, we are advised that such practices may result in violation of PRC laws.  As a result, we ceased the use of such off-balance account in April 2011 and have recorded, and will record, all transactions in that account into our financial statement in  the relevant annual report and interim report.  b) In September 2010, we adopted a numbering system to bar scan our products to avoid any misrepresentation of the nature of our products.   In the past we sometimes accommodated requests from our customers to change the name of products so that our customers could save on freight costs. c) in the past, in order to overcome the restrictions regarding the use of certain bank loans or to satisfy the banks’ internal requirements to demonstrate the usage of the loans, we engaged with certain related and other parties in short term financings.  Though we are current on our loan payments and as a general rule, the risk of prosecution and or civil liabilities is diminished if the loans have been repaid; we are advised that such practices may have been in violation of PRC banking laws. d) in 2010,  RMB 21 million was transferred by Ningbo Keyuan to one of its employees with no collateral or written agreement. The RMB 21 million was subsequently returned by the employee. The funds were used by the employee to assist an investor in the September 2010 Private Placement, in converting RMB to U.S. dollars. However, such action may violate PRC foreign exchange laws and regulations. If Ningbo Keyuan is held responsible for any such violation conducted by the employee and the investor, Ningbo Keyuan may be subject to penalties. Though we have discontinued the above mentioned practices, Ningbo Keyuan may be in violation of PRC laws or regulations due to our past practices.  Additionally, Ningbo Keyuan discounted and continues to discount bank notes in order to use its effective credit lines to finance our growth. Though Ningbo Keyuan is current on its loan payments and we have been advised by our PRC counsel that as long as payments to bank loans are current, the chance that Ningbo Keyuan will be subject to a final, penalty or civil liability because of discounting bank notes is remote, there is a risk that such practice may be a potential violation of PRC banking laws. Therefore, we cannot assure you that we may not be subject to penalties or fines from the Chinese regulators if they decide to proceed against us and we cannot assure you that there will be no other violation of any current PRC laws or regulations identified by the relevant government regulators in the future.

We may face litigation and/or regulatory action as a result of recent events.

In November 2011, The Rosen Law Firm filed a class action law suit against us. We believe there is no basis to the law suit and intend to defend the law suit vigorously. Moreover, as a result of recent events, including but not limited to the delisting of our stock from the NASDAQ, our failure to file periodic reports as they are due for approximately six months and our failure to comply with certain registration requirements related to common shares underlying our preferred stock and warrants, we may become subject to litigation from shareholders and other investors.  Additionally, we may also become subject to regulatory enforcement actions in either the U.S. and/or China. On September 11, 2012, we received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission ( the “Commission”) stating that the Staff intends to recommend that the Commission bring a civil injunctive action against the Company, alleging that the Company violated certain U.S. securities law. Though a  Wells Notice by the Staff is neither a formal allegation of wrongdoing nor a determination of wrongdoing, it  indicates that the Commission has determined it may bring a civil action and provides the Company with an opportunity to provide the Commission with information as to why such action should not be brought. We cannot predict the outome of the matter with the Commission, including whether a lawsuit will be filled or the term of any settlement that may be reached. At this time, the company does not expect the notice to materially interfere with its day to day operating business. If we are forced to defend either a civil law suit brought by outside shareholders or investors and/or a regulatory action, we will be required to expend significant additional funds that could otherwise be utilized for business purposes.  Additionally, defense of such claims will result in management expending additional time and focus in connection with such defense that may materially impact its ability to effectively run our business .

Risks Relating to Regulation of Our Business

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and our ownership of the equity interests in our PRC subsidiaries, both of which are wholly foreign owned enterprise under the PRC laws. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

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The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our PRC subsidiaries will be subject to restrictions on dividend payments.

We conduct all of our business through our consolidated subsidiaries incorporated in the PRC. We rely on dividends paid by these consolidated subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in the PRC is subject to limitations.  Current regulations in the PRC would permit the PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiaries will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if the PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Under U.S. GAAP (Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 740-30), no deferred tax expense is required to be recorded on the earnings of foreign subsidiaries when the parent company establishes that the earnings will be permanently reinvested outside the U.S.  If dividend payments are made by our subsidiaries to the US parent, additional U.S. tax could become due in future years.  At the time of the repatriation or investment in U.S. property, the U.S. will tax the foreign earnings as a dividend and will allow a foreign tax credit for any foreign taxes previously paid on the earnings.  To the extent that dividend payments are made by our PRC subsidiaries to our US Parent additional tax may be due.

PRC regulations on loans and direct investments by overseas holding companies in PRC entities may delay or prevent us to make overseas loans or additional capital contributions to our PRC subsidiary.

Under the PRC laws, foreign investors may make loans to their PRC subsidiaries or foreign investors may make additional capital contributions to their PRC subsidiaries. Any loans to such PRC subsidiaries are subject to the PRC regulations and foreign exchange loan registrations, i.e. loans by foreign investors to their PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange (the “SAFE”), or its local branch. Foreign investors may also decide to finance their PRC subsidiaries by means of additional capital contributions. These capital contributions must be examined and approved by the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”), or its local branch in advance.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress (the “NPC”), approved and promulgated the PRC Enterprise Income Tax Law (herein referred as the “New EIT Law”). The New EIT Law took effect on January 1, 2008. Under the New EIT Law, Foreign Investment Enterprises (“FIEs”), and domestic companies are subject to a uniform tax rate of 25%. In addition, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise” which means that we may be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.

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Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. On April 22, 2009, the State Administration of Taxation, or the SAT, issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept; and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Due to the short history of the New EIT Law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals like us.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise stockholders and with respect to gains derived by our non-PRC enterprise stockholders from transferring our shares and a 20% withholding tax is imposed on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares.. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be credited against our U.S. tax.

If we receive any dividends from our PRC subsidiaries in the future, the dividends may be subject to PRC withholding tax.

The New EIT Law and the Implementation Rules of the New EIT Law provides that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payer acting as the obligatory withholder under the New EIT Law, and therefore such income taxes are generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are an offshore holding company. Thus, if Keyuan HK is considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiaries in the PRC are considered income sourced within the PRC, such dividends may be subject to a withholding tax at a rate up to 10%.

In January 2009, the State Administration of Taxation, or SAT, promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Given these Measures, our PRC subsidiaries have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

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The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (Circular 698 that was released in December 2009 with retroactive effect from January 1, 2008.)

The Chinese State Administration of Taxation released a circular (“Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Pursuant to Circular 698, where the withholding agent does not withhold in accordance with laws or can’t perform the withholding obligation, the non-resident enterprises shall file a tax declaration with the PRC tax authority located at the place of the resident enterprise whose equity has been transferred, within seven days agree the date of the equity transfer provided under the contracts.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

There is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are no formal declarations with regard to how to decide abuse of form of organization and reasonable commercial purpose, which can be utilized by us to balance if our company complies with the Circular 698. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

Our PRC subsidiaries are obligated to withhold and pay PRC individual income tax on behalf of our employees who are subject to PRC individual income tax. If we fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, we may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

Under PRC laws, Ningbo Keyuan and Ningbo Keyuan Petrochemicals are obligated to withhold and pay individual income tax on behalf of our employees who are subject to PRC individual income tax. If any PRC subsidiary fails to withhold and/or pay such individual income tax in accordance with PRC laws, it may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws. We paid employees, senior management members and outside individual service providers cash compensation or awards totaling approximately RMB 4.8 million (approximately $709,000) in Year 2009, 2010 and first two months of 2011 without withholding individual income tax. Though we have stopped such practice and will follow any compensation recommendation from our compensation committee in the future, we may be subject to certain sanctions and other penalties and may become subject to liability under applicable tax laws in China.

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In addition, the SAT has issued several circulars concerning employee stock options. Under these circulars, our employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions

Regulations of Overseas Investments and Listings may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the China Securities Regulatory Commission (the“CSRC”), the State Asset Supervision and Administration Commission (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration for Industry and Commerce (the “SAIC”) and SAFE, amended and released the New M&A Rule, which took effect as of September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore company formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals (an “SPV”) obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

The application of the New M&A Rule with respect to overseas listings of SPVs remains unclear.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV apply to an offshore company such as us which owns equity interests in Ningbo Keyuan and Ningbo Keyuan Petrochemicals. We believe that the M&A Rules and CSRC approval are not required in the context of the share exchange under our transaction because (i) such share exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) at the time of Share Exchange, we were not an SPV formed or controlled by PRC companies or PRC individuals; (iii) Ningbo Keyuan was established as a Sino-foreign joint venture by means of direct investment rather than by merger or acquisition of an existing PRC domestic company; (iv) at the time of Share Exchange, we were owned and  controlled by foreigners; and (v) there is no clear requirement in the New M&A Rule that would require an application to be submitted to the MOFCOM or CSRC for the approval of the listing and trading of our common stock on the U.S. security market. However, we cannot be certain that the relevant PRC government agencies, including CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the share exchange circumvented the M&A Rules, the PRC Securities Law and other rules and notices.

However, through the Slow Walk Options, we are indirectly owned or substantially controlled by PRC individuals, Mr. Chunfeng Tao, Mr. Jicun Wang and Mr. Peijun Chen.  If CSRC or another PRC regulatory agency subsequently determines that CSRC’s approval is required for the transaction, we may face sanctions by CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel the transaction.

The M&A Rules, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our business development strategy.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

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In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005. SAFE has also issued implemented rules to SAFE Notice 75.  SAFE Notice 75 and its implementation rules require PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch in connection with their direct or indirect shareholding in any company outside of China referred to as an “offshore special purpose company” established for the purpose of raising funds from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle”, or SPV, refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC resident shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. Although we have requested PRC residents who, to our knowledge,  hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under the SAFE Notice 75 and other related rules, our PRC resident beneficial holders have not completed such approvals and registrations required by the SAFE regulations. We cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In March 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rules. Under these rules, PRC citizens who participate in an employee stock ownership plan or a stock option plan in an overseas publicly-listed company are required to register with SAFE or its local branch and complete certain other procedures. For participants of an employee stock ownership plan, an overseas custodian bank should be retained by the PRC agent, which could be the PRC subsidiary of such overseas publicly-listed company, to hold on trusteeship all overseas assets held by such participants under the employee share ownership plan. In the case of a stock option plan, the PRC agent is required to retain a financial institution with stock brokerage qualification at the place where the overseas publicly-listed company is listed or a qualified institution designated by the overseas publicly-listed company to handle matters in connection with the exercise or sale of stock options for the stock option plan participants. For participants who had already participated in an employee stock ownership plan or stock option plan before the date of the Stock Option Rules, the Stock Option Rules require their PRC employers or PRC agents to complete the relevant formalities within three months of the date of this rule.

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Further, a notice concerning the individual income tax on earnings from employee share options jointly issued by Ministry of Finance, or the MOF, and the State Administration of Taxation, or the SAT, and its implementing rules, provide that domestic companies that implement employee share option programs shall (a) file the employee share option plans and other relevant documents to the local tax authorities having jurisdiction over them before implementing such employee share option plans; (b) file share option exercise notices and other relevant documents with the local tax authorities having jurisdiction over them before exercise by the employees of the share options, and clarify whether the shares issuable under the employee share options mentioned in the notice are the shares of publicly listed companies; and (c) withhold taxes from the PRC employees in connection with the PRC individual income tax.

We and our PRC citizen employees who participate in the employee stock incentive plan, which we adopted in 2010, will be subject to these regulations.  We and our PRC option grantees have not completed the registrations under these regulations. We cannot assure you that we and our PRC option grantees will be able to complete the required registrations. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, which could adversely affect our business and prospects.

Failure to comply with PRC laws and regulations relating to the environmental protection and safety in production requirements in China may result in severe penalties and liabilities.

The Chinese government has been adopting increasingly stringent regulations relating to the safety and environmental protection, and our business depends upon compliance with the aforesaid regulations and requirements. We completed an as-build acceptance inspection and we obtained relevant safety production permits and approvals from a variety of government authorities upon completion of the aforesaid inspection. The as-build inspection was conducted by the local government to make sure that a company meets all the conditions for normal production. We obtained all the necessary permits and approvals including environmental protection, firefighting and safety production before our trial production and submitted the application for as-build acceptance inspection at the end of 2009. The as-build acceptance inspection needs to be conducted within 12 months after the submission of application and we received the complete set of permits and approvals from relevant government authorities on December 16, 2010. However, there is no assurance that we will obtain or renew all such permits or approvals, which are subject to our fulfillment of the standards and requirements set out by the regulatory authorities. If we fail to pass the as-build acceptance inspection or obtain required licenses, we may be subject to fines, penalties or legal proceedings. Our operations at our production facilities are subject to periodic checks by the relevant authorities in the PRC and they have the power to take action against us, impose fines, withdraw or suspend our relevant licenses or activities or impose other penalties if we fail to comply with relevant regulations, in the event of which our business operations may be adversely affected. In addition, any change in the scope or application of these laws and regulations may limit our production capacity or increase our cost of operation and could therefore have an adverse effect on our business operations, financial condition and operating results. Our failure to comply with these laws and regulations could result in fines, penalties or legal proceedings. There can be no assurance that the Chinese government will not impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures, which it may not be able to pass on to our customers.

Risks Associated With Doing Business in China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

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We derive all of our sales from China.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi depreciated approximately 0.06% against the U.S. dollar in 2009 and appreciated approximately 3.57% in 2010. Chinese Renminbi further appreciated approximately 4.86% in 2011. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

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We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Our business could be severely harmed if the Chinese government changes its policies, laws, regulations, tax structure or its current interpretations of its laws, rules and regulations, relating to our operations in China.

Our business is located in Ningbo, China and virtually all of our assets are located in China. We generate our sales revenue only from customers located in China. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,
•	changes in taxation,
•	changes in employment restrictions,
•	import duties, and
•	currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed. Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

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Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to anti-corruption and anti-bribery laws including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. Since we became a U.S. public company, we have implemented strict requirements to preclude payments to government officials and limits on the amount employees can spend on gifts and entertaining clients.  Although prior to our becoming a U.S public company we had given culturally traditional gifts to government officials during Spring Festival and other Chinese traditional holidays, we believe the amounts of such gifts are below the amounts that generally trigger criminal liability under PRC law. The gifts were not made with the intent to bribe or wrongfully influence any such officials.    However, if our employees or other agents are found to have engaged in practices that violate either U.S or PRC laws, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China has only recently permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

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PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

A Chinese employment contract law that became effective on January 1, 2008, imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to a paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future.

Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results. According to PRC labor laws, the employer shall be responsible to deal with and pay social insurances and housing funds for all of its employees based on the actual salary of the employees. In addition, as required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. There is no guarantee that we and our subsidiaries will be able to comply with the relevant requirements. Failure to comply with the various PRC Labor Laws and regulation requirements described above could result in liability under PRC law.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit, or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.  Please refer to Controls and Procedures on page 138 for additional information on this matter.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws, against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Because Chinese laws govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

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The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 26 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court room, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Pursuant to a share transfer agreement, Mr. Chunfeng Tao, our Chairman, Chief Executive Officer and President has an option, subject to certain performance targets, to purchase from Mr. Brian Pak-Lun Mok, the current sole shareholder of Apex Smart Limited (the current owner of 45.6132% of the share capital of Delight Reward Limited), up to 100% of Apex Smart Limited’s equity, which, upon exercise, would entitle Mr. Tao to own 45.6132% of the equity of Delight Reward Limited. Delight Reward Limited holds 47,658,000 shares of our common stock, representing approximately 82.60% of our common stock. Accordingly, Mr. Tao (indirectly controls approximately 37.68% of our common stock) and other insiders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. Additionally, on April 1, 2011 trading in our common stock was halted by Nasdaq and on October 5, 2011 our common stock was delisted from Nasdaq.  On October 7, 2011, our stock began trading on the Pink Sheets and is currently trading on OTCQB. It is likely that it will experience significant pressure for some time as a result of the lack of liquidity during the period in which it was halted.

These factors and the event listed above may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

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Since we became public through a “reverse merger,” the newly-issued common shares issued in connection with the “reverse merger” and the private placement are restricted shares. As a result, our common stock will continue to be very thinly traded after the reverse merger, until a considerable number of such shares are registered in an effective registration statement or become sellable under Rule 144 if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale. Therefore, securities analysts of major brokerage firms may not provide coverage of our Company since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

ITEM 4.  USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholders, although we may receive additional proceeds of up to approximately $20,124,148 if all of the Warrants are exercised for cash. We will not receive any additional proceeds to the extent that the Warrants are exercised by cashless exercise. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes. We cannot assure you however that any of the Warrants will ever be exercised.

ITEM 5.  DETERMINATION OF OFFERING PRICE

Not applicable.

ITEM 6.  DILUTION

Not applicable.

ITEM 7.  SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding, and shares of Common Stock underlying our Series A Preferred Stock and Warrants held by the Selling Stockholders identified below. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”  As of the date of this prospectus there are 57,646,160  shares of Common Stock issued and outstanding.

The following table sets forth:

●	the name of the Selling Stockholders,

●	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

●
the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Except for Hayden Communications International Inc., and Hampton Growth, each of which has been engaged by us as an investor relations firm, and TriPoint Global Equities, LLC, our financial advisor and placement agent in the Private Placement, we have not had a material relationship with any of the Selling Stockholders within the last three years.

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 Each of Hayden Communications International Inc., and Hampton Growth were issued the shares registered herein in exchange for services provided to us pursuant to separate investor relations agreements dated April 19, 2010 between us and such entities. Other than Hayden Communications International Inc., and Hampton Growth all of the Selling Stockholders named below received their shares in connection with the April-May 2010 Private Placement and September 2010 Private Placement.

We entered into a placement agent agreement with TriPoint Global on March 18, 2009 whereby we paid a cash fee to TriPoint Global equal to 6% of the gross proceeds received by us in connection with the Private Placement and we issued to TriPoint Global and its designees (i) Warrants to purchase 59,896 shares of Common Stock, (ii) Warrants to purchase 539,067 shares of Series A Preferred Stock, (iii) Series A Warrants to purchase 59,896 shares of Common Stock and (iv) Series B Warrants to purchase 59,896 shares of Common Stock, and (iv) Placement Agent Warrants to purchase 561,601 shares of  Common Stock.

Except for TriPoint Global, Syndicated Capital, Inc., Brill Securities and Meyers Associates LP, none of the Selling Stockholders is a broker dealer.

Except for Ancora Greater China Fund LP, Burt Stangarone, Anthony G. Polak, IRA FBO Ronald Lazar, Pershing LLC as Custodian, RL Capital Partners, Ashar Qureshi and Paul Calvin Hickey, none of the Selling Stockholders is an affiliate of a broker dealer. However, Each of Ancora Greater China Fund LP, Burt Stangarone, Anthony G. Polak, IRA FBO Ronald Lazar, Pershing LLC as Custodian, RL Capital Partners, Ashar Qureshi and Paul Calvin Hickey confirmed to us that it or he bought the securities in the ordinary course of business and at the time of purchase, it or he had no agreements or understandings, directly or indirectly, with any person to distribute the securities. None of the Selling Stockholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering (3)	Percentage Ownership After Offering (4)
Paul Calvin Hickey (5)	6,000	6,000	0	*
The Gary Reed Hawkins Family Trust (6)	36,000	36,000	0	*
Gary Reed Hawkins (7)	27,600	27,600	0	*
Hawkins-Smith General Partnership (8)	36,000	36,000	0	*
Greg Freihofner (9)	24,000	24,000	0	*
Lawrence Kaplan (10)	28,000	28,000	0	*
IRA FBO Ronald M. Lazar, Pershing LLC as Custodian(11)	1,430	1,430	0	*
RL Capital Partners(12)	2,860	2,860	0	*
Steve Strasser(13)	8,000	8,000	0	*
Far East Wind LLC.(14)	17,148	17,148	0	*
Trading Systems, LLC(15)	12,813	12,813	0	*
Stanley A. Kaplan(16)	7,000	7,000	0	*
Anthony G. Polak(17)	3,000	3,000	0	*
Michael Miller(18)	36,000	36,000	0	*
Futurtec, L.P.(19)	36,000	36,000	0	*
Burt Stangarone(20)	60,000	60,000	0	*

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Alan Kenneth Mercer (21)	34,320	34,320	0	*
Philip Leeton Gregory(22)	36,000	36,000	0	*
Kenneth Walter Chad(23)	25,704	25,704	0	*
Dennis Jason Wong, Sole Trustee of the Dennis and Shannon Wong Family Trust(24)	72,000	72,000	0	*
SPI Hawaii Investments, LP(25)	48,000	48,000	0	*
Dynacap Global Capital Fund II LP(26)	86,400	86,400	0	*
Silver Rock II, LTD.(27)	136,584	136,584	0	*
Lennox Capital Partners, LP(28)	222,852	222,852	0	*
Squires Family LP(29)	120,000	120,000	0	*
Tangiers Investors, LP(30)	1,430	1,430	0	*
Taylor International Fund, Ltd(31)	809,263	809,263	0	*
William Paul Haus(32)	3,000	3,000	0	*
JW Partners, LP(33)	11,428	11,428	0	*
Charles M Ognar(34)	20,000	20,000	0	*
John C Kleinert(35)	1,500	1,500	0	*
Westpark Capital, L.P.(36)	20,000	20,000	0	*
Ancora Greater China Fund LP(37)	171,432	171,432	0	*
Jayhawk Private Equity Fund II, L.P.(38)	114,000	114,000	0	*
Trillion Growth China LP(39)	108,000	108,000	0	*
Marion Lynton(40)	13,200	13,200	0	*
Ardsley Offshore Fund, Ltd.(41)	56,400	56,400	0	*
Ardsley Partners Institutional Fund, L.P.(42)	349,200	349,200	0	*
Ardsley Partners Fund II, L.P.(43)	438,000	438,000	0	*
Eric E. Shear(44)	8,580	8,580	0	*
BBS Capital Fund, LP(45)	17,144	17,144	0	*
Edward Kovary Jr.(46)	14,400	14,400	0	*
Straus Partners L.P.(47)	244,636	244,636	0	*
Daybreak Special Situations Master Fund Ltd.(48)	53,104	53,104	0	*
Hua-Mei 21st Century Partners, LP(49)	445,716	445,716	0	*
Guerrilla Partners LP(50)	240,000	240,000	0	*
Vision Opportunity China, LP(51)	114,284	114,284	0	*
Saugatuck Energy LLC(52)	342,864	342,864	0	*
Laszlo Bodak(53)	15,400	15,400	0	*
U&M Desai, Ltd(54)	31,427	31,427	0	*
Strassburg & Company(55)	17,136	17,136	0	*
Michael Maximillian Lipman(56)	4,800	4,800	0	*
John R. Duffy, Lorrain Duffy(57)	2,000	2,000	0	*
Jeffry D.K. Johnson(58)	300	300	0	*
Gary Andreasen(59)	400	400	0	*
Jeffrey A. Grossman(60)	6,000	6,000	0	*
Steven Gianniotis(61)	3,600	3,600	0	*
Joseph Maida/Angela LaRosa(62)	30,700	30,700	0	*
Cubs Capital Corp.(63)	900	900	0	*
Michael J. Leone(64)	300	300	0	*
Russell Wimberley (65)	2,000	2,000	0	*
Richard Bartlett Tranter(66)	2,400	2,400	0	*
Martin Joseph Legge(67)	2,000	2,000	0	*
Stephan Huwer(68)	1,200	1,200	0	*
Ray and Orla Wiley(69)	1,200	1,200	0	*
Zion Amsalem(70)	800	800	0	*
Avi Shandi, Simon Teyer(71)	800	800	0	*
Giles Bulmer(72)	2,400	2,400	0	*
Robert Kammann(73)	900	900	0	*
Martin George Findlay(74)	5,500	5,500	0	*

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Meir Duke(75)	51,420	51,420	0	*
Gerard Michael Penfold(76)	1,300	1,300	0	*
Merrill Lynch Custodian for Carling Bassett-Seguso IRA (77)	12,000	12,000	0	*
Steve Davidson(78)	340	340	0	*
Harry S. Rust Residuary Trust (79)	800	800	0	*
Hampton Investment Group(80)	1,800	1,800	0	*
Terry D. Smith IRA(81)	200	200	0	*
Paul Silansky(82)	400	400	0	*
Joseph Myers(83)	6,000	6,000	0	*
Ashar Qureshi(84)	4,000	4,000	0	*
Steve Levin(85)	1,000	1,000	0	*
Alma Rust Trust(86)	800	800	0	*
CT Partnership (87)	250	250	0	*
Robert Leng (88)	900	900	0	*
Rodney A. Omanoff (89)	12,000	12,000	0	*
Charles Barovian (90)	200	200	0	*
Humminah Limited Partnership (91)	12,000	12,000	0	*
Brett Maas (92)	600	600	0	*
Mike Slinger (93)	200	200	0	*
Martin Feinberg (94)	36,000	36,000	0	*
Robert Converse (95)	400	400	0	*
Paul E. Triulzi IRA (96)	400	400	0	*
William Rooney(97)	400	400	0	*
Arnold & Linda Wieland (98)	1,200	1,200	0	*
Lutz Engineering PSP Robert E. Lutz(99)	2,000	2,000	0	*
Barbara Mishan(100)	570	570	0	*
Robert Snavely(101)	400	400	0	*
A.E.J. Doyer(102)	1,400	1,400	0	*
Bruce Meyers(103)	2,000	2,000	0	*
David Salomon(104)	29,284	29,284	0	*
Todd Taricco(105)	4,000	4,000	0	*
Tim Schmidt(106)	7,000	7,000	0	*
Yocca Venture Investment Partnership II(107)	2,400	2,400	0	*
Chestnut Ridge Partners, LP(108)	17,142	17,142	0	*
Alpha Capital Anstalt(109)	14,400	14,400	0	*
Whalehaven Capital Fund Limited(110)	22,856	22,856	0	*
Excalibur Special Opportunities LP(111)	48,572	48,572	0	*
Martin Feinberg(112)	18,000	18,000	0	*
Cranshire Capital LP(113)	5,714	5,714	0	*
Compact Poolen Modehuset AB(114)	2,000	2,000	0	*
Peter Stellan Ekberg(115)	5,136	5,136	0	*
Kari Ekholm(116)	12,000	12,000	0	*
Exsultat AB(117)	3,450	3,450	0	*
Enebybergs Revisionsbyra AB(118)	24,000	24,000	0	*
Garolf AB(119)	36,000	36,000	0	*
Ulf Ivarsson(120)	28,800	28,800	0	*
David Sandgren(121)	34,284	34,284	0	*
PK Solutions AB(122)	24,000	24,000	0	*
Robin Whaite(123)	24,000	24,000	0	*
Leonard L. Goldberg(124)	12,000	12,000	0	*
Robert and Christi Kaplan (125)	2,856	2,856	0	*
China Reinv Partners, L.P. (126)	825,590	825,590	0	*
Hayden Communications International Inc. (127)	4,000	4,000	0	*

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Hampton Growth Resources, LLC(128)	24,023	24,023	0	*
TriPoint Global Equities, LLC (129)	1,233,327	1,233,327	0	*
Syndicated Capital, Inc.( (130)	10,864	10,864	0	*
Meyers Associates LP(131)	14,629	14,629	0	*
Brill Securities(132)	7,684	7,684	0	*
Dragon State International Limited (133)	6,933,342	6,933,342	0	*
Steve Bencivenga (134)	1,573	1,573	0	*
John Riccardi (135)	3,996	3,996	0	*
Joel Solar (136)	2,664	2,664	0	*
Leor Yohhanan (137)	1,525	1,525	0	*
Bruce Meyers (138)	3,044	3,044	0	*
John Fendrich (139)	600	600	0	*
Joseph Salino (140)	300	300	0	*
Michael Desano (141)	50	50	0	*
Marlen Vigdorov (142)	50	50	0	*
John Revzin (143)	50	50	0	*

* Represents beneficial ownership of less than one percent of our outstanding shares.

1)
Unless otherwise noted, the Selling Stockholder became one of our shareholders pursuant to the April-May 2010 Private Placement and September 2010 Private Placement.  Accordingly, prior to the Offering, the Selling Stockholder only owned shares of common stock , shares of common stock underlying the preferred stock and warrants received in the Private Placement (the “Securities”); however, based upon the terms of the both the preferred stock and the Warrants, holders may not convert the preferred stock and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.9%, depending upon their agreement, of the then outstanding shares of our common stock; however, a holder may elect to waive the cap upon 61 days notice to us, except that during the 61 day period prior to the expiration date of their warrants, they can waive the cap at any time, but a waiver during such period will not be effective until the expiration date of the warrant. Therefore, unless otherwise noted, this number represents the number of Securities the Selling Stockholder received in the Private Placement that he/she can own based upon the ownership cap, assuming the ownership cap is not waived. Additionally, the shares of preferred stock are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes. See “Prospectus Summary – Financing” and “Description of Securities.”

2)
This number represents all of the Securities that the Selling Stockholder received in the April-May 2010 and September 2010 Private Placement and all of the Securities beneficially owned by our investor relations firm, which we agreed to register in this Registration Statement pursuant to the Registration Rights Agreement we entered into in connection with the Private Placement.

3)
Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering.

4)	All Percentages have been rounded up to the nearest one hundredth of one percent.

5)	Consists of 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

6)
Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Gary Reed Hawkins Family Trust is R. Gail Hawkins. The address for Gary Reed Hawkins Family Trust is 855 W. Broad St., Suite 300, Boise, ID 83702-7153.

7)	Consists of 23,000 shares of common stock, 2,300 shares underlying Series A Warrants and 2,300 shares underlying Series B Warrants.

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8)
Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Hawkins-Smith General Partnership is Gary Reed Hawkins. The address for Hawkins-Smith General Partnership is 855 W. Broad St., Suite 300, Boise, ID 83702-7153.

9)	Consists of 20,000 shares of common stock, 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants.

10)	Consists of 20,000 shares of common stock, 2 4,000 shares underlying Series A Warrants and 4,000 shares underlying Series B Warrants.

11)
Consists of 715 shares underlying Series A Warrants and 715 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over IRA FBO Ronald M. Lazar is Ronald Lazar and Pershing LLC acts as Custodian. The address for IRA FBO Ronald M. Lazar is 200 Winston Drive, #3109, Cliffside Park, NJ 07010.

12)
Consists of 1,430 shares underlying Series A Warrants and 1,430 shares underlying Series B Warrants. The persons having voting, dispositive or investment powers over RL Capital Partners are Ronald Lazar and Anthony Polak. The address for RL Capital Partners is 405 Lexington Avenue; 2nd Floor, New York, NY 10174.

13)	Consists of 4,000 shares underlying Series A Warrants and 4,000 shares underlying Series B Warrants.

14)
Consists of 14,290 shares of common stock, 1,429 shares underlying Series A Warrants and 1,429 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Far East Wind LLC. is Edwin R. Thurston. The address for Far East Wind LLC. is P.O. Box 1841 Rancho Santa Fe, CA 92067.

15)
Consists of 6,813 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Trading Systems, LLC is Gary J McAdam. The address for Trading Systems, LLC is 14 Red Tail Drive, Highlands Ranch, CO 80126.

16)	Consists of 5,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

17)	Consists of 1,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

18)	Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

19)
Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Futurtec, L.P. is Ido Klear. The address for Futurtec, L.P. is 111 Great Neck Rd. Suite 301, Great Neck, NY 11021.

20)	Consists of 50,000 shares of common stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants.

21)	Consists of 28,600 shares of common stock, 2,860 shares underlying Series A Warrants and 2,860 shares underlying Series B Warrants.

22)	Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

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23)	Consists of 21,420 shares of common stock, 2,142 shares underlying Series A Warrants and 2,142 shares underlying Series B Warrants.

24)
Consists of 60,000 shares of common stock, 6,000 shares underlying Series A Warrants and 6,000 shares underlying Series B Warrants. Mr. Dennis Jason Wong has voting and dispositive power over the shares held by Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust.  Mr. Wong may be deemed to beneficially own the shares of Common Stock held by Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust. Mr. Wong disclaims beneficial ownership of such shares. The address for Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust is 88 Kearny Street, Suite 1818, San Francisco, CA 94108.

25)
Consists of 40,000 shares of common stock, 4,000 shares underlying Series A Warrants and 4,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over SPI Hawaii Investments, LP is Dennis Jason Wong. The address for SPI Hawaii Investments, LP is 88 Kearny Street, Suite 1818, San Francisco, CA 94108.

26)
Consists of 72,000 shares of common stock, 7,200 shares underlying Series A Warrants and 7,200 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Dynacap Global Capital Fund II LP is Charles Smith. The address for Dynacap Global Capital Fund II LP is 1541 E. Interstate 30, Suite 140, Rockwall TX 75087.

27)
Consists of 110,584 shares of common stock, 13,000 shares underlying Series A Warrants and 13,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Silver Rock II, LTD. is Ezzat Jallad. The address for Silver Rock II, LTD. is P.O. Box 213994, Dubai, UAE.

28)
Consists of 185,710 shares of common stock, 18,571 shares underlying Series A Warrants and 18,571 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Lennox Capital Partners, LP is Richard D. Squires. The address for Lennox Capital Partners, LP is 2101 Cedar Springs Road, Suite 1230, Dallas, TX 75201.

29)
Consists of 100,000 shares of common stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Squires Family LP is Richard D. Squires. The address for Squires Family LP is 2101 Cedar Springs Road, Suite 1230, Dallas, TX 75201.

30)
Consists of 715 shares underlying Series A Warrants and 715 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Tangiers Investors, LP is Michael Sobeck. The address for Tangiers Investors, LP is 402 W. Broadway, Suite 400, San Diego, CA 92101.

31)
Consists of 666,407 shares of common stock, 71,428 shares underlying Series A Warrants and 71,428 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Taylor International Fund, Ltd is Stephen S. Taylor. The address for Taylor International Fund, Ltd is 714 S. Dearborn St., Second Floor, Chicago, IL 60605.

32)	Consists of 1,500 shares underlying Series A Warrants and 1,500 shares underlying Series B Warrants.

33)
Consists of 5,714 shares underlying Series A Warrants and 5,714 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over JW Partners, LP is Jason Wild. The address for JW Partners, LP is 900 Third Ave, Suite 1401, New York, NY 10022.

34)	Consists of 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants.

35)	Consists of 750 shares underlying Series A Warrants and 750 shares underlying Series B Warrants.

36)
Consists of 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Westpark Capital, L.P. is Patrick J, Brosnahan. The address for Westpark Capital, L.P. is 520 Madison Avenue, 12th Floor, New York, NY 10022.

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37)
Consists of 142,860 shares of common stock, 14,286 shares underlying Series A Warrants and 14,286 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Ancora Greater China Fund LP is John P. Micklitsch. The address for Ancora Greater China Fund LP is 2000 Auburn Dr, #300, Cleveland, OH 44122.

38)
Consists of 57,000 shares underlying Series A Warrants and 57,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Jayhawk Private Entity Fund II, L.P. is Kent C. McCarthy. The address for Jayhawk Private Equity Fund II, L.P. is 930 Tahoe Blvd, 802-281, Incline Village, NV 89451.

39)
Consists of 90,000 shares of common stock, 9,000 shares underlying Series A Warrants and 9,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Trillion Growth China LP is Corey Mitchell. The address for Trillion Growth China LP is 1000, 888-3rd St. S.W, Calgary, AB, T2P 5C5, Canada.

40)	Consists of 10,800 shares of common stock, 1,200 shares underlying Series A Warrants and 1,200 shares underlying Series B Warrants.

41)
Consists of 47,000 shares of common stock, 4,700 shares underlying Series A Warrants and 4,700 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Ardsley Offshore Fund, Ltd. is Philip J. Hempleman. The address for Ardsley Offshore Fund, Ltd. is 262 Harbor Drive, 4th floor, Stamford, CT 06902.

42)
Consists of 291,000 shares of common stock, 29,100 shares underlying Series A Warrants and 29,100 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Ardsley Partners Institutional Fund L.P. is Philip J. Hempleman. The address for Ardsley Partners Institutional Fund L.P. is 262 Harbor Drive, 4th floor, Stamford, CT 06902.

43)
Consists of 365,000 shares of common stock, 36,500 shares underlying Series A Warrants and 36,500 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Ardsley Partners Fund II L.P. is Philip J. Hempleman. The address for Ardsley Partners Fund II L.P. is 262 Harbor Drive, 4th floor, Stamford, CT 06902.

44)	Consists of 7,150 shares of common stock, 715 shares underlying Series A Warrants and 715 shares underlying Series B Warrants.

45)
Consists of 8,572 shares underlying Series A Warrants and 8,572 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over BBS Capital Fund, LP is Berke Bakay. The address for BBS Capital Fund, LP is 520 Madison Avenue, 12th Floor, NY, NY 10022.

46)	Consists of 12,000 shares of common stock, 1,200 shares underlying Series A Warrants and 1,200 shares underlying Series B Warrants.

47)
Consists of 201,780 shares of common stock, 21,428 shares underlying Series A Warrants and 21,428 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Straus Partners L.P. is Melville Straus. The address for Straus Partners L.P. is 767 3rd Ave 21st, New York, NY, 10017.

48)
Consists of 38,820 shares of common stock7,142 shares underlying Series A Warrants and 7,142 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Daybreak Special Situations Master Fund Ltd. is Larry Butz or John Prinz. The address for Daybreak Special Situations Master Fund Ltd. is 100 E. Cook Avenue, Suite 100, Libertyville, IL 60048.

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49)
Consists of 371,430 shares of common stock, 37,143 shares underlying Series A Warrants and 37,143 shares underlying Series B Warrants. The persons having voting, dispositive or investment powers over Hua-Mei 21st Century Partners are Peter Siris and Leigh S. Curry. The address for Hua-Mei 21st Century Partners, LP is 237 Park Avenue, 9th Floor, New York, NY 10017.

50)
Consists of 200,000 shares of common stock, 20,000 shares underlying Series A Warrants and 20,000 shares underlying Series B Warrants. The persons having voting, dispositive or investment powers over Guerrilla Partners LP are Peter Siris and Leigh S. Curry. The address for Guerrilla Partners LP is 237 Park Ave., 9th Floor, New York, NY 10017.

51)
Consists of, 57,142 shares underlying Series A Warrants and 57,142 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Vision Opportunity China LP is Adam Benowitz. The address for Vision Opportunity China, LP is c/o Praxis Fund Services Limited, Suites 13 and 15, Sarnia House, Le Truchot, St. Peter Port, Guernsey, GY1 4NA.

52)
Consists of 285,720 shares of common stock, 28,572 shares underlying Series A Warrants and 28,572 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Saugatuck Energy LLC is David B. Murphy. The address for Saugatuck Energy LLC is 354 Pequot Avenue, P.O. Box 1032, Southport, CT 06890.

53)	Consists of 12,600 shares of common stock, 1,400 shares underlying Series A Warrants and 1,400 shares underlying Series B Warrants.

54)
Consists of 25,713 shares of common stock, 2,857 shares underlying Series A Warrants and 2,857 shares underlying Series B Warrants. The persons having voting, dispositive or investment powers over U&M Desai, Ltd are Mounang Desai and Urmi Desai. The address for U&M Desai, Ltd is 6003 Isla Vista Court, Houston, TX, 77041.

55)
Consists of 14,280 shares of common stock, 1,428 shares underlying Series A Warrants and 1,428 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Strassburg & Company is Randy C. Strassburg. The address for Strassburg & Company is 1223 N. Rock Road, Suite J100, Wichita, KS 67206.

56)	Consists of 4,000 shares of common stock, 400 shares underlying Series A Warrants and 400 shares underlying Series B Warrants.

57)	Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

58)	Consists of 150 shares underlying Series A Warrants and 150 shares underlying Series B Warrants.

59)	Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

60)	Consists of 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

61)	Consists of 3,000 shares of common stock, 300 shares underlying Series A Warrants and 300 shares underlying Series B Warrants.

62)	Consists of 23,500 shares of common stock, 3,600 shares underlying Series A Warrants and 3,600 shares underlying Series B Warrants.

63)
Consists of 450 shares underlying Series A Warrants and 450 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Cubs Capital Corp. is Morris Resner. The address for Cubs Capital Corp. , c/o Meyers Associates L.P., is 45 Broadway, New York, NY 10006.

64)	Consists of 150 shares underlying Series A Warrants and 150 shares underlying Series B Warrants.

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65)	Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

66)	Consists of 2,000 shares of common stock, 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

67)	Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

68)	Consists of 1,000 shares of common stock, 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants.

69)	Consists of 1,000 shares of common stock, 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants.

70)	Consists of 400 shares underlying Series A Warrants and 400 shares underlying Series B Warrants.

71)	Consists of 400 shares underlying Series A Warrants and 400 shares underlying Series B Warrants.

72)	Consists of 2,000 shares of common stock, 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

73)	Consists of 450 shares underlying Series A Warrants and 450 shares underlying Series B Warrants.

74)	Consists of 5,500 shares of common stock.

75)	Consists of 42,850 shares of common stock, 4,285 shares underlying Series A Warrants and 4,285 shares underlying Series B Warrants.

76)	Consists of 650 shares of Common Stock and 650 shares underlying Series B Warrants.

77)
Consists of 6,000 shares underlying Series A Warrants and 6,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Merrill Lynch Custodian for Carling Bassett Seguso IRA is Carling Bassett-Seguso.  The address for Merrill Lynch Custodian for Carling Bassett Seguso IRA, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

78)	Consists of 170 shares underlying Series A Warrants and 170 shares underlying Series B Warrants.

79)
Consists of 400 shares underlying Series A Warrants and 400 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Harry S. Rust Residuary Trust is Ron Rust TTTE. The address for Harry S. Rust Residuary Trust, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

80)
Consists of 1,500 shares of common stock, 150 shares underlying Series A Warrants and 150 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Hampton Investment Group is Ron Rust TTTE. The address for Hampton Investment Group, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

81)
Consists of 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Terry D. Smith IRA is Terry D. Smith. The address for Terry D. Smith IRA, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

82)	Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

83)	Consists of 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

84)	Consists of 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants.

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85)	Consists of 500 shares underlying Series A Warrants and 500 shares underlying Series B Warrants.

86)
Consists of 400 shares underlying Series A Warrants and 400 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Alma Rust Trust is Ron Rust TTTE. The address for Alma Rust Trust, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

87)
Consists of 125 shares underlying Series A Warrants and 125 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over CT Partnership is Ronald Rust. The address for CT Partnership, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

88)	Consists of 450 shares underlying Series A Warrants and 450 shares underlying Series B Warrants.

89)	Consists of 10,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

90)	Consists of 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants.

91)
Consists of 10,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Humminah Limited Partnership is Ethan Woods. The address for Humminah Limited Partnership, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

92)	Consists of 300 shares underlying Series A Warrants and 300 shares underlying Series B Warrants.

93)	Consists of 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants.

94)	Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

95)	Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

96)
Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Paul E. Triulzi IRA is Sterne Agee. The address for Paul E. Triulzi IRA is Sterne Agee C/F Paul Paul Triulzi IRA, 2 Perimeter Park S., Suite 100W, Birmingham, AL 35243.

97)	Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

98)	Consists of 1,000 shares of common stock, 100 shares underlying Series A Warrants and 100 shares underlying Series B Warrants.

99)	Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

100)	Consists of 285 shares underlying Series A Warrants and 285 shares underlying Series B Warrants.

101)	Consists of 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants.

102)	Consists of 700 shares underlying Series A Warrants and 700 shares underlying Series B Warrants.

103)	Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

104)	Consists of 23,570 shares of common stock, 2,857 shares underlying Series A Warrants and 2,857 shares underlying Series B Warrants.

105)	Consists of 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants.

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106)	Consists of 5,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

107)
Consists of 2,000 shares of common stock, 200 shares underlying Series A Warrants and 200 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Yocca Venture Investment Partnership II is Nick Yocca. The address for Yocca Venture Investment Partnership II, c/o Meyers Associates is 45 Broadway, New York, NY 10006.

108)
Consists of 8,571 shares underlying Series A Warrants and 8,571 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Chestnut Ridge Partners, LP is Kenneth Pasternak. The address for Chestnut Ridge Partners, LP is 10 Forest Avenue, Paramus, NJ 07652.

109)
Consists of 7,200 shares underlying Series A Warrants and 7,200 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Alpha Capital Anstalt is Konrad Ackemann. The address for Alpha Capital Anstalt is Pradafent 7 9490 Furstentuns, Vaduz, Liechenstien.

110)
Consists of 11,428 shares underlying Series A Warrants and 11,428 shares underlying Series B Warrants. The persons having voting, dispositive or investment powers over Whalehaven Capital Fund Ltd. are Michael Finkelstein and Eric Weisblum. The address for Whalehaven Capital Fund Ltd. is 560 Sylvan Avenue, Third Floor, Englewood Cliffs, NJ 07632.

111)
Consists of 14,285 shares underlying Series A Warrants, 14,285 shares underlying Series B Warrants,  10,001 shares of Common Stock underlying Series C Warrants and 10,001 shares of Common Stock underlying Series D Warrants. The person having voting, dispositive or investment powers over Excalibur Special Opportunities LP is William Hechter. The address for Excalibur Special Opportunities LP is 150 Bloor Street West, Suite 14, Toronto ON M552X9, Canada.

112)	Consists of 15,000 shares of common stock, 1,500 shares underlying Series A Warrants and 1,500 shares underlying Series B Warrants.

113)
Consists of 2,857 shares underlying Series A Warrants and 2,857 shares underlying Series B Warrants.  Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13 (d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire. The address for Cranshire is 3100 Dundee Road, Suite 703, Northbrook, IL 60062.

114)
Consists of 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Compact Poolen Modehuset AB, c/o Syndicated Capital is Mr. Bjorn Torstonson. The address for Compact Poolen Modehuset AB, c/o Syndicated Capital is 1299 Ocean Ave, Suite 210, Santa Monica, CA 90401.

115)	Consists of 4,280 shares of common stock, 428 shares underlying Series A Warrants and 428 shares underlying Series B Warrants.

116)	Consists of 10,000 shares of common stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants.

117)
Consists of 600 shares of common stock, 1,425 shares underlying Series A Warrants and 1,425 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Exsultat AB is Ulf Luarsson. The address for Exsultat AB, Ulf Luarsson, c/o Syndicated Capital is 1299 Ocean Ave, Suite 210, Santa Monica, CA 90401.

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118)
Consists of 20,000 shares of common stock, 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Enebybergs Revisionsbyra AB  is Lars Krister Svantemark. The address for Enebybergs Revisionsbyra AB, c/o Syndicated Capital is 1299 Ocean Ave, Suite 210, Santa Monica, CA 90401.

119)
Consists of 30,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over Garolf AB c/o Syndicated Capital, Inc. is Tommy Martensson. The address for Garolf AB, c/o Syndicated Capital, Inc. is, 1299 Ocean Avenue, Suite 210, Santa Monica, CA 90401.

120)	Consists of 24,000 shares of common stock, 2,400 shares underlying Series A Warrants and 2,400 shares underlying Series B Warrants.

121)	Consists of 28,570 shares of common stock, 2,857 shares underlying Series A Warrants and 2,857 shares underlying Series B Warrants.

122)
Consists of 20,000 shares of common stock, 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants. The person having voting, dispositive or investment powers over PK Solutions AB is Peter Gustafson. The address for PK Solution AB c/o Syndicated Capital is 1299 Ocean Avenue, Suite 120, Santa Monica, CA 90401.

123)	Consists of 20,000 shares of common stock, 2,000 shares underlying Series A Warrants and 2,000 shares underlying Series B Warrants.

124)	Consists of 6,000 shares of common stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants.

125)	Consists of 1,428 shares underlying Series A Warrants and 1,428 shares underlying Series B Warrants.

126)
Consists of 654,162 shares of common stock, 85,714 shares underlying Series A Warrants and 85,714 shares underlying Series B Warrants. Messrs. Kelly and Calderbank may be deemed to share dispositive power over the shares of Common Stock held by China Reinv Partners, L.P. and each disclaim such beneficial ownership of such shares of Common Stock, and neither person has any legal right to maintain such delegated authority. Messrs. Stephen John Kelly and Damian Jones Calderbank have delegated authority from the members of Hawkland with respect to the shares of Common Stock owned by China Reinv Partners, L.P. By virtue of such relationship, Hawkland may be deemed to have dispositive power over the shares owned by China Reinv. Hawkland disclaims such beneficial ownership of such shares of Common Stock.   The address for China Reinv Partners, L.P.is China Reinv Partners, L.P., Hawkland Investments Limited of Akara Bldg, 24 De Castro Street Wickhams Cay 1 PO Box 3136, Road Town, Tortola, BVA.

127)
 Reflects 4,000 shares of common stock beneficially owned by the stockholder. Hayden Communications International Inc. has been engaged as our investor relations firm.  Mr. Matt Hayden has voting and dispositive power over the shares held by Hayden Communications International Inc. Mr. Hayden may be deemed to beneficially own the shares of common stock held by Hayden Communications International Inc. The address for Hayden Communications International Inc. is 2975 Highway A1A, Melbourne Beach, FL 32951.

128)
Reflects 24,023 shares of common stock beneficially owned by the stockholder. Hampton Growth Resources, LLC has been engaged as our investor relations firm. Andrew Hag has voting and dispositive power over the shares held by Hampton Growth Resources, LLC. The address for Hampton Growth Resources, LLC is 520 Broadway Suite 350 #111, Santa Monica, CA 90401.

129)
Consists of  503,792 shares of Common Stock underlying shares of the Company’s Series A Preferred Stock underlying a placement agent Warrant to purchase same, 55,978 shares of common stock underlying a placement agent warrant to purchase same, 55,978 shares of common stock underlying placement agent Series A Warrant and 55,978 shares of common stock underlying placement agent Series B Warrants, 561,601 shares of Common Stock underlying placement agent Warrant to purchase same, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above. Mark Elenowitz and Michael Boswell share voting and dispositive power over the securities held by TriPoint Global Equities, LLC. The address for TriPoint Global Equities, LLC is 17 State Street, 20th Floor, New York, NY 10004.

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130)
Consists of  8,149 shares of Common Stock underlying shares of the Company’s Series A Preferred Stock underlying a placement agent Warrant to purchase same, 905 shares of common stock underlying a placement agent warrant to purchase same, 905 shares of common stock underlying placement agent Series A Warrant and 905 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above. Ms. Faith Lee has voting and dispositive power over the securities held by Syndicated Capital, Inc. The address for Syndicated Capital, Inc is 1299 Ocean Avenue, Suite 210, Santa Monica, CA 90401.

131)
Consists of  12,191 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 1,219 shares of common stock underlying placement agent Series A Warrant and 1,219 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above. Mr. Bruce Meyers has voting and dispositive power over the securities held by Meyers Associates LP. The address for Meyers Associates LP is 45 Broadway, 2nd Floor, New York NY 10006.

132)
Consists of  5,764 shares of Common Stock underlying shares of the Company’s Series A Preferred Stock underlying a placement agent Warrant to purchase same, 640 shares of common stock underlying a placement agent warrant to purchase same, 640 shares of common stock underlying placement agent Series A Warrant and 640 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above. Mr. Robert Brown has voting and dispositive power over the securities held by Brill Securities. The address for Brill Securities is 152 W. 57th Street, New York NY 10017.

133)
Consists of 5,333,340 shares of Common Stock underlying Series B Preferred Stock, 800,001  shares of Common Stock underlying Series C Warrants and 800,001  shares of Common Stock  underlying Series D Warrants.  The person having voting, dispositive or investment powers over Dragon State International Limited are its general partners: Jose Luis Artiga, Fernando Vila, Jie-ping Yao and Lei Xu.  The address for Dragon State International Limited is Room 4607-11 The Centre, 99 Queen’s Road Central, Central Hong Kong.

134)
Consists of  1,311 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 131 shares of common stock underlying placement agent Series A Warrant and 131 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

135)
Consists of  3,330 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 333 shares of common stock underlying placement agent Series A Warrant and 333 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

136)
Consists of  2,220 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 222 shares of common stock underlying placement agent Series A Warrant and 222 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

137)
Consists of  1,271 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 127 shares of common stock underlying placement agent Series A Warrant and 127 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

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138)
Consists of  2,536 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 254 shares of common stock underlying placement agent Series A Warrant and 254 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

139)
Consists of  500 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 50 shares of common stock underlying placement agent Series A Warrant and 50 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

140)
Consists of  250 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 25 shares of common stock underlying placement agent Series A Warrant and 25 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

141)
Consists of  42 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 4 shares of common stock underlying placement agent Series A Warrant and 4 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

142)
Consists of  42 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 4 shares of common stock underlying placement agent Series A Warrant and 4 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

143)
Consists of  42 shares of the Company’s Common Stock underlying a placement agent Warrant to purchase same, 4 shares of common stock underlying placement agent Series A Warrant and 4 shares of common stock underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 1 above.

ITEM 8.  PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

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•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if  all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus and the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the supplement or  amendment to this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

TriPoint Global Equities, LLC (“TriPoint Global”) is a registered broker dealer and FINRA member firm and listed as a Selling Stockholder in this prospectus. TriPoint Global served as placement agent for our Private Placement, which was completed on May 17, 2010.  Syndicated Capital, Inc., Brill Securities and Meyers Associates LP also served as sub-placement agents in connection with the Private Placement and received the shares they are offering for resale in this prospectus as placement agent compensation in connection with the Private Placement.

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We entered into a placement agent agreement with TriPoint Global on March 18, 2009 whereby we paid a cash fee to TriPoint Global equal to 6% of the gross proceeds received by us in connection with the Private Placement and we issued to TriPoint Global and its designees (i) Warrants to purchase 59,896 shares of Common Stock, (ii) three-year Warrants to purchase 539,067 shares of our Series A Preferred Stock, (iii) Series A Warrants to purchase 59,896 shares of Common Stock , (iv) Series B Warrants to purchase 59,896 shares of Common Stock, and (v) Warrants to purchase 561,601 shares of Common Stock. The registration statement of which this prospectus forms a part includes the shares of Common Stock underlying Warrants granted to TriPoint Global and its designees. The shares of Common Stock issuable upon exercise of placement agent Warrants received by TriPoint Global are transferable within TriPoint Global or to its assigns or designees, at the discretion of TriPoint Global, and in accordance with the Securities Act of 1933, as amended.

TriPoint Global does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through TriPoint Global. Further, other than any existing brokerage relationship as customers with TriPoint Global, no Selling Stockholders has any pre-arranged agreement, written or otherwise, with TriPoint Global to sell their securities through TriPoint Global.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised each Selling Stockholder that it may not use Shares registered on this registration statement to cover short sales of Common Stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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ITEM 9.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We have 140,000,000 shares of authorized capital stock, consisting of 100,000,000 shares of Common Stock, par value $0.001, and 40,000,000 shares of the Company’s Preferred Stock, par value $0.001, 11,000,000 of which are designated as Series A Convertible Preferred Stock, 8,000,000 shares of Series B Convertible Preferred Stock and 47,658 shares are designated as Series M Convertible Preferred Stock.

Common Stock

As of the date hereof, 57,646,160 shares of our Common Stock are issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Board is authorized, without further action by the shareholders, to issue, from time to time, up to 40,000,000 shares of preferred stock in one or more classes or series. Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date hereof, the Board has designated three classes of Preferred Stock, consisting of Series M Preferred Stock and Series A Preferred Stock and Series B Preferred Stock; and does not have any current intention to designate any other class of preferred stock.

Series B Preferred Stock

As of the date hereof, we have 5,333,340 shares of Series B Preferred Stock issued and outstanding. The Series B Preferred Shares by its principal terms:

(a)	pay a cumulative dividend at an annual rate of 6% during the first year immediately from and after the issuance date, payable quarterly, at our option, in cash or in shares of Common Stock;
(b)
shall rank junior to our Series A preferred stock but have a preference over the Common Stock and Series M Preferred Stock and to all other classes and series of our equity securities on dividend rights and rights on liquidation, dissolution or winding up of the Company equal to the original purchase price per Series A Preferred Share;

(c)
are convertible in whole or in part, at the option of the holders, at one-to-one ratio,  into shares of our common stock at $3.75 per share prior to the Maturity, and all outstanding shares of the Series B Preferred Stock shall automatically convert to shares of common stock upon Maturity, provided, however, at no time may holders convert shares of Series B Preferred Stock if (i) we have not obtained the Shareholder Approval; or (ii) the number of shares of common stock to be issued pursuant to such conversion would cause the number of shares of common stock beneficially owned by such holder and its affiliates in excess of 9.99% of the then issued and outstanding shares of common stock outstanding at such time, unless the holder provides us with a waiver notice in such form and with such content specified in the Series B Certificate of Designation.

(e)
the conversion price and the number of common shares underlying the Series B Preferred Stock are subject to customary adjustments, including weighted average broad-based anti-dilution protection, at any time or from time to time after the issuance date; and

(f)
requires that we, prior to taking certain corporate actions (including certain issuances or redemptions of its securities or changes in its organizational documents), obtain the approval of more than 50% of the Series B Preferred Shares then issued and outstanding, voting as a group.

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The Series A Warrants

As of the date hereof, there are 807,450 Series A Warrants issued and outstanding, including 59,896 warrants issued to the placement agent in the Private Placement. The Series A Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)	be exercisable at any time after the consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series A Warrants;
(c)	be exercisable, in whole or in part, at an exercise price of $4.50 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which a registration statement covering such shares is not effective); and
(e)
be callable at $0.01 by us following the date that the VWAP of the Common Stock equals or exceeds $9.00 for fifteen (15) consecutive trading days with the average daily trading volume of no less than 75,000 shares.

The Series B Warrants

As of the date hereof, there are 808,100 Series B Warrants issued and outstanding, including 59,896 warrants issued to the placement agent in the Private Placement. The Series B Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)	be exercisable at any time after consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series B Warrants;
(c)	be exercisable, in whole or in part, at an exercise price of $5.25 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which registration statement covering such shares is not effective); and
(e)
be callable at $0.01 by us following the date that the VWAP of the Common Stock equals or exceeds $10.50 for fifteen (15) consecutive trading days with the average daily trading volume of no less than 75,000 shares.

THE SERIES C WARRANTS

As of the date hereof, there are 874,802 Series C Warrants issued and outstanding, including 64,800 warrants issued to the placement agent in the Private Placement. The Series C Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)
be exercisable at any time after the consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series C Warrants, subject to that the Company has obtained the shareholder approval;

(c)	be exercisable, in whole or in part, at an exercise price of $4.50 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which a registration statement covering such shares is not effective); and
(e)	Non-callable

THE SERIES D WARRANTS

As of the date hereof, there are 874,802  Series D Warrants issued and outstanding, including 64,800 warrants issued to the placement agent in the Private Placement. The Series D Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)
be exercisable at any time after consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series D Warrants; subject to that the Company has obtained shareholder approval;

(c)	be exercisable, in whole or in part, at an exercise price of $5.25 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which registration statement covering such shares is not effective); and
(e)	Non-callable.

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The Placement Agent Warrants

The warrants issued to the placement agent in April-May 2010 Private Placement contain the same terms and conditions as those issued to the Investors.  However, the Placement Agent received warrants to purchase up to 539,067 shares of the Company’s Series A Preferred Stock, at an exercise price of $3.50 per share and warrants to purchase up to 59,896 shares of the Company’s Common Stock at an exercise price of $3.50 per share.

The warrants issued to the placement agent in September 2010 Private Placement contain the same terms and conditions as those issued to the Investors.  However, the Placement Agent received warrants to purchase up to 561,601 shares of the Company’s common stock, including warrants to purchase up to 432,001 shares of common stock at an exercise price of $3.75 per share; warrants to purchase up to 64,800 shares of Common Stock at an exercise price of $4.5 per share and warrants to purchase up to 64,800 shares of Common Stock at an exercise price of $5.25 per share.

Registration Rights

In connection with the April-May 2010 Private Placement, we  entered into a registration rights agreement  with the investors, in which we agreed to file a registration statement  with the SEC to register for resale of the Common Stock, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares issued in the financing, within 30 calendar days of April 22, 2010 and to have such registration statement declared effective within 150 calendar days of April 22, 2010 or within 180 calendar days of April 22, 2010 in the event of a full review of the registration statement by the SEC. If we can not comply with the foregoing obligations under the registration rights agreement, we will be required to pay liquidated damages in cash to each investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

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Accordingly, we filed a registration statement on Form S-1 in connection with the April-May 2010 private placement transaction. Amendment No. 4 to such Form S-1 which we filed on October 15, 2010 was declared effective on October 19, 2010. However, because of the delinquency of the Company’s annual report on Form 10-K for the year ended December 31, 2010 and interim reports on Form 10-Q for the three months ended March 31, 2011 and June 30, 2011 respectively, as of September 19, 2012, Amendment No. 4 to such Form S-1 is no longer effective. As a result, we began to accrue penalties pursuant to the terms of the registration rights agreement from  April, 2011 to November 1, 2011,the period that the registerable securities were not able to be sold pursuant to Rule 144 under the Securities Act.

In connection with the September 2010 Private Placement, we also entered into a Registration Rights Agreement with the investors, in which we agreed to file a registration statement  with the Commission to register for resale the Common Stock issuable upon conversion of the Series B Preferred Stock, the Series C Warrant Shares and the Series D Warrant Shares, within 30 calendar days of October 19, 2010 and to have the registration statement declared effective within 150 calendar days of October 19, 2010 or within 180 calendar days of October 19, 2010 in the event of a full review of the registration statement by the Commission. If we do not comply with the foregoing obligations under the registration rights agreement, we will be required to pay cash liquidated damages to each Series B Investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Company is not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Accordingly, we filed a registration statement on Form S-1 in connection with the September 2010 private placement transaction. Amendment No. 2 to such Form S-1 which we filed on January 14, 2011 was declared effective on January 19, 2011. However, because of the delinquency of the Company’s annual report on Form 10-K for fiscal year ended December 31, 2010 and interim reports on Form 10-Q for three months ended March 31, 2011 and June 30, 2011 respective, as of September 19, 2012, the Amendment No. 2 to such Form S-1 is no longer effective. As a result, we began to accrue penalties pursuant to the terms of the registration rights agreement from  April, 2011 to November 1, 2011,the period that the registerable securities were not able to be sold pursuant to Rule 144 under the Securities Act.

Transfer Agent

The transfer agent for our common stock and preferred stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Dr Henderson, NV 89014, Tel: (702) 818-5898

Item 10.  Interest of Named Experts and Counsel

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Hunter Taubman Weiss LLP, New York, New York 10004.

Experts

The audited consolidated financial statements of Keyuan Petrochemicals, Inc. and subsidiaries included herein and elsewhere in the registration statement have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the periods and to the extent set forth in their Report (which includes explanatory paragraphs that relate to unusually important events that occurred in 2011 and significant transactions and relationships with related parties and certain other parties) appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as expert in accounting and auditing.

Item 11.  Information with Respect to the Registrant

We manufacture and supply a variety of petrochemical products, including BenzeneToluene-Xylene Aromatics (BTX Aromatics), propylene, styrene, liquid petroleum gas (LPG), Methyl Tertiary Butyl Ether (MTBE) and other petrochemicals, each of which is described below:

●
BTX Aromatics: consists of benzene, toluene, xylene and other chemical components used for further processing into plastics, gasoline and solvent materials widely used in paint, ink, construction coating and pesticide;

●
Propylene: a chemical intermediate which is one of the building blocks for an array of chemical and plastic products that are commonly used to produce polypropylene, acrylonitrile, oxo alcohols, propylene oxide, cumene, isopropyl alcohol, acrylic acid and other chemicals for paints, household detergents, automotive brake fluids, indoor/outdoor carpeting, textile, insulating materials, auto parts and electrical appliances;

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●
Styrene: a precursor to polystyrene and several copolymers widely used for packaging materials, construction materials, electronic parts, home appliances, household goods, home furnishings, toys, sporting goods and other products;

●
LPG: a mixture of hydrocarbon gases used as fuel in heating appliances and vehicles. A replacement for chlorofluorocarbons as an aerosol propellant and a refrigerant which reduces damage to the ozone layer; and

●	MTBE & Other Chemicals: MTBE, oil slurry, sulphur and others which are used for a variety of applications including fuel components, refrigeration systems, fertilizers, insecticides and fungicides.

Production Capacity and Expansion

The following chart depicts our production capacity in 2011:

Breakdown of 2011 Capability of 720,000 (MT)

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In order to develop our business to meet the increasing customer demands, we have been working to expand our manufacturing capacity by focusing on the following improvements to our infrastructure:

a)	upgrading the catalytic pyrolysis processing equipment used in production facilities to expand annual design capacity from 550,000 MT to 720,000 MT;

b)
a SBS production facility with a design capacity of 70,000 MT per year. The construction was completed in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August 2012;

c)
additional storage capacity which will allow us to take better advantage of price variations in our raw materials costs, our finished products sales, as well as to support the storage needs of overall expanded production capacity;

d)
a raw material pre-treatment facility which will allow us to handle lower grade raw materials thereby helping us to further decrease raw material costs, improve efficiency in current production processes and provide necessary feedstock for asphalt production;

e)	an asphalt production facility, which will add 300,000 MT annual capacity to our current facility; and

f)
a production facility in Guangxi Province, which will have annual production capacity of 400,000 metric tons of ABS. The Company began preconstruction activities in February 2012, and the first phase is expected to be completed by the end of 2013.

Our annual designed manufacturing capacity was 550,000 metric tons of a variety of petrochemical products at the end of 2010. We upgraded the catalytic pyrolysis processing equipment used in production facilities to expand the capacity from 550,000 MT to 720,000 MT. This capacity expansion project started in March 2011 and was completed in April 2011.

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In September 2011, we completed building a new facility designed for producing SBS, one of the Styreneic Block Copolymers.  SBS is a product with higher product margin with major application for footwear, adhesive, polymer modification and modified asphalt industries. The SBS facility was built on part of the 1.2 million square feet of land for which we obtained the right of use in August 2010 The construction started in September, 2010 and was completed as scheduled in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August 2012. The designed capacity of the SBS facility allows for production of up to 70,000 metric tons per year.   We expect to generate net profit margins of 10% from our production of SBS once the facility reaches normal production levels. The SBS facility is anticipated to achieve a 60% utilization rate in 2012, the first full year of production, and generate approximately $80 million to $100 million in sales and $10 million to $15 million in profit in 2012. Market conditions, the volatility of feedstock and SBS product prices can significantly impact the estimated profitability.

In anticipation of the increasing needs for raw materials and the production of finished goods, we are currently working to expand our manufacturing capacity to include:

a)
additional storage capacity for raw materials and for finished goods to increase our current 100,000 MT of storage capacity to 280,000 MT. The additional storage capacity will allow us to take better advantage of price variations in our raw materials costs and our finished products sales, as well as to support the storage needs of overall expanded production capacity.

b)
a raw material pre-treatment facility which will greatly enhance our capability to handle tougher raw materials and reduce raw material cost. The pre-treatment equipment will be utilized prior to the catalytic pyrolysis processing. After pre-treatment, the “higher quality” raw materials will go to the catalytic pyrolysis process and the “lower quality” raw materials will go to the asphalt production facility. To be more specific, the raw materials coming from storage tanks will go through heat exchanging process and will be mixed with solvent in the mixer before going to the two level extractors for separating process. Through different levels of separation, the higher quality raw material will go to catalytic pyrolysis process and the lower quality raw material will be generated into asphalt products through the modifying process. Raw material pre-treatment facility will allow us to introduce an even lower grade heavy oil which ultimately lowers raw material costs.

c)
an asphalt production facility which will add with 300,000 MT annual capacities to our current facility. We plan to produce high-grade pavement asphalt which is the building material for highways and various grades of roads including urban fast roads and trunk roads with heavy traffic flow. High-grade pavement asphalt can also be used as raw materials for emulsified asphalt, diluted asphalt and modified asphalt.  We expect the asphalt facility will be completed by the end of September, 2012.We believe that developing an asphalt production capability fits into our overall business. First, there is a large market demand in China due to China’s focus on building infrastructure to support further economic growth and the under-developed domestic supply; Second, asphalt production can provide a better use of our production residuals and lower quality materials. Currently, our production residuals are sold as scrap, however, with our expanded asphalt production, we can use those residuals to produce asphalt which can be sold at a higher price. We expect that the increased revenue and net profit from asphalt production will contribute significantly to our overall success. Third, our management team has in-depth knowledge and expertise in designing, building and managing an asphalt production facility. Our CEO, Mr. Chunfeng Tao successfully built and managed Ningbo Daxie Liwan Petrochemical Co. (later purchased by China National Offshore Oil Company) to an annual production of 500,000 metric tons of high grade asphalt.

d)
a production facility in Guangxi Province, which will have annual production capacity of 400,000 metric tons of ABS. ABS, being the most common thermoplastic resin, is widely used in house hold appliances, electronic components, automotive parts and other fields. Recently, the demand for ABS in China has  increased significantly  due to domestic growth in the  appliances market and the development of the automobile industry.

The estimated cost of the storage capacity expansion, raw material pre-treatment facility and asphalt facility is approximately $75.8 million including $5.8 million for land, $20 million for facility construction, $40 million for new equipment, and $10 million for working capital. We are currently estimating the cost of the ABS production facility. Upon full completion of our expansion, our total production capacity will reach 1,490,000 MT a year including our current expanded production of 720,000 MT, SBS facility of 70,000 MT, asphalt facility of 300, 000 MT and ABS facility of 400,000 MT. The following chart depicts the breakdown of our new production capacity of 1,490,000 MT.

However, management is currently evaluating the effectiveness and feasibility of the entire manufacturing capacity expansion strategy considering the long-term development and the industry environment and the timetable may be adjusted based on  the evaluation results.

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Capacity Breakdown after expansion projects (1,490,000 MT)

We are currently evaluating the timeline for the expansion projects. Our current estimate is as follows, pending our evaluation:

Expansion Project	Expected Completion Date
Catalytic pyrolysis processing equipment upgrade	Completed in April 2011
SBS Production Facility	Completed in September 2011
Storage Facility	End of Q4, 2012
Raw Materials Pre-treatment Facility	End of Q4, 2012
Asphalt Production Facility	End of Q4, 2012
ABS Production Facility	End of Q4, 2013

Petrochemical Manufacturing Process

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The following chart illustrates our petrochemical manufacturing process:

Petrochemical Market in China

China has the world’s second largest petrochemical market after the U.S. in terms of production and consumption. China’s petrochemical output value grew from RMB 1,240 billion in 2000 to RMB 11,000 billion in 2011, representing a Compound Annual Growth Rate (CAGR) of 21.95%. China Petrol and Chemical Industry Association (CPCIA) expect that the total profits in the petrochemical industry will increase 18% in 2012. (Source: http://www.cinic.org.cn/site951/schj/2012-01-17/529907.shtml)

China’s increasing domestic demand for petrochemical products has exceeded the domestic supply in the past several years:

•
China’s benzene supply grew from 2.13 million MT in 2002 to 6.659 million MT in 2011 representing a CAGR of 13.5%. China’s benzene demand increased from 2.08 million MT in 2002 to 5.609 million MT in 2010, representing a CAGR of 11.65%. ( data source: http://chem.chem365.net/Web/jckxx_news/47755.htm )

•
China’s toluene supply grew from 697,000 MT in 2002 to 2.55 million MT in 2011, representing a CAGR of 15.5%. China’s toluene demand increased from 1.56 million MT in 2002 to 2.30 million MT in 2010, representing a CAGR of 5%.(data source: http://info.pcrm.hc360.com/2012/02/020858176690.shtml)

•
China’s xylene supply grew from 820,000 MT in 2002 to 6.5 million MT in 2010, representing a CAGR of 30%. China’s xylene demand increased from 1.1 million MT in 2002 to 7.5 million MT in 2009 representing a CAGR of 32%.(data source: www.stats.gov.cn ) (www.chem99.com)

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•
China’s propylene supply has grown from 3.78 million MT in 2000 to 16.22 million MT in 2011, representing a CAGR of 14.16%. China’s propylene demand has risen from 4.39 million MT in 2000 to 18.60 million MT in 2010, representing a CAGR of  16%.(data source: http://www.oilchem.net/chemical/5_3_37153.html)

•
China’s styrene supply has grown from 0.89 million MT in 2002 to 3.806 million MT in 2010, representing a CAGR of 20%. China’s Styrene demand has increased from 2.69 million MT in 2002 to 7.3 million MT in 2010, representing a CAGR of 13%.(data source:  http://chem.chem365.net/Web/jckxx_news/30869.htm, http://static.sse.com.cn/cs/zhs/scfw/gg/ssgs/2010-04-29/600481_20100429_3.pdf )

•
China’s LPG supply has grown from 12.56 million MT in 2003 to 21.811 million MT in 2011, representing a CAGR of 7.14%. China’s LPG demand has increased from 18.77 million MT in 2003 to 23.64 million MT in 2010, representing a CAGR of 3%.(data source: http://www.oilchem.net:88/coalchem/2_1_2991360.html,)

As a result, China has imported petrochemical products to meet the domestic demand, which is expected to continue for a number of years (source: Publication by Business Monitor International Ltd.: China Petrochemicals Report, Includes 5 Year Forecast to 2014; Q2 2010):

●	China imported 1.813 million MT of benzene between 2003 and 2011. (data source: http://ie.sci99.com/Product/18)

●	China imported 863,000 MT of toluene in 2002 and 655,100 MT in 2011 (data source: http://info.pcrm.hc360.com/2012/02/020858176690.shtml ;http://chem.chem365.net/Web/jckxx_news/47682.htm)

●	China imported 271,000 MT of xylene in 2002 and 4.98million MT in 2011 (data source: http://ie.sci99.com/Product/167/2011)

●	China’s imports of propylene increased from 210,000 MT in 2004 to 1.95 million MT in 2011 (data source: http://chem.chem99.com/news/1263734.html; http://chem.chem99.com/news/1287660.html))

●	China’s imports of styrene increased from 1.79 million MT in 2002 to 3.607 million MT in 2011(http://ie.sci99.com/Product/17/2011)

Asphalt Market in China and Pretreatment & Asphalt Process

In addition to its use as raw materials for emulsified, diluted and modified asphalt-based products, asphalt is widely used for highways, roads and airport pavements. At the end of 2011,  the length of China’s highways has reached 85,000 km (52,816 miles) in the aggregate (http://www.ptbtv.com/news.asp?ID=78058), which made China rank the second in the world in terms of the length of its highway system. According to the PRC government plan, the length of China's highways will reach 100,000 km (62,137 miles) by 2020 (http://www.cngaosu.com/a/2010/1109/71783.html). In November 2008, the PRC Ministry of Communication issued a RMB 5 trillion investment plan and according to this plan, the average annual investment for construction of highways in the next five years will be RMB 980 billion, among which 60% will be used for construction of expressways, 20% for provincial highways and 20% for highways in the countryside.

To ensure the high-quality condition of roads and highways, the PRC government requires regular pavement maintenance every five years. In the past five years, the domestic demand for asphalt in China has exceeded supply with total imports of approximately 5.6 million MT in 2010.

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The following chart depicts the pretreatment and asphalt process:

Environmental Protection and Safety Measures

We are committed to environmental protection, facility safety and quality control throughout the design, maintenance and growth of our operation facilities and manufacturing process.

Environmental Protection

We have taken various measures to meet national standards and ensure our environmental compliance. For example, we recycle the water for cooling in our production process and large amounts of water can be saved through recycling. Sulfureted hydrogen generated in production is sent to the facility for sulfur recovery. The waste water and waste gas is treated by our sewage water treatment station and emission control facility to meet the national standards before discharge. The industrial residue and garbage is sent to qualified companies for safe treatment.

Safety Measures

Our safety control measures include:

1.	Distribution control system;
2.	Emergency shutdown mechanism;
3.	Automatic interlocking system;
4.	Detection & alarm system for flammable and toxic gas;
5.	Fire detection & automatic sprinkler system; and
6.	Real-time system and process monitoring system

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Quality Control

With our commitment to quality control, our petrochemical products have met all applicable national standards for petrochemical products set by the General Administration of Quality Supervision, Inspection and Quarantine of the PRC. For instance, the purity of our Styrene product exceeded the national standard of 99.7%, and the purity and our Propylene product exceeded the national standard of 99.5%.

Our Competitive Strengths

As an independent petrochemical manufacturer and supplier, our competitive strengths include:

Technology Advantage

We have proprietary manufacturing technologies that allow for better use of raw materials, higher yield rate and enhanced operational efficiency.

Specifically, we possess the technology to use heavy oil, instead of naphtha which is a commonly used feedstock in the petrochemical production industry. Heavy oil is approximately 15% cheaper per ton and more readily available than naphtha, which provides us with competitive advantage in the selection of raw materials. In addition, we use proprietary catalytic pyrolysis with higher reaction temperatures, which results in a 15% higher Olefin yield rate than that of conventional fluidized catalytic cracking processes. Finally, we use enhanced technologies in our production process that allow for lower capital investment and higher operations efficiency.

Our yield rate in 2010 for our entire production line indicates a yield rate of 87.6% for the finished products.  The yield rate in 2011 for our entire line is 87.2% for the finished products. Yield rate represents the percentage of finished product produced from input of raw material and net input of unfinished products and is calculated by dividing the sum of crude oil and net unfinished input into the individual net production of finished products. A yield rate of 87.2% means, for instance, 100 tons of heavy oil can generate approximately 87.2 tons of finished products.

In addition, we use enhanced technologies in our production process that allow for lower capital investment and higher operations efficiency. Our proprietary catalytic pyrolysis process uses a set of dual risers for one precipitator and one regenerator, while the commonly-used fluidized catalytic cracking process uses one riser for one precipitator and one regenerator respectively. The dual riser, one precipitator and one regenerator are integrated into one complete process which provides for ease of operation, higher operation efficiency and higher reaction temperature. It was estimated that the technology generates a 15% higher olefin yield rate than that of the fluidized catalytic cracking process, which allows us to produce more higher-margin olefin products such as styrene and propylene

Finally, a catalytic pyrolysis process with high temperatures can produce more olefin hydrocarbon based products compared with other equipment using low temperatures for the same product. In other words, our cost is reduced while producing the same amount of the product.

Our management considers our manufacturing technologies and manufacturing design critical to our business, and has taken steps to protect these technologies. In January 2011, we received the approval for our patent application for MEP technology (Multiple Ethylene Propylene) from the National Intellectual Property Bureau in China, #ZL-2010-2-0191523.6. In addition to patent protection, we also entered into confidentiality and license agreements with certain employees, customers and others to protect the confidentiality of our technologies.

Elite Workforce

Our management team, composed of seasoned petrochemical experts with proven track records from China’s largest state-owned enterprises, provides us with specialized operating management and technical administration. In addition, we have allied with many industry-renowned technology experts and advisors assisting us to achieve consistent technological improvement.

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Ideal Location

Our operation and storage facilities are at the ocean front and in close proximity to suppliers and customers which provides us with an advantage of lower logistics cost and readily available access to raw materials and target customers. In addition, being located in Qingshi Chemical Park in Ningbo provides us with access to skilled labor and industry resources.

Sales and Pricing

Sales

In selling our products, most of our customers pay cash in advance; for core customers with excellent credit history, we may occasionally make an exception by conducting credit sales, which is part of our strategy to maintain customer relationship.

In order to meet customers’ demand, we have improved our manufacturing technologies and streamlined our conversion process to achieve an approximately 30 days’ raw material-to-sales cycle.

In order to facilitate our future growth, Ningbo Keyuan Petrochemicals, Ltd was incorporated in Ningbo, China with a registered capital of $3 million as a wholly-owned subsidiary of Keyuan Group (the BVI entity) on August 27, 2010. Ningbo Keyuan Petrochemicals is responsible for the sales and marketing, raw materials sourcing and market analysis for the Company. Dr. Jingtao Ma was appointed as the General Manager of the new entity. Dr. Ma was the head of the former sales and marketing division of Ningbo Keyuan. This new entity will also serve as the “market thermometer” that can better monitor market conditions and obtain first hand market data through buying and selling activities. Management believes that the consolidation of the sales and marketing and raw material procurement function under one business unit will help efficiently manage the future expansion of the Company.

In order to facilitate our future growth, Ningbo Keyuan Petrochemicals, Ltd was incorporated in Ningbo, China with a registered capital of $3 million as a wholly-owned subsidiary of Keyuan Group (the BVI entity) on August 27, 2010. Ningbo Keyuan Petrochemicals is responsible for the sales and marketing, raw materials sourcing and market analysis for the Company. Dr. Jingtao Ma was appointed as the General Manager of the new entity. Dr. Ma was the head of the former sales and marketing division of Ningbo Keyuan. This new entity will also serve as the “market thermometer” that can better monitor market conditions and obtain first hand market data through buying and selling activities. Management believes that the consolidation of the sales and marketing and raw material procurement function under one business unit will help efficiently manage the future expansion of the Company. On June 15, 2012, Ningbo Keyuan Synthetic Rubbers Co., Ltd was incorporated as a foreign owned enterprise to engage in the sales and marketing of various petrochemical products, specifically synthetic.

Pricing

Our raw material price fluctuations are primarily attributable to international oil prices and market effects of supply and demand. We set our selling prices based upon benchmark prices published by national petrochemical companies, and/or through individually negotiated prices with customers. Specifically, BTX aromatic prices are influenced by benchmark prices set by National Development and Reform Commission, or NDRC.

Customers

Our main customer base is downstream petrochemicals manufacturers and distributors (trading companies) located in and near the Yangtze River Delta and Pearl River Delta. 14% of our sales are direct sales to petrochemical companies that use our products as raw materials for their own products such as polystyrene, isoprene, dicyclopentadiene, acrylic acid, oil fuel products and other chemical products. 86% of our sales are through the trading companies, i.e., distributors who sell our products to petrochemicals derivative companies and manufacturers. We engage distributors as customers mainly because: (1) distributors customarily pay the entire purchase price prior to shipment, while end-users often request credit payment terms; and (2) it decreases our overhead by allowing for a more streamlined sales force as distributors do not require regular client visits, entertaining or a highly specialized sales team to maintain the relationships.

In order to estimate the total orders for a year, we conduct surveys with our major customers to obtain their preliminary orders for the next one or two years and update the information annually. We enter into purchase contracts with customers on an order-to-order basis. In each contract, price is determined based on market price and the quantity is specified based on (1) the customer demand for a particular order and (2) our capability to satisfy that particular order. Our five largest customers accounted for 44% and 40% of the sales for the years ended December 31, 2011 and 2010, respectively.   We anticipate that our overall customer composition and the concentration of our top customers will change as we expand our business and modify our product portfolio to include new products and higher-margin products; however, we can give no assurance that this will be the case.

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Intellectual Property

We have a pending trademark application for the Ningbo Keyuan company logo with the State Administration for Industry and Commerce, Trademark Office. On January 25, 2011 we received approval for a patent related to the Company's proprietary production process, called MEP (Multiple Ethylene Propylene). MEP is an exclusive and leading technology used in Keyuan's existing production process. Through the ingenuity of our CEO, Mr.  Tao, we have developed this proprietary production process that improves the manufacturing efficiency and flexibility for a wide range of petrochemicals. The utility model patent received, #ZL-2010-2-0191523.6, applies to a processing technology used in the production of ethylene and propylene. This technology allows us to use lower grade feedstock (such as heavy oil) instead of a higher grade feedstock commonly used in other existing petrochemical production processes. It also allow us to improve the yield and utilization rate of its production line, resulting in a 15% cost savings.

Government Regulation

In addition to U.S. securities laws, banking laws and laws applicable to all companies, such as The Foreign Corrupt Practices Act, as a China-based entity, we are subject to various Chinese regulations. This section sets forth a summary of the most significant China regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiary.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by China's Ministry of Commerce (MOFCOM) and NDRC in 2007 classified various industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted for foreign investment. Except for those expressly provided with restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership. With regard to those industries/businesses restricted to foreign investment, there is always a limitation on foreign investment and ownership. Foreign investment is prohibited in prohibited industries/business. The PRC subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of State Administration of Foreign Exchange (SAFE). Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), foreign investment enterprises, or FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

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(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the wholly-owned foreign enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to Notice 142, FIEs shall obtain a verification report from a local accounting firm before converting its registered capital in foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005. SAFE has also issued implemented rules to SAFE Notice 75.  SAFE Notice 75 and its implementation rules require PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch in connection with their direct or indirect shareholding in any company outside of China referred to as an “offshore special purpose company” established for the purpose of raising fund from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle”, or SPV, refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC resident shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

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There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. Although we have requested PRC residents who, to our knowledge,  hold direct or indirect interests in our Company  to make the necessary applications, filings and amendments as required under the SAFE Notice 75 and other related rules, our PRC resident beneficial holders have not completed such approvals and registrations required by the SAFE regulations. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could adversely affect our business and prospects.

Regulations on Employee Stock Option Plans

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In March 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rules. Under these rules, PRC citizens who participate in an employee stock ownership plan or a stock option plan in an overseas publicly-listed company are required to register with SAFE or its local branch and complete certain other procedures. For participants of an employee stock ownership plan, an overseas custodian bank should be retained by the PRC agent, which could be the PRC subsidiary of such overseas publicly-listed company, to hold on trusteeship all overseas assets held by such participants under the employee share ownership plan. In the case of a stock option plan, the PRC agent is required to retain a financial institution with stock brokerage qualification at the place where the overseas publicly-listed company is listed or a qualified institution designated by the overseas publicly-listed company to handle matters in connection with the exercise or sale of stock options for the stock option plan participants. For participants who had already participated in an employee stock ownership plan or stock option plan before the date of the Stock Option Rules, the Stock Option Rules require their PRC employers or PRC agents to complete the relevant formalities within three months of the date of this rule.

Further, a notice concerning the individual income tax on earnings from employee share options jointly issued by Ministry of Finance, or the MOF, and the State Administration of Taxation, or the SAT, and its implementing rules, provide that domestic companies that implement employee share option programs shall (a) file the employee share option plans and other relevant documents to the local tax authorities having jurisdiction over them before implementing such employee share option plans; (b) file share option exercise notices and other relevant documents with the local tax authorities having jurisdiction over them before exercise by the employees of the share options, and clarify whether the shares issuable under the employee share options mentioned in the notice are the shares of publicly listed companies; and (c) withhold taxes from the PRC employees in connection with the PRC individual income tax.

We and our PRC citizen employees who participate in the employee stock incentive plan, which we adopted in 2010, will be subject to these regulations. We and our PRC option grantees have not completed the registrations under these regulations. We cannot assure you that we and our PRC option grantees will be able to complete the required registrations. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, which could adversely affect our business and prospects.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

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On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period beginning January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law, the tax rate will be increased to 18% for 2008, 20% for 2009, 22% for 2010, 24% for 2011, and 25% for 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law and Implementation Rules of the New EIT Law provide that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefore such income taxes generally called withholding tax in practice. Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if a Hong Kong resident enterprise owns more than 25% of the registered capital in a company in the PRC and is determined by the competent PRC tax authority to have satisfied the other conditions and requirements under such Double Tax Avoidance Agreement Between Hong Kong and Mainland China and other applicable laws. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if Keyuan HK are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to Keyuan HK by our subsidiaries in the PRC are considered income sourced within the PRC, such dividends may be subject to a withholding tax at a rate up to 10%.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined Company’s tax rate in the future could have a material adverse effect on our financial condition and results of operations.

For the years ended December 31, 2011, 2010 and 2009, the Company was subject to the 25% tax rate. In order to support the growth of certain local enterprises, the local government granted certain credit back to Ningbo Keyuan. In the first two profitable years, the local government will credit back to the Company the entire local portion of the income tax which equals to 40% of the whole Enterprise Income Tax the Company paid applying the 25% tax rate.; in the subsequent three profitable years, the local government will credit back 50% of the local income tax the Company paid under the 25% tax rate.  The Company will recognize the subsidy related to income tax at the time the cash is received.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals. The Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was amended on August 5, 2011 and the amended regulation will become effective on December 1, 2011. The amended regulation provides for more detailed and comprehensive requirements and conditions for obtaining work safety licenses for dangerous chemicals production.

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The Regulations on the Safety Administration of Dangerous Chemicals (“RSADC”) was promulgated by the State Council on January 26, 2002, effective as of March 15, 2002. It sets forth general requirements for manufacturing and storage of dangerous chemicals in China. The RSADC requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the RSADC, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability. The RSADC was amended on March 2, 2011 and the amended regulation will become effective on December 1, 2011. The amended regulation strengthens the administration of dangerous chemicals production.

The Company has put work place safety as one of the top priorities for our work. In order to comply with the aforementioned rules and regulations, we have made considerable investment for major equipment with a total estimated amount of RMB 23 million (about USD 3.37 million). We have installed a distribution control system (DCS), emergency shutdown system, electric explosion protection, automatic interlocking system, detecting & alarming system for inflammable and toxic gas, fire fighting and fire detecting system, auto-sprinkling system, pressure release and control system. The Company’s operating subsidiary Ningbo Keyuan has obtained a work safety license effective from March 25, 2011 to March 24, 2014 for producing petrochemical products.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters are required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without the license or in violation of the terms of the pollutant discharge license. As Ningbo city is currently working on setting up an inspection system of the pollutant discharge, there is no specific pollutant discharge license for our operating subsidiary Ningbo Keyuan. However, Ningbo Keyuan’s facilities have passed inspection with Ningbo city environmental protection authorities which includes an approval for the pollutant discharge.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) inspecting the finished construction project and ensuring that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environmental protection authorities upon completion of a construction project. Our facilities have passed the inspection by the environmental protection authorities.

In order to meet the above mentioned requirements for environmental protection, we have invested about RMB 28 million (about USD 4.1 million) and built facilities including a sewage treatment facility, a sulphur recovery facility, a sea water desulphurization facility, a  flue gas treatment facility and a real-time monitoring system for environmental protection. With these facilities, we believe we are able to meet all the environmental protection standards set by the government.

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Research and Development

We consider ourselves as a technology driven innovative Company. Our senior management combined has over one hundred years of industry experience. We continue to enhance our technology through internal and external research and development.

On January 25, 2011 we received approval for a patent related to the Company's proprietary production process, called MEP (Multiple Ethylene Propylene). MEP is an exclusive and leading technology used in Keyuan's existing production process. The utility model patent received, #ZL-2010-2-0191523.6, applies to a processing technology used in the production of ethylene and propylene. This technology allows us to use lower grade feedstock (such as heavy oil) instead of a higher grade feedstock commonly used in other existing petrochemical production processes. It also allows us to improve the yield and utilization rate of its production line.

On February 1, 2011, we signed an agreement with Ningbo Institute of Technology, an affiliate of Zhejiang University, to jointly develop commercial applications for Butadiene Styrene Resin. This is one component of Keyuan's long-term strategy to invest in technology advancement. Keyuan will work with researchers from the Ningbo Institute of Technology to research and develop synthesis technology for Butadiene Styrene Resin over the next 2 years. Butadiene Styrene Resin is a block co-polymer with excellent transparency and anti-impact properties, including flexibility and durability. It is currently used in packaging and plastic products such as medical instruments and toys. This partnership will focus on developing commercial applications for Butadiene Styrene Resin in synthetic rubber products. We and Ningbo Institute of Technology will share the rights to products and technologies developed from this cooperation.

In the first six months of 2012, the extreme fluctuation in international oil prices has caused substantial negative impact to the petrochemical industry including us. To address this issue, we engaged with Shanghai East China University of Science and Technology and Ningbo Institute of Technology, Zhejiang University to study the possibility and feasibility of diversifying our products, developing high value-added products and improving our production efficiency so that we can have a more stable long-term development plan, to optimize product structures, and to reduce the adverse effects of oil price fluctuations and the general economic environment.

Description of Property

We have acquired the state-granted use rights to land set forth in the table below.

	Address	Size	Leased/Owned/Granted	Function
1.	Qingshi Industrial Park, Beilun District, Ningbo, Zhejiang, China	231,084 Square meters	Granted use rights	Plant land
2.	No.8 Lianhe Road 239 Block, Qijiashan Neighborhood, Beilun District, Ningbo, Zhejiang, China	4,948 Square meters	Owned	Dormitory Building

Employees

As of September 19, 2012, we had 505 full-time employees, including 1 executive officer and 14 other senior management members, 26 engineers, 16 sales people, 7 researchers and developers and 55 administrative staff. The remaining 386 full-time employees are production facility manufacturers. All of the employees have signed labor contracts with us and receive monthly salaries as well as other social benefits including pension insurance, unemployment insurance, accidental insurance, medical insurance and housing funds, etc. We do not have any other employees in addition to our full-time employees.

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, and medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

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Executive Offices

Our offices are located at Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P. R. China 315803.

FOR ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. For further information with respect to the Company, you may read and copy its reports, proxy statements and other information, at the SEC public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330  for more information about the operation of the public reference rooms. The Company’s SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Copies of Company’s Annual Reports on Form 10K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are all available at our website (http://www.keyuanpetrochemicals.com/)  free of charge, within a week after we file same with the SEC or by sending a request for a paper copy to our outside securities counsel: Hunter Taubman Weiss LLP, c/o Keyuan Petrochemicals, Inc., 17 State Street, Suite 2000, New York, NY 10004.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

On November 15, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging the Company had violated federal securities laws by issuing materially false and misleading statements and omitting material facts with regard to disclosure of related party transactions and the effectiveness of internal controls in past public filings. The Company filed a motion to dismiss on July 27, 2012, which is presently scheduled to be heard by the Court in October 2012.  Discovery has not yet commenced, and will be stayed pending resolution of the motion to dismiss.  The Company believes there is no basis to the suit filed by the Rosen Law Firm and intends to contest the case vigorously.

On January 9, 2012, Ningbo Keyuan filed a law suit in Ningbo Beilun District People’s Court against Zhenjiang Kaiyuan Installation Group (now known as Zhenjiang Industry Equipment Installation Group Co., Ltd) in breach of a project construction contract and alleged damages of RMB 98,000. Zhenjiang Industry Equipment filed a counter claim requiring us to pay RMB 9,825,615 of project cost and RMB 1,350,000 of interest. The two parties have settled the case and Ningbo Keyuan agreed to pay Zhenjiang Industry Equipment  a total amount of RMB 7,220,000 (approximately $1,144,738).

In June 2012, Ningbo Keyuan filed a law suit in Ningbo Beilun District People’s Court against Ningbo Lianneng Thermo Co., Ltd (“Ningbo Lianneng”) in a dispute over a power supply contract alleging damages of RMB 10,964,366 (approximately $1,740,300).  In August 2012, Ningbo Lianneng filed a counter claim in Ningbo Intermediate People’s Court (the “Intermediate Court”) against Ningbo Keyuan for the same dispute for RMB 15,444,539 (approximately $ 2,451,500).  A civil trial for the counter claim was held at the Intermediate Court on August 30, 2012, but no decision has been made as of September 25, 2012. In addition, Ningbo Keyuan filed the same law suit in the Intermediate Court in late August 2012, and a civil trial for this claim is scheduled for October 18, 2012.

On September 11, 2012, the Company received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission ( the “Commission”) stating that the Staff intends to recommend that the Commission bring a civil injunctive action against the Company, alleging that the Company violated Section 17(a) of the Securities Act of 1933 as well as Section 10(b), 13(a), and 13b(2) of the Securities Exchange Act of 1934 and Rules 10b-5 and 13a-13 thereunder. On the same day, the Commission also issued a Wells Notice to Mr. Chunfeng Tao, the Company’s Chief Executive Officer, advising him that the Staff intends to recommend that the Commission bring a civil injunctive action against him alleging that he violated Section 304 of the Sarbanes-Oxley Act.

A Wells Notice by the Staff is neither a formal allegation of wrongdoing nor a determination of wrongdoing. A Wells Notice indicates that the Commission has determined it may bring a civil action and provides the Company and Mr. Tao with an opportunity to provide the Commission with information as to why such action should not be brought.

The Company cannot predict the outcome of the matter with the Commission, including whether a lawsuit will be filled or the term of any settlement that may be reached. The Company will determine how to proceed based on further consultation with its legal counsel. At this time, the company does not expect the notice to materially interfere with its day to day operating business.

Other than as set forth herein, we are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us.

MARKET FOR OUR COMMON STOCK, DIVIDENDS AND
RELATED STOCKHOLDER INFORMATION

Our Common Stock is quoted on the OTCQB under the symbol “KEYP”, our cusip number is 493722102. We first began trading on April 22, 2010 on the Over the Counter Bulletin Board.  Beginning on September 15, 2010, we began trading on the Nasdaq Capital Market under the symbol “KEYP”.  On January 18, 2011, our common stock commenced trading on the Nasdaq Global Market. On April 1, 2011 trading in our stock was halted by Nasdaq and delisted on October 5, 2011 resulting our shares trading on the Pink Sheets commencing on October 7, 2011.

The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended June 30, 2010.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

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	High		Low
The quarter ended June 30, 2010	5.20		0.25

The quarter ended September 30,2010	5.55		3.15

The quarter ended December 31,2010	5.75		3.67

The quarter ended March 31, 2011	5.56		4.12

The quarter ended June 30, 2011	5.56	*	4.12*

The quarter ended September 30, 2011	5.56	*	4.12*

The quarter ended December 31, 2011	4.88	*	1.02	*

The quarter ended March 31, 2012	2.20		0.62

The quarter ended June 30, 2012	1.77		1.35

* For the period from April 1, 2011 to October 6, 2011, trading in our stock was halted by Nasdaq.

As of September 19, 2012, the closing bid price of the common stock was $1.20 and we had approximately 109  record holders of our commons stock and one record holders of our Series B Preferred Stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

As of  September 21, 2012, there are (i) three-year Series A Warrants to purchase up to 807,450 shares of Common Stock, at an exercise price of $4.50 per share; (ii) three-year Series B Warrants to purchase up to 808,600 shares of Common Stock, at an exercise price of $5.25 per share. (iii) three-year Series C Warrants to purchase up to 874,802 shares of Common Stock, at an exercise price of $4.50 per share; and (iv) three-year Series D Warrants to purchase up to 874,802 shares of Common Stock, at an exercise price of $5.25 per share. We also granted warrants to purchase 718,755 shares of Common Stock to TriPoint Global Equities, LLC, the placement agent in the April-May 2010 Financing.  In connection with the September 2010 financing, we granted placement agent warrants to purchase up to 561,601 shares of Common Stock to Tripoint Global Equities, Inc.

Effective August 11, 1993, the SEC adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) states that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

Dividend Policy

On January 27, 2011, the Company’s Board of Directors approved the distribution of an annual cash dividend of $0.36 per share for 2011 to be paid quarterly to its common stock shareholders at the assigned dates of record.  The first quarterly dividend of $0.09 per share was paid to shareholders of record as of March 1, 2011; distribution occurred on April 15, 2011. The second quarterly dividend of $0.09 per share was paid to shareholders of record as of June 1, 2011; distribution occurred on July 15, 2011. In October 2011, the Company's Board of Directors suspended the payment of quarterly cash dividends on the Company’s common stock while it considered strategic alternatives including, but not limited to, taking the Company private, a merger or other transaction.

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Management agreed to waive their rights to receive cash dividends with regards to common stock indirectly owned by them. In addition, PRAX Capital agreed to waive their rights to receive cash dividends should they choose to convert their preferred stock before the record date. The Company and the Board are evaluating its current dividend policy for shareholders in connection with the distribution of the third quarterly dividend of 2011 and future dividend payments.

Description of Equity Compensation Plans Approved By Shareholders

On June 29, 2010, the Board of Directors approved the Company’s 2010 Equity Incentive Plan (the “Plan”)  to authorize  6,000,000 shares for issuance  under equity incentive awards, effective June 30, 2010. On December 6, 2010, we filed Definitive Schedule 14C information statement with the Commission proposing to adopt the Plan. The information statement was mailed to shareholders on December 6, 2010 and it became effective on December 21, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,930,000	(1)(2)	$4.2	2,820,000
Equity compensation plans not approved by security holders	100,000	(3)	$4.5
Total	3,030,000			2,820,000

(1)
On June 30, 2010, the Company granted stock options to certain senior management employees to purchase in the aggregate 3,000,000 shares of the Company’s common stock at an exercise price of $4.20 per share and the grant-date fair value of these stock options amounted to $3,347,298. However, options to purchase in the aggregate 150,000 shares of the Company’s common stock were later forfeited in 2010 because two optionees left the Company. A total of 2,810,000 stocks options vest over three years as follows: 30% shall vest and become exercisable one year after grant date, 40% shall vest and become exercisable two years after grant date, and 30% shall vest and become exercisable three years after grant date. For the remaining 190,000 stock options: 40% shall vest and become exercisable one year after grant date and 60% shall vest and become exercisable two years after grant date.

(2)
On July 1, 2010, the Company granted stock options to two independent directors with contractual terms of 5 years. The exercise price of these stock options is $4.20 per share and the grant-date fair value of these stock options amounted to $91,349. A total of 40,000 options shall vest and become exercisable one year after the grant date and the remaining 40,000 options shall vest and become exercisable two years after the grant date, provided that the independent directors are re-elected for successive one year terms one year after the stock options issuance date.

(3)
On August 4, 2010, we granted five-year options to 79 managers and employees to purchase in the aggregate 700,000 shares of the Company’s common stock at an exercise price of $4.50 per share, in consideration of their services to the Company. Of these options, 30% of the Options shall vest immediately one year after the issuance, 40% of the options shall vest two years after the issuance and 30% of the options shall vest three years after the issuance.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based upon the representations of the respective Optionees that none of them were “U.S. person[s]” as that term is defined in Rule 902(k) of Regulation S under the Securities Act. Based on feedback received from the employees after the option award which indicated that most of those employees would prefer tangible cash rewards, management proposed canceling  600,000 of these stock options that had been granted to 77 of the 79 employees. On December 29 2010, the Board of Directors approved the proposal to cancel such stock options.

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Financial Statements
  KEYUAN PETROCHEMICALS, INC. AND SUBSIDIAIRES
CONDENSED CONSOLIDATED BALANCE SHEETS

		June 30,	December 31,
	Note	2012	2011
		(Unaudited)
ASSETS
Current assets:
Cash	3	$9,879,169	$7,325,017
Pledged bank deposits		239,816,494	156,318,066
Bills receivable		3,309,663	1,574,000
Accounts receivable	4	4,014,076	2,226,288
Inventories	5	73,048,249	38,945,968
Prepayments to suppliers	6	44,507,626	15,781,294
Consumption tax refund receivable	7	107,023,606	55,809,560
Amounts due from related parties	22	39,625	39,350
Other current assets	8	60,646,615	45,978,428
Deferred income tax assets	17	37,609	37,348

Total current assets		542,322,732	324,035,319

Property, plant and equipment, net	9	209,768,917	190,867,621
Intangible assets, net	10	931,848	978,503
Land use rights	11	10,920,476	11,068,762
VAT recoverable		2,541,215	2,893,635

Total assets		$766,485,188	$529,843,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	12	$393,534,612	$225,969,421
Bills payable		111,267,000	63,550,250
Current portion of long-term bank borrowings	13	15,850,000	15,740,000
Accounts payable		79,936,476	97,588,137
Advances from customers	4	41,202,535	7,821,623
Accrued expenses and other payables	14	30,254,525	30,287,946
Income taxes payable	17	1,224,165	186,326
Dividends payable		2,381,759	2,381,759
Amounts due to related parties	22	768,313	621,077

Total liabilities, all current		676,419,385	444,146,539

Series B convertible preferred stock:
Par value: $0.001; Authorized: 8,000,000 shares
6% cumulative dividend for one year from insurance, with liquidation preference over common stock
Issued and outstanding: 5,333,340 shares,
liquidation preference of $20,000,000		16,451,552	16,451,552

Commitments and contingencies	18	-	-

Stockholders’ equity:
Common stock:
Par value:$0.001; Authorized: 100,000,000 shares;
Issued and outstanding: 57,646,160 shares as at June 30, 2012 and
December 31, 2011		57,646	57,646
Additional paid-in capital		49,951,346	49,198,278
Statutory reserve		3,744,304	3,744,304
Accumulated other comprehensive income		7,253,902	6,545,811
Retained earnings		12,607,053	9,699,710

Total stockholders’ equity		73,614,251	69,245,749

Total liabilities and stockholders' equity		$766,485,188	$529,843,840

See accompanying notes to the condensed consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Sales
External parties	$184,425,717	$115,281,945	$367,750,405	$239,436,744
Related parties	-	35,607,658	-	58,217,477

Total Sales	184,425,717	150,889,603	367,750,405	297,654,221

Cost of sales
External parties	178,005,456	111,055,933	351,857,165	224,870,131
Related parties	-	37,977,326	-	58,276,685

Total Cost of sales	178,005,456	149,033,259	351,857,165	283,146,816

Gross profit	6,420,261	1,856,344	15,893,240	14,507,405
Operating expenses
Selling expenses	388,217	215,548	641,123	754,680
General and administrative expenses	2,656,620	4,529,744	5,266,815	7,764,824

Total operating expenses	3,044,837	4,745,292	5,907,938	8,519,504

Income (loss) from operations	3,375,424	(2,888,948)	9,985,302	5,987,901

Other income (expense):
Interest income	1,882,812	781,941	2,822,046	1,688,885
Interest expense	(2,930,281)	(2,638,734)	(7,308,982)	(5,835,364)
Foreign exchange (loss) gain, net	(542,352)	3,200,356	(364,518)	2,052,713
Liquidated damages expense	-	(1,300,730)	-	(1,300,730)
Other income (expense), net	147,022	1,689,404	(217,039)	3,716,178

Total other expense (income)	(1,442,799)	1,732,237	(5,068,493)	321,682

Income (loss) before income taxes	1,932,625	(1,156,711)	4,916,809	6,309,583

Income tax expense	870,277	665,828	2,009,469	2,917,979
Net income (loss) attributable to Keyuan
Petrochemicals Inc. stockholders	1,062,348	(1,822,539)	2,907,340	3,391,604

Dividends to Series B convertible
preferred stockholders	-	306,247	-	602,507
Net income (loss) attributable to Keyuan
Petrochemicals Inc. common stockholders	$1,062,348	$(2,128,786)	$2,907,340	$2,789,097
Net income (loss) attributable to Keyuan
Petrochemicals Inc. stockholders	$1,062,348	$(1,822,539)	$2,907,340	$3,391,604

Other comprehensive income
Foreign currency translation adjustment	130,680	617,550	708,091	1,174,874

Comprehensive Income (loss)	$1,193,028	$(1,204,989)	$3,615,431	$4,566,478

Earnings (loss) per share: Attributable to common stock:
- Basic	$0.02	$(0.04)	$0.05	$0.05
- Diluted	$0.02	$(0.04)	$0.05	$0.05

Weighted average number of shares of common stock used in calculation
Basic	57,646,160	57,579,239	57,646,160	57,578,896
Diluted	62,979,500	57,579,239	62,979,500	63,836,892

See accompanying notes to the condensed consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2012	2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$2,907,340	$3,391,604
Adjustments to reconcile net income to net cash
(Used in) provided by operating activities:
Loss on disposal of property and equipment	-	3,504
Depreciation	5,452,134	4,671,566
Amortization	53,548	51,675
Land use rights amortization	225,868	217,999
Share-based compensation expense	819,496	1,285,185
Changes in operating assets and liabilities:
Bills receivable	(1,726,404)	5,665,046
Account receivable	2,244,109	-
Inventories	(33,864,254)	(14,517,420)
Prepayments to suppliers	(25,882,018)	11,118,823
Consumption tax refund receivable	(50,875,322)	5,455,515
Other current assets	(16,565,560)	(23,036,081)
Accounts payable	(18,462,125)	44,000,832
Advances from customers	29,341,763	4,320,196
Income taxes payable	879,675	(9,427,659)
Accrued expenses and other payables	(1,483,151)	1,500,872

Net cash(used in) provided by operating activities	(106,934,901)	34,701,657

Cash flows from investing activities:
Proceeds from property disposal of property and equipment	-	10,512
Purchase of property, plant and equipment,	(21,295,703)	(11,574,245)

Net cash used in investing activities	(21,295,703)	(11,563,733)

Cash flows from financing activities:
Pledged bank deposits used for bank borrowings	(82,489,175)	(52,211,458)
Proceeds from short-term bank borrowings	457,866,240	74,477,809
Repayment of short-term bank borrowings	(291,149,318)	(45,167,450)
Proceeds from bills payable	111,379,320	51,215,295
Repayment of bills payable	(64,058,975)	(60,784,670)
Repayments of long-term bank borrowings	-	(13,014,350)
Short-term financing from related parties	-	13,144,234
Short-term financing to related parties	-	(13,144,234)
Repayment to Ningbo Litong	-	(95,094)
Proceeds from warrant exercise	-	7,332
Dividends paid	-	(1,396,964)

Net cash provided by (used in) financing activities	131,548,092	(46,969,550)

Effect of foreign currency exchange rate changes on cash	(763,336)	278,395

Net increase (decrease) in cash	2,554,152	(23,553,231)

Cash at beginning of the period	7,325,017	29,336,241

Cash at end of the period	$9,879,169	$5,783,010

Supplemental disclosure of cash flow information:
Income taxes paid	$1,028,792	$12,345,638
Interest paid, net of capitalized interest	$588,578	$5,835,363
Non-cash financing activities:
Payable for purchase of property, plant and equipment	$4,433,893	$24,433,051

See accompanying notes to the condensed consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

1         ORGANIZATION AND DESCRIPTION OF BUSINESS

(a)       Organization

Keyuan Petrochemicals, Inc. (the “Company”) was incorporated in the State of Texas on May 4, 2004 in the former name of “Silver Pearl Enterprises, Inc”.  The Company, through its wholly-owned subsidiary, Keyuan International Group Limited (“Keyuan International”) and its indirect subsidiaries, Keyuan Group Limited (“Keyuan HK”),  Ningbo Keyuan Plastics Co., Ltd. (“Ningbo Keyuan”), Ningbo Keyuan Petrochemicals Co., Ltd. (Ningbo Keyuan Petrochemicals), Ningbo Keyuan Synthetic Rubbers Co., Ltd. (“Ningbo Keyuan Synthetic Rubbers”), and Guangxi Keyuan New Materials Co., Ltd. (“Guanxi Keyuan”), are collectively referred herein below as “the Group” and are engaged in the manufacture and sale of petrochemical products in the People’s Republic of China (“PRC”).

(b)       Other Events

In 2011, the Company’s former auditor, KPMG, LLP (“KPMG”), brought certain issues to the Company’s Audit Committee’s attention through a March 28, 2011 memorandum and an April 18, 2011 letter (collectively, the “KPMG Memoranda”). KPMG requested that the Company’s Audit Committee conduct an independent investigation (the “Independent Investigation”) into those issues. On March 31, 2011, the Audit Committee elected to commence such Independent Investigation and engaged the services of independent counsel, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), which in turn engaged the services of Deloitte Financial Advisory Services LLP (“Deloitte”), as independent forensic accountants, and King & Wood, as Audit Committee counsel in the PRC. Pillsbury, Deloitte and King & Wood are collectively referred to herein as the “Investigation Team”. On September 28, 2011, the Independent Investigation was completed. The Independent Investigation identified possible violations of PRC laws and U.S. Securities laws, including the maintenance of an off-balance sheet cash account that was used primarily to pay service providers and other Company-related expenses. Total activity in the off-balance sheet cash account amounted to approximately $800,000 through December 31, 2010, with a net income statement effect of approximately $12,000, and $400,000 for the period from January 1, 2011 to March 31, 2011, with a net income statement effect of approximately $192,000, at which time the Company ceased its use. The Independent Investigation identified certain other issues that could result in potential violations of PRC or U.S. laws. The Company continues to work with its legal counsel to evaluate the matters identified in the investigation and to determine the extent to which the Company may be exposed to fines and penalties. The Company has preliminarily concluded that the extent to which it may be exposed to fines and penalties in the PRC is limited, and to date, has not received any PRC governmental or regulatory communication or inquiry related to these matters. However, management is currently unable to determine the final outcome of these matters and their possible effects on the consolidated financial statements.

On October 7, 2011, trading of the Company’s common stock was delisted by NASDAQ, and is currently quoted on the Over-the-Counter Bulletin Board (symbol: KEYP).

The Company’s management believes that the Company’s cash, working capital, and access to cash through its bank loans provide adequate capital resources to fund its operations and working capital needs for at least the next twelve months.

2         BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and include the financial statements of the Company and its subsidiaries. All intercompany balances and transactions are eliminated in consolidation. The financial statements have been prepared in accordance with U.S. GAAP applicable to interim financial information and the requirements of Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. These interim financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2011 and 2010, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computation as the audited financial statements for the years ended December 31, 2011 and 2010. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

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3         CASH

Cash consists of cash on hand and cash at banks. As of June 30, 2012 and December 31, 2011, cash of $9,029,095 and $7,101,505, respectively, was held in major financial institutions located in the PRC; and cash of $736,386 and $124,355, respectively was held in the Hong Kong Special Administrative Region. Management performs periodic evaluations of the relative credit standings of these major financial institutions, and believes that these major financial institutions have high credit ratings.

4         ACCOUNTS RECEIVABLE

The Group generally requires a prepayment of 100% of the sales contract price from its customers shortly before products are delivered. Such prepayment is recorded as “advances from customers” in the Group’s consolidated balance sheet, until the products are delivered and the customer takes ownership and assumes the risk of loss. With the approval of the Company’s general manager, the Company occasionally extends credit to its long-term customers with a good credit rating. As of June 30, 2012 and December 31, 2011, the balance of accounts receivable was $4,014,076 and $2,226,288 respectively. The $4,014,076 of accounts receivable as of June 30, 2012 was received in July 2012.

5         INVENTORIES

Inventories consist of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
Raw materials	$48,865,084	$26,226,388
Finished goods	20,219,210	10,891,825
Work-in-process	3,963,955	1,827,755

Total	$73,048,249	$38,945,968

6         PREPAYMENTS TO SUPPLIERS

As of June 30, 2012 and December 31, 2011, prepayments to suppliers are made in connection with the purchase of raw materials and the construction of the Group’s facilities. Prepayments to suppliers are reclassified to inventories or construction-in-progress, when the Group applies the prepayments to related purchases of materials after the related invoices are received.

7         CONSUMPTION TAX REFUND RECEIVABLE

The PRC government has enacted a regulation that provides that domestically purchased heavy oil to be used for producing ethylene and aromatics products is to be exempted from a consumption tax. In addition, the consumption tax paid for imported heavy oil is to be refunded if it is used for producing ethylene and aromatics products. Given all the Group’s purchased heavy oils are, or are to be used for the production of ethylene and aromatics products, the Group recognizes a consumption tax refund receivable when the consumption tax has been paid and the relevant heavy oils have been used for production. As of June 30, 2012 and December 31, 2011, the Group recorded an estimated consumption tax refund receivable amounting to $107,023,606 and $55,809,560, respectively.

On August 15, 2012, the Group received a consumption tax refund of $95,124,967 and consumption tax claims of $11,898,639 are in process and are expected to be approved and refunded by the end of September 2012.

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8         OTHER CURRRENT ASSETS

Other current assets consist of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
VAT recoverable	$23,360,510	$9,991,877
Receivable from Ningbo Litong (Note 22)	-	2,740,970
Customs deposits for imported inventories	27,398,747	29,102,193
Others	9,887,358	4,143,388

	$60,646,615	$45,978,428

The estimate of deductible input VAT on the purchase of property, plant and equipment is determined using vendor contracts, engineering and other estimates, as well as historical experience, and is included in VAT recoverable. Approximately $2.5 million and $2.9 million is included in non-current assets as of June 30, 2012 and December 31, 2011, respectively.

Customs deposits for imported inventories represent amounts paid to the local customs office in connection with the importing of raw materials inventories. Upon approval by the customs authorities, these amounts become refundable by the local tax authority and are reclassified as consumption tax refund receivable (Note 7).

9         PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）

Buildings	$3,915,407	$3,888,234
Machinery and equipment	177,358,013	175,736,470
Vehicles	786,083	663,985
Office equipment and furniture	139,728	134,929
Construction-in-progress	50,141,011	27,449,846

	232,340,242	207,873,464
Less: Accumulated depreciation	(22,571,325)	(17,005,843)

	$209,768,917	$190,867,621

Depreciation expense on property, plant and equipment is allocated to the following items:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	（Unaudited）

Cost of sales	$2,580,156	$2,246,111	$5,347,643	$4,589,859
Selling, general and administrative expenses	55,355	40,473	104,491	81,707

	$2,635,511	$2,286,584	$5,452,134	$4,671,566

For the six months ended June 30, 2012 and the year ended December 31,2011, interest capitalized amounted to $587,984 and $1,246,179 respectively.

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10       INTANGIBLE ASSETS

Intangible assets consist of the following:

	Amortization	June 30,	December 31,
	Period	2012	2011
	Years	（Unaudited）

Licensing agreements	10-20	$1,505,750	$1,495,300
Less: Accumulated amortization		(573,902)	(516,797)

		$931,848	$978,503

For the six months ended June 30, 2012 and 2011, amortization expense for intangible assets amounted to $53,548 and $51,675, respectively. For the three months ended June 30, 2012 and 2011, amortization expense for intangible assets amounted to $26,774 and $25,995, respectively. Estimated amortization expense for each of the next five years is estimated to be approximately $100,000.

11       LAND USE RIGHTS

	June 30,	December 31,
	2012	2011
	（Unaudited）

Land use rights	$12,267,235	$12,182,100
Less: Accumulated amortization	(1,346,759)	(1,113,338)

	$10,920,476	$11,068,762

For the six months ended June 30, 2012 and 2011, amortization expense related to land use rights was $225,868 and $217,999, respectively. For the three months ended June 30, 2012 and 2011, amortization expense related to land use rights was $112,934 and $109,677, respectively.

12       SHORT-TERM BANK BORROWINGS

	June 30,	December 31,
	2012	2011
	（Unaudited）

Bank borrowings-secured/guaranteed	$393,534,612	$225,969,421

Short−term bank borrowings outstanding as of June 30, 2012 carry a weighted average interest rate of 5.91% (2011: 5.32%) for bank loans in RMB; a weighted average interest rate of 4.48% (2011: 3.42%) for bank loans in USD, and have maturity terms ranging from one to twelve months and interest rates ranging from 1.57% to 7.93% (2011: 2.97% to 4.3%).

At June 30, 2012, approximately $48,835,000 included in short-term bank borrowings is payable to Shanghai Pudong Development Bank, which is secured by a one-year fixed term deposit with a carrying amount of $50,403,000. In addition, $62,393,870 payable to Bank of China is secured by Ningbo Keyuan's one year fixed term deposit and pledged deposits with a carrying amount of $63,835,423 as of June 30, 2012; $11,000,000 payable to China CITIC Bank is secured by Ningbo Keyuan’s one-year fixed term deposit with a carrying amount of $11,246,860 as of June 30, 2012; and $22,591,104 payable to China Construction Bank is secured by pledged deposits with a carrying amount of $22,825,797 as of June 30, 2012. Among the rest of the Group's short-term borrowings, $248,714,638 is guaranteed by related party and third-party entities and individuals, including $15,850,000 which is guaranteed by the Group’s Chief Executive Officer and $11,000,000 that is secured by the Group’s land, buildings and equipment with a carrying amount of $90,798,902 as of June 30, 2012.

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13       LONG-TERM BANK BORROWINGS

	June 30,	December 31,
	2012	2011
	（Unaudited）

Loan from China Construction Bank	$15,850,000	$15,740,000
Less: current portion	(15,850,000)	(15,740,000)

	$-	$-

As of June 30, 2012  and December 31, 2011,  the Group's long-term bank loans are secured/ guaranteed by related-party entities and Mr. Tao (Note 22), bearing interest from 7.29% to 7.74% (2011:5.76% to 6.98%) and are due on various dates through October 2012.There were no additional long-term bank borrowings in the six months ended June 30, 2012.

14       ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of June 30, 2012 and December 31, 2011 consist of:

	June 30,	December 31,
	2012	2011
	（Unaudited）

Payables for the purchase of property, plant and equipment	$24,419,569	$24,590,217
Accrued payroll and welfare	341,775	1,061,508
Liquidated damages	2,493,326	2,493,326
Other accruals and payables	2,999,855	2,142,895

	$30,254,525	$30,287,946

15       STOCKHOLDERS’ EQUITY AND RELATED FINANCING AGREEMENTS

Dividends

Fixed dividends are accrued and cumulative one year from the date of the initial issuance of the Series B convertible preferred stock, are payable on a quarterly basis, and are determined as 6% of $3.75 for each share of the Series B convertible preferred stock.

On January 17, 2011, the Company’s Board of Directors approved the distribution of annual cash dividend of $0.36 per share for 2010 to be paid quarterly to its common stock stockholders at the assigned dates of record. In January 2011, certain stockholders of the Company announced the waiver of their rights to receive such cash dividends. In addition, Dragon State International Limited, the primary Series B convertible stockholder agreed to waive their rights to receive cash dividend for 2010 should they choose to convert their preferred stock before the record date. The estimated dividends to be distributed and the dividends waived are approximately $3.5 million and $17.2 million, respectively. In October 2011, the Company’s Board of Directors suspended the payment of quarterly cash dividends on the Company’s common stock while it pursues strategic alternatives including, but not limited to, taking the Company private, a merger or other transaction.

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During the year ended December 31, 2011, 66,670 shares of the Series B convertible preferred stock were converted into 66,670 shares of the Company’s common stock. In addition,1,150 Series A warrants and  500 Series B warrants were exercised, and the Company issued 1,150 shares and 500 shares of the Company’s common stock, receiving proceeds of $4,863 and $2,468, respectively. There were no dividends to be paid and accrued for the three and six months ended June 30, 2012.

Registration rights agreement

In connection with the Series A Private Placement, the Company entered into a registration rights agreement  with the Series A Investors, in which the Company agreed to file a registration statement  with the Securities and Exchange Commission (“SEC”) to register for resale of the issued common stock,  the common stock issuable upon conversion of the Series A convertible preferred stock, and the common stock underlying the Series A and Series B Warrants and the Placement agent warrants, within 30 calendar days of April 22, 2010 and to have this registration statement declared effective within 150 calendar days of April 22, 2010 or within 180 calendar days of April 22, 2010 in the event of a full review of the registration statement by the SEC. If the Company doesn’t comply with the foregoing obligations under the registration rights agreement, the Company will be required to pay liquidated damages in cash to each investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Company is not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

In connection with the Series B private placement, the Company entered into a registration rights agreement  with the Series B Investors, in which the Company agreed to file a registration statement with the SEC to register for resale of the common stock issuable upon the conversion of the Series B convertible preferred stock, common stock underlying the Series C and Series D Warrants, and common stock underlying the placement agent warrants, within 30 calendar days following the later of (i) the closing date of the offering or (ii) the effective date of the prior registration statement for resale of the Issued Common Stock and common stock issuable upon the conversion of the Series A Preferred Stock, Series A and Series B Warrants, and placement agent warrants issued in the Series A Private Placement (the “Prior Registration Statement”), and to have the registration statement declared effective within 150 calendar days ( or 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC)  following the later to occur of (i) the closing date of the Series B Private Placement or (ii) the effective date of the Prior Registration Statement.  If the Group does not comply with the foregoing obligations under the registration rights agreement, the Group will be required to pay cash liquidated damages to each Series B Investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Group are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Liquidated damages are also payable in the event that the Registration Statement is not maintained continuously effective for approximately 180 days, or if trading of the Company’s common stock is suspended or if the Company’s common stock is delisted from the principal exchange on which it is traded (NASDAQ) for more than three days.

On April 1, 2011, trading of the Company’s common stock was suspended and on October 7,2011, was delisted by NASDAQ. Management determined that the registration statements were no longer effective commencing on April 7, 2011 and registerable securities in connection with the Series A and B private placements were not able to be sold pursuant to Rule 144 under the Securities Act until November 1, 2011. Accordingly, in the year ended December 31, 2011, an estimated contingent liability for $2,493,326 was accrued with a corresponding charge to earnings. There were no liquidated damages during the three and six months ended June 30, 2012.

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16       SHARE-BASED PAYMENTS

Effective June 30, 2010, the Board of Directors approved the Company’s 2010 Equity Incentive Plan ( the “Plan”). The maximum numbers of shares of common stock of the Company issuable pursuant to the Plan is 6,000,000 shares.  The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to a plan Committee.

On June 30, 2010, the Company granted a total of 3,000,000 stock options to certain senior management employees with a contractual term of 5 years. The exercise price of these stock options is $4.20 per share and the grant-date fair value of these stock options amounted to $3,347,298. A total of 2,810,000 stocks options vest over three years as follow: 30% shall vest and become exercisable one year after a grant date, 40% shall vest and become exercisable two years after the grant date, and 30% shall vest and become exercisable three years after the grant date. For the remaining 190,000 stock options: 40% shall vest and become exercisable one year after the grant date and 60% shall vest and become exercisable two years after grant date.

On July 1, 2010, the Company granted a total of 80,000 stock options to two independent directors with contractual terms of 5 years. The exercise price of these stock options is $4.20 per share and the grant-date fair value of these stock options amounted to $91,349. A total of 40,000 of the options shall vest and become exercisable one year after the grant date and the remaining 40,000 of the stock options shall vest and become exercisable two years after the grant date, provided that the independent directors are re-elected for successive one year terms one year after the stock options issuance date.

On August 4, 2010, the Company granted 700,000 stock options to employees, with a contractual term of 5 years. The exercise price of these stock options was $4.50 per share and the grant-date fair value of these stock options amounted to $1,338,761. These stock options vest over three years as follows: 30% shall vest and become exercisable one year after the grant date, 40% shall vest and become exercisable two years after grant date and 30% shall vest and become exercisable three years after the grant date.

On December 29, 2010, 600,000 stock options granted to certain employees on August 4, 2010, were cancelled. As compensation for such cancellation, the Company committed to pay these employees incremental cash payments during the period through August 2013. The fair value of the committed cash payment on December 29, 2010 was approximately $400,000 and no incremental compensation costs resulted from the cancellation of these stock options. Included in accrued expenses and other payables is approximately $257,226 representing the liability related to the committed cash payment as of June 30, 2012.

No options were granted during the three and six months ended June 30, 2012.

For the three months ended June 30, 2012 and 2011, share-based compensation expense related to employee stock options charged to general and administrative expenses in the consolidated statements of operations were $406,098 and $155,188, respectively. For the six months ended June 30, 2012 and 2011, share-based compensation expenses related to employee stock options charged to general and administrative expenses in the consolidated statements of operations were $819,496 and $1,285,185, respectively.

As of June 30, 2012, there were unrecognized compensation costs related to employee stock options of approximately $1,146,910. These costs are expected to be recognized on a straight-line basis, over the remaining weighted average service period of 0.94 years.

17       INCOME TAXES

The Company and its subsidiaries file separate income tax returns.

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The United States of America

The Company is incorporated in the State of Nevada in the U.S., and is subject to the U.S. federal corporate income tax at progressive rates ranging from 15% to 35%. The state of Nevada does not impose any state corporate income tax.

British Virgin Islands

Keyuan International is incorporated in the British Virgin Islands (“BVI”). Under the current laws of British Virgin Islands, Keyuan International is not subject to tax on income or capital gains. In addition, upon payments of dividends by Keyuan International, no BVI withholding tax is imposed.

Hong Kong

Keyuan HK is incorporated in Hong Kong. Keyuan HK did not earn any income that was derived in Hong Kong for the six months ended June 30, 2012 and 2011 and therefore was not subject to Hong Kong Profits Tax. The payments of dividends by Hong Kong companies are not subject to any Hong Kong withholding tax.

PRC

Ningbo Keyuan , Ningbo Keyuan Petrochemicals, Ningbo Keyuan Synthetic Rubbers and Guangxi Keyuan are incorporated in the PRC and the applicable PRC statutory income tax rate is 25%.

Components of income (loss) before income tax expense (benefit) consist of the following jurisdictions:

	Three months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

PRC	$3,447,170	$3,309,794
U.S.	(627,907)	(3,765,742)
Hong Kong and BVI	(886,638)	(700,763)

Income (loss) before income taxes	$1,932,625	$(1,156,711)

	Six months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

PRC	$8,003,206	$11,939,586
U.S.	(1,426,030)	(4,704,077)
Hong Kong and BVI	(1,660,367)	(925,926)

Income before income taxes	$4,916,809	$6,309,583

The Group’s income tax expense in the consolidated statements of operations consists of the following:

PRC:	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	(Unaudited）
Current income tax expense	$870,277	$665,828	$2,009,469	$2,917,979

Total income tax expense	$870,277	$665,828	$2,009,469	$2,917,979

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17       INCOME TAXES (CONTINUED)

Reconciliation between income tax expense (benefit) and the amounts computed by applying the PRC statutory income tax rate of 25% to income (loss) before income taxes is as follows:

	Three months ended June 30,
	2012		2011
	（Unaudited）		（Unaudited）

Income (loss) before income taxes	$1,932,625		$(1,156,711)

Computed income tax expense (benefit)	483,156	25.0%	(289.178)	25.0%
NOLs from overseas subsidiaries not recognized	378,636	19.6%	1,433,636	(123.9%)
Others	8,485	0.4%	(478,630)	41.4%
Actual income tax expense	$870,277	45.0%	$665,828	(57.6%)

	Six months ended June 30,
	2011		2011
	（Unaudited）		（Unaudited）

Income before income taxes	$4,916,809		$6,309,583

Computed expected income tax expense	1,229,202	25.0%	1,577,396	25.0%
NOLs from overseas subsidiaries not recognized	771,599	15.7%	1,799,204	28.5%
Others	8,668	0.2%	(458,621)	(7.3%)
Actual income tax expense	$2,009,469	40.9%	$2,917,979	46.2%

The PRC income tax rate has been used because the majority of the Group’s consolidated income (loss) before income taxes arises in the PRC.

According to the prevailing PRC income tax law and its relevant regulations, non-PRC-resident enterprises are levied withholding tax at 10%, unless reduced by tax treaties or similar arrangements, on dividends from their PRC-resident investees for earnings accumulated beginning on January 1, 2008, and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. Further, the Company’s distributions from its PRC subsidiaries are subject to U.S. federal income tax at 35%, less any applicable qualified foreign tax credits. Due to the Company’s policy of permanently reinvesting substantially all of its earnings in its PRC business, the Company has not provided for deferred income tax liabilities for U.S. federal income tax purposes on its PRC subsidiaries’ undistributed earnings of $37.8 million and $31 million as of June 30, 2012 and December 31, 2011, respectively.

The Group  files income tax returns in the United States and the PRC. The Company is subject to U.S. federal income tax examination by tax authorities for tax years beginning in 2008. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances where the underpayment of taxes is more than RMB100,000 ($15,000). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. The PRC tax returns for the Company’s PRC subsidiaries are open to examination by the PRC state and local tax authorities for the tax years beginning in 2008.

18       CONTINGENCY

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

In connection with the shipping of finished products, inaccurate product information has been provided to the PRC Port authority. In addition, through June 30, 2011, Ningbo Keyuan failed to withhold income tax of approximately $50,000 from payments to certain external service providers and employees. In consultation with PRC legal counsel, management has evaluated the contingencies associated with the provision of inaccurate information and expects that the penalty, if any, will not be significant and will not have a material impact on the consolidated financial statements.

In addition, the Group had outstanding Letters of Credit as of June 30, 2012 of $177,135,878.

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19       EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic net income (loss) per share:

	For the three months ended		For the six months ended
	June 30	June 30	June 30	June 30
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	（Unaudited）

Net income (loss) attribute to Keyuan
Petrochemicals, Inc. stockholders	$1,062,348	$(1,822,539)	$2,907,340	$3,391,604

Less: Dividend attributable to preferred
stockholders	-	306,247	-	602,507

Net income (loss) attributable to Keyuan Petrochemical Inc. common shareholders	$1,062,348	$(2,128,786)	$2,907,340	$2,789,097

Weighted average common shares
(Denominator for basic income per share)	57,646,160	57,579,239	57,646,160	57,578,896

Effect of diluted securities:
- Series A convertible preferred stock	-	-	-	-
- Series B convertible preferred stock	5,333,340	-	5,333,340	5,400,010
- Series M convertible preferred stock	-	-	-	-
- Warrants	-	-	-	390,647
- Options	-	-	-	467,429

Weighted average common shares
(denominator for diluted income per share)	62,979,500	57,579,239	62,979,500	63,836,982

Basic net income (loss) per share	$0.02	$(0.04)	$0.05	$0.05
Diluted net income (loss) per share	$0.02	$(0.04)	$0.05	$0.05

20       FAIR VALUE MEASUREMENTS

The Company did not have any assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2012.

The fair values of cash, pledged bank deposits, bills receivable, accounts receivable, consumption tax refund receivable, short-term bank borrowings, bills payable, current portion of long-term borrowings, and accounts payable approximate their respective carrying amounts due to their short-term nature. Amounts due from/to related parties are not practicable to estimate due to the related party nature of the underlying transactions. The Group’s long-term debt, secured by various assets, bears interest at rates commensurate with market rates, and therefore management believes carrying values approximate fair values.

21       SIGNIFICANT CONCENTRATIONS AND RISKS

As of June 30, 2012 and December 31, 2011, the Group held cash and pledged bank deposits in financial institutions of approximately $249,695,663 and $163,591,879, respectively. They were primarily held in major financial institutions located in mainland China and the Hong Kong Special Administrative Region. Management believes that these financial institutions have high credit ratings.

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Sales to major customers, which individually exceeded 4% of the Group’s total net revenues, are as follows:

Three months ended June 30, 2012			Three months ended June 30, 2011
	（Unaudited）			（Unaudited）
Largest	Amount of	% Total	Largest	Amount of	% Total
Customers	Sales	Sales	Customers	Sales	Sales

Customer A	$40,695,112	21%	Customer A	$35,607,254	24%
Customer B	12,876,871	7%	Customer D	14,540,619	10%
Customer C	12,615,883	7%	Customer I	14,278,678	10%
Customer D	11,234,274	6%	Customer J	13,517,410	9%
Customer E	9,820,712	5%	Customer L	6,314,579	4%

Total	$87,242,852	47%	Total	$84,258,540	57%

Six months ended June 30, 2012			Six months ended June 30, 2011
	（Unaudited）			（Unaudited）
Largest	Amount of	% Total	Largest	Amount of	% Total
Customers	Sales	Sales	Customers	Sales	Sales

Customer A	$52,843,930	14%	Customer A	$58,150,912	20%
Customer H	24,777,298	7%	Customer J	42,284,552	14%
Customer D	21,659,715	6%	Customer D	28,430,114	10%
Customer G	17,177,359	4%	Customer I	14,278,678	5%
Customer F	15,014,302	4%	Customer K	13,176,798	4%

Total	$131,472,604	36%	Total	$156,321,054	53%

The Group currently buys a majority of its heavy oil, an important component of its products, from three suppliers. Although there are a limited number of suppliers of the particular heavy oil, management believes that other suppliers could provide similar heavy oil on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely. Purchases (net of VAT) from the largest three suppliers for three months ended June 30, 2012 and 2011 were $155,361,871 and $153,035,430, respectively. These purchases represented 83% of all of the Company’s purchases for each of the three months ended June 30, 2012 and 2011. Purchases (net of VAT) from the largest three suppliers for the six months ended June 30, 2012 and 2011 were $275,123,617 and $231,995,919, respectively. These purchases represented 80% and 77%, respectively, of all of the Group’s purchases for the six months ended June 30, 2012 and 2011.

The Group’s operations are carried out in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

22       RELATED PARTY TRANSACTIONS AND RELATIONSHIPS AND TRANSACTIONS WITH CERTAIN OTHER PARTIES

(1)      Related Party Transactions

The Company considers all transactions with the following parties to be related party transactions.

Name of parties	Relationship
Mr. Chunfeng Tao	Majority stockholder
Mr. Jicun Wang	Principal stockholder
Mr. Peijun Chen	Principal stockholder
Ms. Sumei Chen	Member of the Company’s Board of Supervisors and spouse of Mr. Wang
Ms. Yushui Huang	Vice President of Administration, Ningbo Keyuan
Mr. Weifeng Xue	Vice President of Accounting, Ningbo Keyuan through August 2011

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Mr. Hengfeng Shou	Vice President of Sales, Ningbo Keyuan Petrochemical
Ningbo Kewei Investment Co., Ltd.	A company controlled by Mr. Tao through September 2011
(Ningbo Kewei)
Ningbo Pacific Ocean Shipping Co., Ltd	100% ownership by Mr. Wang
(Ningbo Pacific)
Ningbo Hengfa Metal Product Co., Ltd	100% ownership by Mr. Chen
(Ningbo Hengfa, former name "Ningbo Tenglong")
Shandong Tengda Stainless Steel Co., Ltd	100% ownership by Mr. Chen
(Shandong Tengda)
Ningbo Xinhe Logistic Co., Ltd
(Ningbo Xinhe)	10% ownership by Ms. Huang
Ningbo Kunde Petrochemical Co, Ltd. (Ningbo Kunde)	Mr. Tao’s mother was a 65% nominee shareholder for Mr. Hu, a third party through September 2011, and included in transactions with certain other parties beginning October 1, 2011.
Ningbo Jiangdong Jihe Construction Materials	Controlled by Mr. Xue’s Brother-in-law
Store (Jiangdong Jihe)
Ningbo Wanze Chemical Co., Ltd	Mr. Tao’s sister-in-law is the legal representative
(Ningbo Wanze)
Ningbo Zhenhai Jinchi Petroleum Chemical	Controlled by Mr. Shou
Co., Ltd (Zhenhai Jinchi)

Related party transactions and amounts outstanding with the related parties as of and for the three and six months ended June 30, 2012 and 2011 are summarized as follows:

	Three Months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

Sales of products (a)	$-	$35,607,658
Purchase of raw material (b)	$-	$42,920
Purchase of transportation services (c)	$1,104,716	$316,506
Credit line of guarantee provision for bank borrowings (d)	$-	$-
Loan guarantee fees (d)	$113,084	$419,665
Short-term financing from related parties (e)	$-	$5,406,139
Short-term financing to related parties (e)	$-	$5,535,234

	Six Months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

Sales of products (a)	$-	$58,217,477
Purchase of raw material (b)	$-	$7,066,055
Purchase of transportation services (c)	$1,665,831	$927,879
Credit line of guarantee provision for bank borrowings (d)	$-	$-
Loan guarantee fees (d)	$203,984	$756,919
Short-term financing from related parties (e)	$-	$13,144,234
Short-term financing to related parties (e)	$-	$13,144,234

	June 30,	December 31,
	2012	2011
	（Unaudited）
Amounts due from related parties (f)	$39,625	$39,350
Amounts due to related parties (g)	$768,313	$621,077

(a)       During the three months ended June 30, 2011, the Group sold finished products of $35,607,658 to Ningbo Kunde. During the six months ended June 30, 2011, the Group sold finished products of $58,150,912 to Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group sold finished products of nil and $66,565 to Zhenhai Jinchi, respectively. Amounts received in the advance from Kunde were $3,077,199 as of June 30, 2011, and are included in the advances from customers on the consolidated balance sheet.

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(b)       The Group purchased raw materials of $42,920 from Ningbo Kunde during the three months ended June 30, 2011. The Group purchased raw materials of $7,066,055 from Ningbo Kunde during the six months ended June 30, 2011.

(c)       The Group purchased transportation services of $1,104,716 and $316,506 from Ningbo Xinhe during the three months ended June 30, 2012 and 2011, respectively. The Group purchased transportation services of $1,665,831 and $927,879 from Ningbo Xinhe during the six months ended June 30, 2012 and 2011, respectively, and amounts owed to Ningbo Xinhe as of June 30, 2012 in respect of these purchase transactions were $768,313.

(d)       Guarantees for Bank Loans

There were no guarantees for Bank Loans provided during the three and six months ended June 30, 2012 and 2011.

Bank Loans guaranteed as of June 30, 2012 and December 31, 2011 as follows:

	Bank loan guaranteed as of
	June 30	December 31
	2012	2011
	（Unaudited）
Mr. Tao	$15,850,000	$34,628,000
Jincun Wang and Chen	1,902,000	1,983,523
Ningbo Kewei	-	-
Ningbo Pacific	18,318,901	27,918,200
Ningbo Hengfa	14,899,000	14,795,600
Shandong Tengda	951,000	944,400
Total	$51,920,901	$80,269,723

Beginning in 2011 loan guarantee fees of 0.3% the loan principal guaranteed are to be paid annually. During the three months ended June 30, 2012, loan guarantee fees were $32,255 and $80,829 for Ningbo Hengfa and Ningbo Pacific, respectively. In the three months ended June 30, 2011, loan guarantee fees were $73,644 and $178,367 for Ningbo Hengfa and Ningbo Pacific, respectively. During the six months ended June 30, 2012, loan guarantee fees were $65,022 and $138,961 for Ningbo Hengfa and Ningbo Pacific , respectively. In the six months ended June 30, 2011, loan guarantee fees were $150,116 and $301,247 for Ningbo Hengfa and Ningbo Pacific, respectively.

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(e)       Short-term financing transactions with related parties

	Three Months Ended June 30
	（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Kewei	$-	$-	$-	$5,358,850	$(5,358,850)	$-
Ningbo Kunde	-	-	-	32,550	(32,550)	-
Jiangdong Jihe	-	-	-	14,739	143,834	-

	$-	$-	$-	$5,406,139	$(5,247,566)	$-

	Six Months Ended June 30
	（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Kewei	$-	$-	$-	$5,358,850	$(5,358,850)	$-
Ningbo Kunde	-	-	-	5,358,850	(5,358,850)	-
Jiangdong Jihe	-	-	-	2,426,534	(2,426,534)

	$-	$-	$-	$13,144,234	$13,144,234)	$-

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

(f)        Amount due from related parties consist of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
Related Party
Mr. Tao	$39,625	$39,350

Amounts due from Mr. Tao represent advances made for business expenses which are unsecured, interest free and due on demand.

(g)       Amount due to related parties consists of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
Related Party
Ninbo Xinhe	$768,313	$621,077

Amount due to related parties represent balances due for raw materials purchase and freight.

(2)       Relationships and transactions with certain other parties

The group has the following relationships and transactions with certain other parties:

Name of parties	Relationship
Ningbo Litong Petrochemical Co., Ltd	Former 12.75% nominee shareholder of Ningbo Keyuan
(Ningbo Litong)
Ningbo Jiangdong Haikai Construction	Controlled by cousin of Mr. Weifeng Xue, Vice
Materials Store (Jiangdong Haikai)	President of Accounting through August 2011

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Ningbo Jiangdong Deze Chemical Co., Ltd (Jiangdong Deze)	Controlled by cousin of Mr. Weifeng Xue, Vice President of Accounting through August 2011
Ningbo Anqi Petrochemical Co., Ltd	Controlled by cousin of Mr. Weifeng Xue, Vice
(Ningbo Anqi)	President of Accounting through August 2011
Ningbo Kewei Investment Co., Ltd (Ningbo Kewei)	A related party through September 2011 when control transferred, and included in transactions with certain other parties beginning October 2011.
Ningbo Kunde Petrochemical Co., Ltd (Ningbo Kunde)	A related party through September 2011 when control transferred, and included in transactions with certain other parties beginning October 1, 2011.

Transactions and amounts outstanding with these parties for the three and six months ended June 30, 2012 and 2011, are summarized as follows:

	Three Months Ended June 30, （Unaudited）
	2012	2011

Sales of products (h)	$47,734,203	$-
Purchase of raw material (i)	$21,912,149	$9,536,282
Credit line of guarantee for bank borrowings (j)	$141,062,000	$-
Loan guarantee fees(j)	$382,116	$302,674
Short-term financing from theses parties (k)	$-	$12,862,621
Short-term financing to these parties (k)	$-	$(7,142,275)
Amounts due from these parties	$15,773,715	$-
Amounts due to these parties	$2,690,514	$17,851

	Six Months Ended June 30, （Unaudited）
	2012	2011

Sales of products (h)	$70,021,289	$772,762
Purchase of raw material (i)	$22,358,020	$9,536,282
Credit line of guarantee for bank borrowings (j)	$161,687,800	$-
Loan guarantee fees(j)	$742,303	$505,626
Short-term financing from theses parties (k)	$-	$47,612,617
Short-term financing to these parties (k)	$-	$(45,374,149)
Amounts due from these parties	$15,773,715	$-
Amounts due to these parties	$2,690,514	$17,851

(h)       During the three months ended June 30, 2012 and 2011, the Group sold finished products of $7,049,811 and nil to Ningbo Litong. During the three months ended June 30, 2012, the Group sold finished products of $40,684,392 to Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group sold finished products of $17,177,359 and $772,762 to Ningbo Litong. During the six months ended June 30, 2012, the Group sold finished products of $52,843,930 to Ningbo Kunde. Amounts received in advance from Litong were $11,887,500 and $17,851, respectively as of June 30, 2012 and 2011. Amounts received in the advances from Kunde were $596,530 as of June 30, 2012. They are included in Advances from Customers on the consolidated balance sheet.

(i)        During the three months ended June 30, 2012 and 2011, the Group purchased raw materials of $8,778,079 and $9,536,282, respectively from Ningbo Litong. During the three months ended June 30, 2012, the Group purchased raw material of $13,134,070 from Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group purchased raw materials of $9,223,950 and $9,536,282, respectively from Ningbo Litong. During the six months ended June 30, 2012, the Group purchased raw materials of $13,134,070 from Ningbo Kunde.

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(j)        Guarantees for Bank Loans

	Guarantee provided during		Guarantee provided during
	the three months ended June 30		the six months ended June 30
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	（Unaudited）
Ningbo Litong	$30,000,000	$-	$50,625,800	$-
Ningbo Kewei	111,062,000	-	111,062,000	-

	$141,062,000	$-	$161,687,800	$-

	Bank loans guaranteed As of
	June 30	December 31
	2012	2011
	（Unaudited）
Ningbo Litong	$55,586,521	$61,632,077
Ningbo Keiwei	$43,524,897	$29,700,067

Beginning in 2011 loan guarantee fees of 0.3% the loan principal guaranteed after January 1, 2011 are to be paid quarterly. In the three months ended June 30, 2012, loan guarantee fees were $179,698 and $202,419 for Ningbo Litong and Ningbo Kewei, respectively. In the three months ended June 30, 2011, loan guarantee fees were $302,674 and $167,654 for Ningbo Litong and Ningbo Kewei, respectively. In the six months ended June 30,2012, loan guarantee fees were $374,263 and $368,040 for Ningbo Litong and Ningbo Kewei, respectively. In the six months ended June 30, 2011, loan guarantee fees were $505,626 and $305,556 for Ningbo Litong and Ningbo Kewei, respectively.
(k)       Short-term financing transactions

Historically the Group and its theses parties have provided each other with short-term financing, typically, in the form of cash, bills receivable and bills payable.

	Three Months Ended June 30（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Litong	$-	$-	$-	$12,862,621	$(7,142,275)	$-
Jiangdong Deze	-	-	-	-	-	-
Ningbo Anqi	-	-	-	-	-	-

	$-	$-	$-	$12,862,621	$(7,142,275)	$-

	Six Months Ended June 30（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Litong	$-	$-	$-	$38,142,763	$(35,904,295)	$-
Jiangdong Deze	-	-	-	2,602,870	(2,602,870)	-
Ningbo Anqi	-	-	-	6,866,984	(6,866,984)	-

	$-	$-	$-	$47,612,617	$(45,374,149)	$-

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Keyuan Petrochemicals, Inc.

We have audited the accompanying consolidated balance sheets of Keyuan Petrochemicals, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the two years in the period ended December 31, 2011.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Keyuan Petrochemicals, Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

Unusually important events occurred in 2011.  These events, management’s evaluation, and their potential effects are described in Note 1(b) to the consolidated financial statements.

The Company has significant transactions and relationships with related parties and certain other parties which are described in Note 24 to the consolidated financial statements.  It is possible that the terms of these transactions may not be the same as those that would result from transactions among unrelated parties.

/s/ GHP HORWATH, P.C.

Denver, Colorado
April 12, 2012

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIAIRES
CONSOLIDATED BALANCE SHEETS

		As of December 31
	Note	2011	2010

ASSETS
Current assets:
Cash	2(d)	$7,325,017	$29,336,241
Pledged bank deposits	2(e)	156,318,066	98,053,146
Bills receivable	2(j)	1,574,000	9,194,513
Accounts receivable	12	2,226,288	-
Inventories	3	38,945,968	86,831,556
Prepayments to suppliers	4	15,781,294	14,071,219
Income tax receivable		-	-
Consumption tax refund receivable	5	55,809,560	39,144,688
Amounts due from related parties	24	39,350	5,332,193
Other current assets	6	45,978,428	28,608,833
Deferred income tax assets	20	37,348	469,914

Total current assets		324,035,319	311,042,303

Property, plant and equipment, net	7	190,867,621	129,781,304
Intangible assets, net	8	978,503	1,045,466
Land use rights	9	11,068,762	11,099,875
VAT recoverable	6	2,893,635	-

Total assets		$529,843,840	$452,968,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank borrowings	10	$225,969,421	$135,768,634
Bills payable	2(j)	63,550,250	60,224,900
Current portion of long-term bank borrowings	11	15,740,000	17,445,500
Accounts payable		97,588,137	92,225,936
Advances from customers	12	7,821,623	10,479,217
Accrued expenses and other payables	13	30,287,946	18,205,110
Income taxes payable	21	186,326	10,699,778
Dividends payable		2,381,759	234,393
Amounts due to related parties	25	621,077	115,535

Total current liabilities		444,146,539	345,399,003
Long-term bank borrowings	11	-	15,170,000

Total liabilities		444,146,539	360,569,003

Series B convertible preferred stock: Par value: $0.001; Authorized: 8,000,000 shares 6% cumulative dividend, Issued and outstanding: 5,333,340 shares in 2011 and 5,400,010 in 2010, Liquidation preference of $20,000,000 in 2011 and 20,250,000 in 2010.	14	16,451,552	16,701,565
Commitments and contingencies	19	-	-
Stockholders’ equity:
Common stock:
Par value:$0.001; Authorized: 100,000,000 shares; Issued and outstanding: 57,646,160 shares in 2011 and 57,577,840 shares in 2010	15	57,646	57,578
Additional paid-in capital		49,198,278	47,012,061
Statutory reserve	18	3,744,304	3,075,356
Accumulated other comprehensive income		6,545,811	3,310,416
Retained earnings		9,699,710	22,242,969
Total stockholders’ equity		69,245,749	75,698,380
Total liabilities and stockholders' equity		$529,843,840	$452,968,948

See accompanying notes to the consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year Ended
	Note	December 31, 2011	December 31, 2010

Sales
Third parties		$533,913,328	$446,891,336
Related parties	24	92,771,589	111,860,732

Total Sales		626,684,917	558,752,069

Cost of sales
Third parties		504,871,603	388,846,702
Related parties	24	99,797,931	102,076,731

Cost of sales		604,669,534	490,923,433

Gross profit		22,015,383	67,828,636

Selling expenses		1,240,709	623,652
General and administrative expenses		17,858,807	9,517,814

Total operating expenses		19,099,516	10,141,466

Income from operations		2,915,867	57,687,170

Other income (expense):
Interest income		4,320,393	556,159
Interest expense		(15,796,772)	(9,945,389)
Liquidated damages expense		(2,493,326)	-
Foreign exchange gain, net		3,661,599	2,711,984
Other income (expense), net		3,102,661	(396,797)

Total other expense, net		(7,205,445)	(7,074,043)

Loss(Income) before income taxes		(4,289,578)	50,613,127

Income tax expense	20	2,851,718	13,492,704

Net (loss)income attributable to Keyuan
Petrochemicals Inc. stockholders		(7,141,296)	37,120,423

Dividends to Series A convertible
Preferred stockholders	14	-	831,032

Dividends to Series B convertible
Preferred stockholders	14	1,205,014	306,247

Net (loss)income attributable to Keyuan
Petrochemicals Inc. common stockholders		$(8,346,310)	$35,983,144

(Loss)earnings per share:
Attributable to common stock:
- Basic	21	$(0.14)	$0.71
- Diluted	21	$(0.14)	$0.66

Weighted average number of shares of common stock
used in calculation
Basic	21	57,585,040	50,929,526
Diluted	21	57,585,040	56,057,994

See accompanying notes to the consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2011 AND 2010

	Series M convertible preferred stock		Common stock		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income	Retained earnings (deficit)	Total stockholders’ equity	Comprehensive income (loss)
	Number of shares	$	Number of shares	$	$	$	$	$	$	$

Balance as of January 1, 2010	47,658	48	-	-	20,229,949	-	1,062,781	(10,664,819)	10,627,959

Effect of reverse recapitalization	-	-	5,696,800	5,697	(5,697)	-	-	-	-

Repurchase and cancellation of
Common Stock	-	-	(3,264,000)	(3,264)	(396,736)	-	-	-	(400,000)

Fixed dividends for series A
Convertible preferred stockholders	-	-	-	-	-	-	-	(831,032)	(831,032)

Fixed dividends for series B
Convertible preferred stockholders								(306,247)	(306,247)

Conversion of series A convertible
Preferred stock into common stock	-	-	6,738,336	6,738	21,011,405	-	-	-	21,018,143

Conversion of series M convertible
Preferred stock into common stock	(47,658)	(48)	47,658,000	47,658	(47,610)	-	-	-	-

Issuance of common stock on April 22.2010 and May 18, 2010
Net of issuance costs of $221,661	-	-	748,704	749	1,598,390	-	-	-	1,599,139

Issuance of series A and series B
Warrants, net of issuance costs of $45,584	-	-	-	-	345,126	-	-	-	345,126

Issuance of series C and series D
Warrants, net of issuance of costs of $170,739	-	-	-	-	1,713,326	-	-	-	1,713,326

Issuance of warrants to placement
Agent In connection with series A Private placement	-	-	-	-	349,683	-	-	-	349,683

Issuance of warrants to placement
Agent in connection with series B Private placement	-	-	-	-	534,341	-	-	-	534,341

Share-based compensation	-	-	-	-	1,459,884	-	-	-	1,459,884

Capital contribution from stockholders	-	-	-	-	220,000	-	-	-	220,000

Net income	-	-	-	-	-	-	-	37,120,423	37,120,423	37,120,423

Statutory Reserve	-	-	-	-	-	3,075,356	-	(3,075,356)	-

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Other comprehensive income
Foreign currency translation gain	-	-	-	-	-	-	2,247,635	-	2,247,635	2,247,635

Balance as of December 31, 2010	-	-	57,577,840	57,578	47,012,061	3,075,356	3,310,416	22,242,969	75,698,380

Dividends declared for common Stockholders	-	-	-	-	-	-	-	(3,528,000)	(3,528,000)

Fixed dividends for series B
Convertible preferred stockholders	-	-	-	-	-	-	-	(1,205,014)	(1,205,014)

Exercise of series A warrants	-	-	1,150	1	4,863	-	-	-	4,863

Exercise of series B warrants	-	-	500	1	2,468	-	-	-	2.468

Series B conversion	-	-	66,670	66	249,947	-	-	-	250,013

Share-based compensation	-	-	-	-	1,928,939	-	-	-	1,928,940

Net loss	-	-	-	-	-	-	-	(7,141,296)	(7,141,296)	(7,141,296)

Statutory Reserve	-	-	-	-	-	668,948	-	(668,948)	-

Other comprehensive income -	-
Foreign currency translation gain	-	-	-	-	-	-	3,235,395	-	3,235,395	3,235,395

Balance as of December 31, 2011	-	-	57,646,160	57,646	49,198,278	3,744,304	6,545,811	(9,699,710)	69,245,749	(3,905,901)

See accompanying notes to the consolidated financial statements.

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KEYUAN PETROCHEMICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2011	December 31, 2010

Cash flows from operating activities:
Net (loss)income	$(7,141,296)	$37,120,423
Adjustments to reconcile net (loss)income to net cash
provided by (used in) operating activities:
Liquidated damages	2,493,326	-
Loss on disposal of property, plant and equipment	3,546	-
Depreciation	8,290,416	7,909,613
Amortization	104,598	99,859
Land use rights amortization	441,234	274,589
Deferred income tax expense	443,243	3,058,129
Share-based compensation expense	2,063,394	1,515,907
Changes in operating assets and liabilities:
Bills receivable	7,842,501	(8,562,744)
Accounts receivable	(2,191,777)	-
Inventories	50,355,316	(53,641,596)
Prepayments to suppliers	1,431,638	(11,295,931)
Consumption tax refund receivable	(14,958,506)	(38,174,457)
Other current assets	(18,500,179)	2,086,940
Accounts payable	4,198,683	58,179,877
Advances from customers	(3,121,937)	(6,357,494)
Income taxes payable	(10,746,276)	10,434,575
Accrued expenses and other payables	(19,276,573)	(228,610)

Net cash provided by operating activities	1,731,351	2,419,080

Cash flows from investing activities:
Purchase of land use rights	-	(5,789,302)
Purchase of property, plant and equipment,	(42,323,976)	(12,706,733)
Proceeds from disposal of property, plant and equipment	10,639	-

Net cash used in investing activities	(42,313,337)	(18,496,035)

Cash flows from financing activities:
Pledged bank deposits used for bank borrowings	(53,734,552)	(89,559,311)
Proceeds from short-term bank borrowings	258,412,312	176,683,746
Repayment of short-term bank borrowings	(170,771,129)	(127,866,341)
Proceeds from bank notes	114,399,220	77,816,440
Repayment of bank notes	(113,353,240)	(32,919,357)
Repayments of long-term bank borrowings	(17,820,400)	(13,610,480)
Short-term financing from related parties	13,303,054	30,839,377
Short-term financing to related parties	(13,188,178)	(30,949,048)
Short-term financing to/from Litong (Note24)	2,265,533	(961,610)
Proceeds from warrant exercises	7,332	220,000
Proceeds from Series A Private Placement, net	-	23,312,091
Proceeds from Series B Private Placement, net	-	18,949,232
Dividends paid	(2,585,647)	(902,886)

Net cash provided by financing activities	16,934,305	30,651,853

Effect of foreign currency exchange rate changes on cash	1,636,457	730,688

Net (decrease) increase in cash	(22,011,224)	15,305,586

Cash at beginning of year	29,336,241	14,030,655

Cash at end of year	$7,325,017	$29,336,241

Supplemental disclosure of cash flow information:
Income taxes paid	$13,154,751	$-
Interest paid, net of capitalized interest	15,796,772	9,945,389
Non-cash investing and financing activities:	-	-
Payable for purchase of property, plant and equipment (net of VAT)	21,307,495	45,374,656
Reclassification of input VAT from property, plant and equipment to
other current assets	-	13,006,984

See accompanying notes to the consolidated financial statements.

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1        ORGANIZATION,NATURE OF BUSINESS AND RECENT EVENTS

(a)      Organization and Nature of business

Keyuan Petrochemicals, Inc. (the “Company”) was incorporated in the State of Texas on May 4, 2004 in the former name of Silver Pearl Enterprises, Inc. The Company, through its wholly-owned subsidiary, Keyuan International Group Limited (“Keyuan International”) and its indirect subsidiaries, Keyuan Group Limited(“Keyuan HK”),Ningbo Keyuan Plastics Co., Ltd. (“Ningbo Keyuan”) and Ningbo Keyuan Petrochemicals Co., Ltd.(Ningbo Keyuan Petrochemicals), (the Company and its subsidiaries are collectively referred herein below as “the Group”) are engaged in the manufacture and sale of petrochemical products in the People’s Republic of China (“PRC”).

On April 22, 2010, Silver Pearl Enterprises, Inc., a U.S. public shell company (now known as the Company) entered into a share exchange agreement (the “Exchange Agreement”) with Keyuan International, a privately held investment holding company organized on June 11, 2009 under the laws of the British Virgin Islands, Delight Reward Limited (“Delight Reward”), the sole stockholder of Keyuan International and Denise D. Smith (“Smith”), the Company’s former principal stockholder. Pursuant to the terms of the Exchange Agreement, Delight Reward transferred to the Company all of its shares of Keyuan International in exchange for 47,658 shares of the Company’s Series M convertible preferred stock (the “Share Exchange”). On an “as-converted” basis, the Series M convertible preferred stock presented approximately 95% of the Company’s outstanding common stock. The Series M convertible preferred stock voted with the common stock on an “as converted basis” and was converted into 47,658,000 shares of the Company’s common stock on December 28, 2010. As a result of the Share Exchange, Keyuan International became a wholly-owned subsidiary of the Company and Delight Reward became the controlling stockholder of the Company. On April 22, 2010, the Company repurchased and cancelled 3,264,000 shares of common stock from Smith for cash consideration of $400,000. The consideration paid in excess of par value of the repurchased shares amounting to $396,736 was recorded as additional paid-in capital in the consolidated statement of stockholders’ equity and comprehensive income (loss). After giving effect to the repurchase and conversion of the Series M Preferred Stock, the former stockholders of Keyuan International currently held 95.2% of the Company’s common stock.

The Share Exchange has been accounted for as a reverse acquisition and recapitalization whereby Keyuan International is deemed to be the accounting acquirer (and the legal acquiree). Accordingly, Keyuan International’s historical financial statements for the periods prior to the reverse acquisition became those of the Company retroactively restated for, and giving effect to, the number of shares received in the Share Exchange. The assets and liabilities, and revenues and expenses of the Company are included in the accompanying financial statements effective from April 22, 2010. The total net liabilities assumed by Keyuan International as of the date of the Share Exchange were not significant. The Company is deemed to be a continuation of the business of Keyuan International.

On May 12, 2010, the Company formed a business combination-related shell company under the laws of the State of Nevada called Keyuan Petrochemicals, Inc. and on the same day, acquired 100% of the entity’s stock for cash. As such, the entity became the Company’s wholly-owned subsidiary (the “Merger Subsidiary”).

Effective as of May 17, 2010, the Merger Subsidiary was merged with and into the Company. As a result of the merger, the Company’s name was changed to “Keyuan Petrochemicals, Inc.”. Prior to the merger, the Merger Subsidiary had no liabilities and nominal assets and, as a result of the merger, the separate existence of the merger subsidiary ceased. The Company is the surviving corporation in the merger and, except for the name change, there was no change in the Company’s directors, officers, capital structure or business.

 Keyuan HK was established in Hong Kong in 2009, and is a holding company with no significant assets or operations. Ningbo Keyuan was established in April 2007 as a wholly foreign-owned enterprise in Ningbo, PRC.

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On November 16, 2009 Keyuan HK acquired 100% of Ningbo Keyuan. At the time of the acquisition, Keyuan HK and Ningbo Keyuan were controlled by Mr. Tao Chunfeng, the Company’s Chief Executive Officer. Accordingly, the acquisition was accounted for as a common control transaction in a manner similar to a pooling of interests.

On August 8, 2010, Keyuan HK established Ningbo Keyuan Petrochemicals, a wholly-owned subsidiary in the PRC.

(b)      Other Events

In 2011, Company’s former auditor, KPMG, LLP (“KPMG”), brought certain issues to the Company’s Audit Committee’s attention through a March 28, 2011 memorandum and an April 18, 2011 letter (collectively, the “KPMG Memoranda”). KPMG requested that the Company’s Audit Committee conduct an independent investigation (the “Independent Investigation”) into those issues. On March31, 2011, the Audit Committee elected to commence such Independent Investigation and engaged the services of independent counsel, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), which in turn engaged the services of Deloitte Financial Advisory Services LLP (“Deloitte”), as independent forensic accountants, and King & Wood, as Audit Committee counsel in the PRC. Pillsbury, Deloitte and King & Wood are collectively referred to herein as the “Investigation Team”. On September 28, 2011, the Independent Investigation was completed. The Independent Investigation identified possible violations of PRC laws and U.S. Securities laws, including the maintenance of an off-balance sheet cash account that was used primarily to pay service providers and other Company-related expenses. Total activity in the off-balance sheet cash account amounted to approximately$800,000 through December 31, 2010, with a net income statement effect of approximately $12,000, and $400,000 for the period from January 1, 2011 to March 31, 2011, with a net income statement effect of approximately $192,000, at which time the Company ceased its use. The Independent Investigation identified certain other issues that could result in potential violations of PRC or U.S. laws. The Company continues to work with its legal counsel to evaluate the matters identified in the investigation and to determine the extent to which the Company may be exposed to fines and penalties. The Company has preliminarily concluded that the extent to which it may be exposed to fines and penalties in the PRC is limited, and to date, has not received any PRC governmental or regulatory communication or inquiry related to these matters. However, management is currently unable to determine the final outcome of these matters and their possible effects on the consolidated financial statements.

On October 7, 2011, trading of the Company’s common stock was delisted by NASDAQ, and is currently quoted on the Over-the-Counter Bulletin Board (symbol: KEYP).

The Company’s management believes that the Company’s cash, working capital, and access to cash through its bank loans provide adequate capital resources to fund its operations and working capital needs through at least the end of 2012.

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2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      Principles of consolidation and basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the financial statements of the Group.

All significant intercompany transactions and balances are eliminated on consolidation.

(b)      Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities;  disclosures of contingent assets and liabilities at the date of the consolidated financial statements; and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property, plant and equipment; the fair value determination of financial and equity instruments; the realizability of inventories; and the recoverability of property, plant and equipment. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable.

(c)      Foreign currency transactions and translation

The functional currency of the Company, Keyuan International and Keyuan HK is the U.S. dollar. The functional currency of Ningbo Keyuan and Ningbo Keyuan Petrochemicals, the PRC operation subsidiaries, is the Renminbi (“RMB”). Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at each balance sheet date, and non-monetary items are translated at historical rates. The resulting exchange differences on these transactions are recorded in foreign exchange gain (loss), net in the consolidated statements of operations.

The Group’s reporting currency is the U.S. dollar. Assets and liabilities of the PRC operating subsidiaries are translated into the U.S. dollar using the exchange rates at each balance sheet date. Revenue and expenses of the PRC operating subsidiaries are translated at average rates prevailing during the reporting period. Shareholders’ equity is translated at historical rates. Adjustments resulting from translating the financial statements of the PRC operating subsidiaries into the U.S. dollar are recorded as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders’ equity and comprehensive income (loss).

(d)      Cash

Cash consists of cash on hand and cash at banks. As of December 31, 2011 and 2010, cash of $7,101,505 and $26,857,729, respectively, was held in major financial institutions located in the PRC. Management performs periodic evaluations of the relative credit standings of those financial institutions, and believes that these major financial institutions have high credit ratings.

(e)      Pledged bank deposits

Pledged bank deposits represent amounts held by financial institutions, which are not available for the Group’s use, as security for issuances of bills payable to the Group’s suppliers, or as security for short-term bank borrowings. Upon maturity of the bills, which generally occurs within three to six months after the issuance of the bills, or upon the repayments of short-term bank borrowings, the deposits are released by the financial institutions and become available for use by the Group.  Pledged bank deposits related to the purchase of inventories are reported within cash flows from operating activities, and pledged bank deposits related to short-term bank borrowings are reported within cash flows from financing activities in the consolidated statements of cash flows.

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2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)      Inventories

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required. The Group did not record any provision for slow-moving and obsolete inventory as of December 31, 2011 and 2010.

(g)      Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, taking into consideration the assets’ estimated residual value. When items are retired or otherwise disposed of, income is charged or credited for the difference between the net book value and proceeds received thereon.  Ordinary maintenance and repairs are charged to expense as incurred.

The estimated useful lives of property, plant and equipment are as follows:

Buildings	45 years
Machinery and equipment	5 to 15 years
Vehicles	5 years
Office equipment and furniture	3 to 10 years

Construction-in-progress is stated at cost. Cost comprises nonrefundable prepayments and direct costs of construction as well as interest costs capitalized during the period of the construction of the plant or installation of equipment. Costs included in construction in progress are transferred to their respective categories of property, plant and equipment when the assets are ready for their intended use, at which time depreciation commences.

(h)      Long-Lived Assets

The Group reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Group’s ability to recover the carrying value of its long-lived assets from expected future discounted cash flows. If the total of the expected future discounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

(i)      Land use rights

Land use rights represent the exclusive right to occupy and use a piece of land in the PRC for a specified contractual term. Land use rights are recorded at cost and amortized on a straight-line basis over the terms of the land use rights of 15 to 50 years.

(j)      Bills receivable and Bills payable

The Group utilizes banker’s acceptances in the form of bills receivable and bills payable.For certain major customers, the Group accepts their payment for the Group’s products by bills receivable. Bills receivable represent short-term notes receivable issued either by the customer or by the customer and an accepting bank that entitles the Group to receive the full face amount from the customer or the accepting bank at maturity, which is generally six months from the date of issuance. Bills receivable are typically sold at a discount prior to maturity, and the discount is included in interest expense. Historically, the Group has experienced no losses on bills receivable.

In connection with the Company’s financing transactions, the Group may also obtain bills receivable in exchange for cash or payables.  These bills, which are sold at a discount prior to maturity, include provisions whereby the Group agrees to reimburse the accepting bank in the event that the related party counterparty fails to honor its liability to the accepting bank.  At December 31, 2011 and 2010, discounted bills receivable subject to reimbursement amounted to approximately $1.6  million and $9.2 million, respectively.  Historically, the Group has not suffered any losses under these reimbursement agreements.

Bills payable represent bills issued by an accepting bank in favor of the Group’s suppliers. The Group’s suppliers receive payments from the accepting bank directly upon maturity of the bills, and the Group is obliged to repay the face value of the bills to the accepting bank. Bills that are not remitted directly by the Group to its suppliers may be sold by the Group to other accepting banks for cash prior to their maturity. Discounts paid are recorded as a component of interest expense.

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2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)      Revenue recognition

The Group derives its revenue primarily from the sale of petrochemical products. In accordance with the provisions of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, codified in FASB ASC Topic 480, revenue is recognized only when it is realized or realizable and earned. Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. The Group recognizes revenue when the products are delivered and the customer takes ownership and assumes risks of losses, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Written sales agreements, which specify price, product, and quantity, are generally used as evidence of an arrangement. Customer acceptance is generally evidenced by a carrier signed shipment notification form.

In the PRC, value added tax (“VAT”) of 17% on invoiced amounts is collected on behalf of tax authorities. Revenue is recorded net of VAT.  VAT paid for purchases, net of VAT collected from customers, is recorded in “other current assets” in the consolidated balance sheets as of December 31, 2011 and 2010.

(l)      Share-based compensation

The Group accounts for share-based payments under the provisions of FASB ASC Topic 718, “Compensation-Stock Compensation”, or ASC Topic 718. Under ASC Topic 718, the Group measures the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognizes the costs over the period the employee is required to provide service in exchange for the award, which generally is the vesting period.

The Group accounts for equity instruments issued to non-employee vendors in accordance with the provisions of FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-Employees”. All transactions in which goods or services are received in exchange for equity instruments are accounted for based on the fair value of the equity instrument issued. The measurement date for the fair value of the equity instruments issued is the date on which the counterparty’s performance is completed.

(m)      Employee benefit plans

Pursuant to relevant PRC regulations, Ningbo Keyuan and Ningbo Keyuan Petrochemicals are required to make contributions to various defined contribution plans organized by municipal and provincial PRC governments. The contributions are made for each PRC employee at rates ranging from 18.6% to 26.1% on a standard salary base as determined by the local social security bureau.

Contributions to the defined contribution plans are charged to the consolidated statements of operations when the related service is provided. For the years ended December 31, 2011 and 2010, contributions to the defined contribution plans were $391,990 and $284,752, respectively.

The Group has no other obligation for the payment of employee benefits associated with these plans beyond the contributions described above.

(n)      Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in incomein the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

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2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained.  Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group has elected to classify interest and penalties related to unrecognized tax benefits as part of income tax expense in the consolidated statements of operations.

(o)      Fair value measurements

The Group utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Group determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

•
Level 2 inputs are inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 inputs are unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

(p)      Earnings (Loss) per share

Basic earnings(loss) per share is computed by dividing net income(loss) attributable to the Company’s common stockholders by the weighted average number of common stock outstanding during the year.

Diluted earnings(loss) per share is calculated by dividing net income(loss) attributable to the Company’s stockholders as adjusted for the effect of dilutive common stock equivalents, if any, by the weighted average number of common stock and dilutive common stock equivalents outstanding during the year. Common stock equivalents consist of the common stock issuable upon the conversion of the Group’s Series B convertible preferred stock (using the if–converted method) and common stock issuable upon the exercise of outstanding stock options and stock purchase warrants (using the treasury stock method). Potential dilutive securities are not included in the calculation of dilutive earnings (loss) per share if the effect is anti-dilutive. A total of 7,886,586 and 4,066,804warrants and options were excluded from diluted earnings per share for the years ended December 31, 2011 and 2010, respectively, as their effect was anti-dilutive.

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2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)      Segment reporting

The Group’s chief operating decision maker has been identified as its Chief Executive Officer (CEO).
The Group has one operating segment, which is the manufacture and sale of petrochemical products. Substantially all of the Company’s operations and customers are located in the PRC. Consequently, no geographic information is presented.

(r)      Contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(s)      Recent accounting pronouncements

In December 2011, the FASB issued ASU 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities," which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting agreement. The objective of the disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards ("IFRS"). This ASU is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. A retrospective presentation for all comparative periods presented is required. The Company is currently evaluating the impact of adopting this guidance.

In June 2011, the FASB issued ASU 2011-05, "Comprehensive Income (Topic 220): Presentation of Comprehensive Income," which improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. This ASU is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2011 although early adoption is permitted. In December 2011, the FASB issued ASU 2011-12 "Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05," which defers certain aspects of ASU 2011-05 related to the presentation of reclassification adjustments. The adoption of the revised guidance on January 1, 2012 is not expected to have a material impact on the Company’s  consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS," which provides common requirements for measuring fair value and disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. This ASU is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2011. The adoption of this guidance on January 1, 2012 is not expected to have a material impact on the Company's consolidated financial statements.

3        INVENTORIES

Inventories consist of the following:

	As of December 31,
	2011	2010
Raw materials	$26,226,388	$53,160,604
Finished goods	10,891,825	30,024,896
Work-in-process	1,827,755	3,646,056

Total	$38,945,968	$86,831,556

4        PREPAYMENTS TO SUPPLIERS

As of December 31, 2011 and 2010, prepayments to suppliers are made in connection with the purchase of raw materials and the construction of the Group’s facilities. Prepayments to suppliers are reclassified to inventories or construction-in-progress when the Group applies the prepayments to related purchases of materials after the related invoices are received.

5       CONSUMPTION TAX REFUND RECEIVABLE

In August 2010, the PRC government enacted a regulation, as amended, that provides that, for the period from January 1, 2010 to September 30, 2012, domestically purchased heavy oil to be used for producing ethylene and aromatics products is exempted from a consumption tax. In addition, the consumption tax paid for imported heavy oil is to be refunded if it was used for producing ethylene and aromatics products. Given all the Group’s purchased heavy oils are, or are to be, used for  the production of ethylene and aromatics products, the Group recognizes a consumption tax refund receivable when the consumption tax has been paid and the relevant heavy oils have been used for production. As of  December 31, 2011 and 2010, the Group recorded an estimated consumption tax refund amounting to $55,809,560and $39,144,688, respectively.

Refunds of 2010 consumption tax receivable of $39,144,688 have been received in full. Claims for consumption tax of $55,809,560 for the year ended December 31, 2011 are in process and are expected to be approved and refunded in May 2012.

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6    OTHER CURRRENT ASSETS

Other current assets consist of the following:

As of December 31,
2011	2010
VAT recoverable	$9,991,877	$21,953,590
Receivable from Ningbo Litong (Note 24)	2,740,970	2,217,854
Customs deposits for imported inventories	29,102,193	1,972,682
Other	4,143,388	2,464,707

	$45,978,428	$28,608,833

Prior to January 1,2009, VAT paid (input VAT) on the purchase of property, plant and equipment was not deductible and was included in the cost of the assets. In 2009, management estimated the deductible input VAT using vendor contracts, engineering and other estimates, as well as historical experience. In 2010, as more experience was gained, management revised their estimate of deductible input VAT and reclassified approximately $13 million from property, plant and equipment to VAT recoverable. These amounts were submitted on the Company’s VAT returns which have been approved by the PRC VAT authorities, approximately $2.9 million was included in non-current assets as of December 31, 2011.

Customs deposits for imported inventories represent amounts paid to the local customs office in connection with the import of raw materials inventories. Upon approval by the customs authorities, these amounts become refundable by the local tax authority and are reclassified as consumption tax refund receivable (Note 5).Through March 31, 2012, deposits of $29,102,193 have been approved for refund, which refund is expected to be received in May 2012.

7        PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

As of December 31,
2011	2010
Buildings	$3,888,234	$3,733,116
Machinery and equipment	175,736,470	130,513,767
Vehicles	663,985	560,440
Office equipment and furniture	134,929	130,043
Construction-in-progress	27,449,846	3,117,935

	207,873,464	138,055,301
Less: Accumulated depreciation	(17,005,843)	(8,273,997)

	$190,867,621	$129,781,304

Depreciation expense on property, plant and equipment is allocated to the following items:

As of December 31,
2011	2010
Cost of sales	$8,141,839	$7,788,486
Selling, general and administrative expenses	165,229	121,127

	$8,307,068	$7,909,613

For the years ended December 31, 2011 and 2010, interest capitalized amounted to $1,246,179 and nil, respectively.

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8        INTANGIBLE ASSETS

Intangible assets consist of the following:

Amortization	As of December 31,
Period	2011	2010
	Years

Licensing agreements	10-20	$1,495,300	$1,441,150
Less: Accumulated amortization		(516,797)	(395,684)

		$978,503	$1,045,466

Licensing agreements consist of technology utilization rights for petrochemical production. For the years ended December 31, 2011 and 2010, amortization expense for intangible assets amounted to $104,598and $99,859, respectively. Amortization expense for each of the next five years is estimated to be approximately $100,000.

9         LAND USE RIGHTS

Land use rights consist of the following:

As of December 31,
2011	2010
Land use rights	$12,182,100	$11,740,943
Less: Accumulated amortization	(1,113,338)	(641,068)

	$11,068,762	$11,099,875

For the years ended December 31, 2011 and 2010, amortization expense related to land use rights was $441,234 and $274,589, respectively.

10        SHORT-TERM BANK BORROWINGS

Short-term bank borrowings consist of the following:

As of December 31,
2011	2010

Bank borrowings-secured/guaranteed	$225,969,421	$135,768,634

Short−term bank borrowings outstanding as of December 31, 2011 carry a weighted average interest rate of 5.45% (2010:5.15%) for bank loans in RMB; and a weighted average interest rate of 3.78% (2010: 3.44%) for bank loans in USD, and have maturity terms ranging from one to twelve months and interest rates ranging from 2.97% to 7.93% (2010: 2.97% to 5.56%).

Approximately $17,000,000 included in short term bank borrowings at December 31, 2011is payable to Shanghai Pudong Development Bank, and is secured by a one-year fixed term deposit with a carrying amount of $18,494,500.In addition, $45,577,366 payable to Bank of China is secured by Ningbo Keyuan’s one-year fixed term deposit and pledged deposits with carrying amounts of $46,533,893 as of December 31, 2011; $11,000,000 payable to China CITIC Bank is secured by Ningbo Keyuan's one-year fixed term deposit with a carrying amount of$11,411,500 as of December 31,2011.Among the rest of the Group's short-term borrowings, $152,392,055 is guaranteed by related party and third-party entities and individuals, including $18,888,000 which is guaranteed by the Group’s Chief Executive Officer, and $25,420,808 that is secured by the Group’s land, buildings and equipment with a carrying amount of $91,582,011 as of December 31, 2011.

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11         LONG-TERM BANK BORROWINGS

Long-term bank borrowings consist of the following:

As of December 31,
2011	2010
Loan from China Construction Bank	$15,740,000	$15,170,000
Loan from Industrial and Commercial Bank of China	-	4,551,000
Loan from Bank of China	-	12,894,500
	15,740,000	32,615,500
Less: current portion	(15,740,000)	(17,445,500)

	$-	$15,170,000

As of December 31, 2011 and 2010, all of the Group’s long-term bank loans are guaranteed by related-party entities and Mr.Tao (Note 24), bear interest from 7.29% to 7.74% (2010:5.4% to 7.56%)and are due on various dates from December 2011 to December 2012. Bank loans of approximately RMB115,000,000 ($17,820,400)  and RMB 92,000,000($13,610,480) were repaid in 2011 and 2010, respectively.

12        ADVANCES FROM CUSTOMERS

Generally, the Group requires a prepayment of 100% of the sales contract price from its customers shortly before products are shipped. Such prepayment is recorded as “advances from customers” in the Group’s consolidated balance sheet, until the products are delivered and the customer takes ownership and assumes the risk of loss. With the approval of the Company’s general manager, the Company occasionally extends credit to its long-term customers with a good credit rating. As of December 31,2011,the balance of accounts receivable was  $2,226,288 which was received on January 6,2012.

13        ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of:

As of December 31,
2011	2010

Purchase of property, plant and equipment	$24,590,217	$17,217,958
Accrued payroll and welfare	1,061,508	690,831
Liquidated damages	2,493,326	-
Other accruals and payables	2,142,895	296,321

	$30,287,946	$18,205,110

14        STOCKHOLDERS’ EQUITY AND RELATED FINANCING AGREEMENTS

In April and May 2010, the Company completed a private placement offering (the “Series A Private Placement”), pursuant to a security purchase agreement with a group of unrelated investors (collectively, the “Series A Investors”). Under the Series A Private Placement, the Company sold 661,562 security units at $35 per unit on April 22, 2010 and 87,142 security units at $35per unit on May 18, 2010, respectively. Each security unit issued in the Series A Private Placement consisted of, (a) nine shares of Series A convertible preferred stock, with a par value of $0.001 per share (the “Series A convertible preferred stock”) which is convertible into the same number of shares of the Company’s common stock, (b) one share of the Company’s common stock, with a par value of $0.001 per share (c) a warrant to purchase one share of the Company’s Common Stock at an exercise price of $4.50 for a three-year period (the “Series A Warrant”), and (d) a warrant to purchase one share of the per share’s common stock at an exercise price of $5.25 per share for a three-year period (the “Series B Warrant”).

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On September, 28, 2010, the Company completed a private placement offering (the “Series B Private Placement”), pursuant to a security purchase agreement with a group of unrelated investors (collectively, the “Series B Investors”) and sold 540,001 security units, at a price of $37.50 per unit. Each security unit issued in the Series B Private Placement consisted of (a) ten shares of Series B convertible preferred stock, with a par value of $0.001 per share (the “Series B convertible preferred stock”) which is convertible into the same number of shares of the Company’s common stock, (b) a warrant to purchase up to 1.5 shares of the Company’s common stock, at an exercise price of $4.50 per share for a three-year period (the “Series C Warrant”), and (c) a warrant to purchase up to 1.5 shares of the Company’s common stock at an exercise price of $5.25 per share for a three-year period(the “Series D Warrant”).

Because the convertible preferred stock and warrants are transferable separately and there are no terms requiring the surrender of convertible preferred stock when the warrants are exercised, the Series A, Series B, Series C and Series D Warrants are considered to be detachable from the Series A and Series B convertible preferred stock.

The Company received total gross proceeds of $26,204,639 and $20,250,000 from the Series A and Series B Private Placements, before issuance costs of $3,242,231 and $1,835,109, respectively. The net proceeds were allocated to the Series A and Series B convertible preferred stock, common stock issued in the Series A and Series B Private Placement, Series A, Series B, Series C and Series D Warrants on a relative fair value basis.

	Gross Proceeds	Issuance costs	Net proceeds
Series A Private Placement:
Series A convertible preferred stock	$23,993,129	$2,974,986	$21,018,143
Issued Common Stock	1,820,800	221,661	1,599,139
Series A Warrant	233,210	27,279	205,931
Series B Warrant	157,500	18,305	139,195
	$26,204,639	$3,242,231	$22,962,408
Series B Private Placement:
Series B convertible preferred stock	$18,365,935	$1,664,370	$16,701,565
Series C Warrant	1,000,352	90,654	909,698
Series D Warrant	883,713	80,085	803,628
	$20,250,000	$1,835,109	$18,414,891

The estimated fair values on April 22, 2010, May 18, 2010, and on September 28, 2010 were determined using a comprehensive model that evaluated each element of the security. This evaluation included consideration of conversion terms, analysis of other public companies with financial characteristics estimated to be similar to the Company’s, and the Black-Scholes option pricing model. A discount was applied in the valuation of each element reflecting the lack of marketability and other restrictions.

Key assumptions used are as follows:

	Series A Private Placement		Series B Private Placement:
	April 23,	May 18,	September 28,
	2010	2010	2010
Expected volatility	45.82%	45.15%	86.22%
Expected dividends yield	0%	0%	0%
Time to maturity	3 years	3 years	3 years
Weighted average risk-free interest rate	1.03%	0.75%	0.68%
Fair value of the common stock	$2.38	$2.79	$3.40

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Concurrent with the Series A and Series B Private Placements, the Company issued to a placement agent warrants to purchase718,755 of shares of the Company’s Common Stock for the Series A Private Placement and warrants to purchase 561,601 of shares of the Company’s Common Stock for the Series B Private Placement. The warrants issued to the placement agent in the Series A Private Placement consisted of warrants to purchase 598,963, 59,986 and 59,896 shares of common stock at an exercise price of $3.50, $4.50 and $5.25 per share, respectively. The warrants issued to the placement agent in the Series B Private Placement consisted of warrants to purchase 432,001 and 64,800 shares of common stock at an exercise price of $3.75, $4.50 and $5.25 per share, respectively. The estimated fair values of these placement agent warrants on the completion dates of the respective private placements was $349,683 for Series A Private Placement and $534,341 for Series B Private Placement; and are included in the above issuance costs.

The significant terms of the Series A and Series B convertible preferred stocks are as follows:

Conversion

At any time on or after the issuance date, at the election of the holders, each share of the Series A and Series B convertible preferred stock may be converted into shares of the Company’s common stock, or a conversion price of $3.50 and $3.75 per share, respectively, subject to certain ownership limitations.

The conversion price is subject to certain anti-dilutive adjustments, including adjustments for stock splits, dividends and distributions, and reorganization, merger or consolidation. In addition, the conversion price may be adjusted down.

The Series A convertible preferred stock was to be automatically converted into common stock   at the earlier occurrence of 1) the 24 month anniversary of the issuance dates of the Series A convertible preferred stock; and 2) at such time that the volume weighted average price (“VWAP”) of the Company’s common stock is no less than $5.00 for a period of ten consecutive trading days with the daily volume of the Company’s common stock of at least 50,000 shares per day. All of the Series A convertible preferred stock was converted into common stock in October 2010.

The Series B convertible preferred stock shall be automatically converted into common stock (or the same conversion price as described above) upon the third year anniversary of the issuance date of the Series B convertible preferred stock (April and May 2013).

In the event the Company shall issue or sell any additional shares of common stock at a price per share less than the then-applicable conversion price or without consideration, then the conversion price upon each such issuance shall be reduced to that price (the “Round Down Provision”).

Management evaluated the terms and conditions of the embedded conversion features based on the guidance of ASC 815-15-25-1 (formerly SFAS 133, paragraph 12) to determine if there was an embedded derivative requiring bifurcation. An embedded derivative instrument (such as a conversion option embedded in the Convertible Preferred Stock) must be bifurcated from its host instruments and accounted for separately as a derivative instrument only if the “risks and rewards” of the embedded derivative instrument are not “clearly and closely related” to the risks and rewards of the host instrument in which it is embedded.  Management concluded that the embedded conversion feature of the preferred stock was not required to be bifurcated because the conversion feature is clearly and closely related to the host instrument, and because of the Company’s limited trading volume that indicates the feature is not readily convertible to cash in accordance with ASC 815-10, “Derivatives and Hedging”.

Therefore, in accordance with ASC 470-20, management compared the effective conversion prices of the Series A and Series B convertible preferred stocks and the estimated fair values of the Company’s common stock as of April 22, 2010, May 18, 2010 and September 28, 2010 as follows:

	Effective initial conversion price of		Fair value Intrinsic value per each share of the
	Series A Convertible preferred stock	Series B of the convertible preferred stock	Series A common stock	or Series B preferred stocks

April 22, 2010	$3.57	$-	$2.38	$0
May 18, 2010	$3.49	$-	$2.79	$0
September 28, 2010	$-	$3.40	$3.40	$0

Management determined that there was no beneficial conversion features for the Series A and Series B convertible preferred stocks because the effective conversion price is equal to or higher than the fair value at the date of issuance.

Redemption

As a result of the Round Down Provision, and in accordance with ASR 268 “Presentation in Financial Statement of Redeemable Preferred Stock”, the Series A and Series B convertible preferred stocks have been classified as temporary equity as the Company does not control the events necessary to issue the maximum number of shares that could be required should the redemption feature be triggered.

In the event the Company has insufficient authorized registered shares of common stock to effect a conversion request from the Series A and Series B investors, the Company, at its sole discretion, may elect to satisfy such conversion request by either redeeming the preferred stock at their liquidation preference of $3.50 and $3.75 per share, respectively, or by issuing restricted shares of the Company’s common stock.

The Series A and Series B convertible preferred stocks are redeemable at the option of their holders simultaneously with the occurrence of the following events:

Merger or consolidation where the holders of the Company’s outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity immediately after such merger or consolidation; or the sale of all or substantially all of the Company’s properties or assets (collectively, an “Organic Change”).

Management considers the occurrence of the Organic Change is solely within the control of the Company.

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Voting Rights

The Series A and Series B convertible preferred stocks shall have no voting rights with the common stock or other equity securities of the Company other than certain class voting rights, as outlined in the related agreement.

Fixed dividends are accrued and cumulative for one year from the date of the initial issuance of the Series A and Series B convertible preferred stocks, and are payable on a quarterly basis. Annual dividends are determined as 6% of $3.50 for each share of the Series A convertible preferred stock, and 6% of $3.75 for each share of the Series B convertible preferred stock. Total dividends for the Series A convertible stockholders for the year ended December 31, 2010 was $831,032.There were no dividends on the Series A convertible preferred stock in 2011. Total dividends for the Series B convertible preferred stockholders for the years ended December 31, 2011 and 2010 were $1,205,014 and $306,247, respectively.

Registration rights agreement

In connection with the Series A Private Placement, the Company entered into a registration rights agreement  with the Series A Investors, in which the Company agreed to file a registration statement  with the SEC to register for resale the common stock issued, the common stock issuable upon conversion of the Series A convertible preferred stock, and the common stock underlying the Series A and Series B Warrants and the placement agent warrants, within 30 calendar days of April 22, 2010 and to have this registration statement declared effective within 150 calendar days of April 22, 2010 or within 180 calendar days of April 22, 2010 in the event of a full review of the registration statement by the SEC. If the Company doesn’t comply with the foregoing obligations under the registration rights agreement, the Company will be required to pay liquidated damages in cash to each investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Company is not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act. At December 31, 2010, all of the Series A convertible preferred stock has been converted into the Company’s common stock. The Company did not incur any liquidated damages in connection with Series A Private Placement in 2010.

In connection with the Series B private placement, the Company entered into a registration rights agreement  with the Series B Investors, in which the Company agreed to file a registration statement with the SEC to register for resale the common stock issuable upon the conversion of the Series B convertible preferred stock, common stock underlying the Series C and Series D Warrants, and common stock underlying the placement agent warrants, within 30 calendar days following the later of (i) the closing date of the offering or (ii) the effective date of the prior registration statement for resale the common stock issued in the Series A Private Placement and common stock issuable upon the conversion of the Series A preferred stock, Series A and Series B Warrants, and placement agent warrants issued in the Series A Private Placement (the “Prior Registration Statement”), and to have the registration statement declared effective within 150 calendar days ( or 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC)  following the later to occur of (i) the closing date of the Series B Private Placement or (ii) the effective date of the Prior Registration Statement.  If the Company does not comply with the foregoing obligations under the registration rights agreement, the Company will be required to pay cash liquidated damages to each Series B Investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which the Company is not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act. The Company did not incur any liquidated damages in connection with the Series B Private Placement in 2010.

Pursuant to the registration rights agreements in the Series A and Series B Private Placements, liquidated damages are also payable in the event that the registration statement is not maintained continuously effective for approximately 180 days, or if trading of the Company’s common stock is suspended or if the Company’s common stock is delisted from the principal exchange on which it is traded (NASDAQ)for more than three days.

As the required Registration Statements were declared effective in the specified time frame, management determined that a liability for liquidated damages had not been incurred as of December 31, 2010.  On April 1, 2011, trading of the Company’s common stock was suspended and on October 7, 2011 was delisted by NASDAQ. Management determined that the registration statements were no longer effective commencing on April 7, 2011 and registerable securities in connection with the Series A and B private placements were not able to be sold pursuant to Rule 144 under the Securities Act until November 1, 2011.   Accordingly, in the year ended December 31, 2011, an estimated contingent liability for $2,493,326 was accrued with a corresponding charge to earnings, as per the guidance in ASC 825-20, “Registration Payment Arrangements”.

Escrow shares agreement

In connection with the Series A and Series B Private Placements, the Company entered into two escrow share agreements with the representatives of the Series A Investors and the Series B Investors, Delight Reward, and Anslow&Jaclin, LLP (the “Escrow Agent) (the “Escrow Agreements”), pursuant to which 5,000 shares and 3,400 shares of the Company’s Series M convertible preferred stock held by Delight Reward (the “Escrow Shares”) were delivered to the Escrow Agent, respectively. On December 28, 2010, the Series M convertible preferred shares in the escrow share agreements converted into 5,000,000 shares and 3,400,000 shares of the Company’s common stock (the “Escrow Shares”).

The Escrow Shares were to be released back to Delight Reward upon the Company’s achievement of no less than 95% of a net income target, as defined, of $33 million for the year ended December 31, 2010 (the “Performance Threshold”). If the Company achieved less than 95% of the Performance Threshold, the Series A and Series B Investors were to receive in the aggregate, on a pro rata basis, 500,000 shares of the Company’s common stock for each full percentage point by which the Performance Threshold was not achieved, up to the total number of the Escrow Shares. Pursuant to the Escrow Agreements, for purposes of determining whether or not the net income was met, certain items, such as any accounting charges for issuing warrants, were not deemed to be an expense or charge, even though U.S. GAAP may require contrary treatment, and the annual report for the respective fiscal years filed with the SEC by the Company reported otherwise. No other exclusions were to be made for any non-recurring expenses of the Company, as defined in the Escrow Agreements, in determining whether the Performance Threshold has been achieved.

Management determined that entering into the Escrow Agreements was an inducement made to facilitate the Series A and Series B Private Placements, and is not part of a compensatory arrangement to management. The Escrow Shares were to be released or cancelled without regard to the continued employment of any management of the Group.

The Performance Threshold was achieved and the Escrow Shares are expected to be released from escrow in the second quarter of 2012.

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15        COMMON STOCK AND CAPITAL CONTRIBUTION

On April 22, 2010 and May 18, 2010, the Company issued 661,562 shares of common stock and 87,142 shares of common stock, respectively, par value of $0.001 per share, upon the completion of the Series A Private Placement.

In April 2010 the registered capital of Keyuan International was increased as a result of a capital contribution of $220,000 by its shareholders.

In October2010, all of the Series A convertible preferred stock was converted into 6,738,336 shares of the Company’s common stock.

On December 28, 2010, all of the Series M convertible preferred stock was converted into 47,658,000 shares of the Company’s common stock upon the Company’s stockholders approval of an increase in the authorized common stock to100,000,000 shares.

On January 17, 2011, the Company’s Board of Directors approved the distribution of an annual cash dividend of $0.36 per share for 2010 to be paid quarterly to its common stock stockholders at the assigned dates of record. In January 2011, certain stockholders of the Company announced the waiver of their rights to receive such cash dividends. In addition, Dragon State International Limited, the primary Series B convertible stockholder agreed to waive their rights to receive cash dividend for 2010 should they choose to convert their preferred stock before the record date. The estimated dividends to be distributed and the dividends waived are approximately $3.5 million and $17.2 million, respectively. Approximately $ 1,205,014 was distributed to common stockholders as dividends during the year ended December 31, 2011. In October 2011, the Company’s Board of Directors suspended the payment of quarterly cash dividends on the Company’s common stock while it pursues strategic alternatives including, but not limited to, taking the Company private, a merger or other transaction.

During the year ended December 31, 2011, 66,670 shares of the Series B convertible preferred stock were converted into 66,670 shares of the Company’s common stock. In addition, 1,150Series A warrants and 500 Series B warrants were exercised, and the Company issued 1,150 shares and 500 shares of the Company’s common stock, receiving proceeds of $4,863 and $2,468,respectively.

16        COMMON STOCK PURCHASE WARRANTS

In connection with the Series A and Series B Private Placements, the Company issued the following warrants to purchase the Company’s common stock to the Series A and Series B investors and a placement agent:

	Issuance dates	Maximum number Of shares of common stock	Exercise prices
Series A Warrants	April 22 and May 18, 2010	748,704	$4.50
Series B Warrants	April 22 and May 18, 2010	748,704	$5.25
Series C Warrants	September 28, 2010	810,001	$4.50
Series D Warrants	September 28, 2010	810,001	$5.25
Placement agent warrants
-Series A Private Placement	April 22 and May 18, 2010	718,755	$3.50~$5.25
-Series B Private Placement	September 28, 2010	561,601	$3.75~$5.25

Each of the above warrants entitles the holder to purchase shares of the Company’s common stock at any time after their respective issuance dates and shall expire after three years from their respective issuance dates. The Series A and Series B Warrants are callable at $0.01, at the Company’s election, if the Volume Weighted Average Price(“VWAP”) of the Company’s common stock equals or exceeds $9.00 and $10.50 for 15 consecutive trading days, with the average daily trading volume of no less than 75,000 shares. The Series C and Series D Warrants and the placement agent warrants are not callable.

The Series A, Series B, Series C and Series D Warrants and the placement agent warrants are classified within the Company’s stockholders’ equity since they are solely indexed to the Company’s common stock.

17        SHARE-BASED PAYMENTS

(a)   Employee stock option grants

Effective June 30, 2010, the Board of Directors approved the Company’s 2010 Equity Incentive Plan (the “Plan”). The maximum numbers of shares of common stock of the Company issuable pursuant to the Plan is 6,000,000 shares. The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to a Plan Committee (the “Committee”).

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Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to determine the type or types of awards to be granted to each participant under the Plan. The exercise price of options to purchase shares of the Company’s common stock granted under the Plan shall be determined by the Board or the Committee, provided, however that the exercise price of any incentive stock option shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option shall be fixed by the Board or the Committee, provided that no incentive stock option shall have a term greater than 10 years.

On June 30, 2010, the Company granted a total of 3,000,000 stock options to certain senior management employees with a contractual term of 5 years. The exercise price of these stock options is $4.20 per share and the grant-date fair value of these stock options amounted to $3,347,298. A total of 2,810,000 stocks options vest over three years as follows:30% shall vest and become exercisable one year after the grant date, 40% shall vest and become exercisable two years after the grant date, and 30% shall vest and become exercisable three years after the grant date. For the remaining 190,000 stock options: 40% shall vest and become exercisable one year after the grant date and 60% shall vest and become exercisable two years after the grant date.

On July 1, 2010, the Company granted a total of 80,000 stock options to two independent directors with contractual terms of 5 years. The exercise price of these stock options is $4.20 per share and the grant-date fair value of these stock options amounted to $91,349. A total of 40,000 options shall vest and become exercisable one year after the grant date and the remaining 40,000 options shall vest and become exercisable two years after the grant date, provided that the independent directors are re-elected for successive one year terms one year after the stock options issuance date.

On August 4, 2010, the Company granted 700,000 stock options to employees with a contractual term of 5 years. The exercise price of these stock options was $4.50 per share and the grant-date fair value of these stock options amounted to $1,338,761. These stock options vest over three years as follows: 30% shall vest and become exercisable one year after the grant date, 40% shall vest and become exercisable two years after the grant date and 30% shall vest and become exercisable three years after the grant date.

On December 29, 2010, 600,000 stock options granted to certain employees on August 4, 2010, were cancelled. As compensation for such cancellation, the Company committed to pay these employees incremental cash payments during the period through August 2013. The fair value of the committed cash payment on December 29, 2010 was approximately $400,000 and no incremental compensation cost resulted from the cancellation of these stock options. Included in accrued expenses and other payables is approximately $190,000and $56,000 representing the liability related to the committed cash payment as of December 31, 2011 and 2010, respectively.

There were no share options granted during the year ended December 31, 2011. A summary of the share options granted and the activity during the year ended December 31, 2010 is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Balance as of
January 1,2010	-	$-
Granted on June 30,2010	3,000,000	4.2
Granted on July 1,2010	80,000	4.2
Granted on August 4,2010	700,000	4.5
Cancelled	(600,000)	4.5
Forfeited	(150,000)	4.2

Balance as of
December 31, 2010	3,030,000	$4.21	3.5 years	$0
Exercisable as of December 31, 2010	-	-	-	-

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The following table presents information relating to non-vested stock options as of December 31, 2011

	Options	Weighted average grant-date fair value	Weighted average remaining contractual term
Nonvested at January 1, 2011	3,030,000	$3,629,899
Granted	-	-
Vested	(989,000)	(1,103,493)
Forfeited	(586,000)	(653,839)
Nonvested at December 31, 2011	1,455,000	$1,872,567	2.5 years

The total fair value of stock options that vested during the year ended December 31, 2011 was $1,103,493.

The grant-date fair value of the stock options granted in 2010 was estimated using the Black-Scholes option pricing model, based on the assumptions in the following table.

	Options granted on June 30, 2010	Options granted on July 1, 2010	Options granted on August 4, 2010

Expected volatility	47%	47%	47%
Expected dividend yield	0%	0%	0%
Weighted average risk-free interest rate	1.79%	1.80%	1.62%
Weighted average expected life (in years)	5.0	5.0	5.0
Estimated fair value of underlying
common stock	$3.21	$3.25	$4.50

Because the Company’s common stock had limited trading history at the time the options were issued, the expected volatility was based on the historical volatilities of comparable publicly traded companies engaged in a similar industry. The risk free interest rate is based on the US Treasury Bill rate for the expected term of the options and the expected dividend yield is based on the Company’s current dividend yield. The Company uses historical data to estimate employee termination within the valuation model. The expected life of options granted represents the period of time that options granted are expected to be outstanding. For the year ended December 31, 2011 and 2010, share-based compensation expenses related to employee stock options charged to general and administrative expenses in the consolidated statements of operations were $1,627,802 and $777,102, respectively.

As of December 31, 2011, unrecognized compensation costs related to employee stock options was approximately $2,372,504. These costs are expected to be recognized on a straight-line basis, over the remaining weighted average service period of 1.44years.

(b)   Non-employee stock option grants

On April 19, 2010, the Group issued 88,000 shares of common stock to Hayden Communications International, for the investor related services they will provide for a 12 months period. All the shares vested immediately after the signature of the agreement.  The related expenses were $62,545 and $146,895 for the year ended December 31, 2011 and 2010, respectively.

On April 19, 2010,the Group issued 48,000 shares of common stock to Chesapeake Group, Inc, for the investor related services they will provide in a period of 12 months. The related expenses were $12,990 and $139,290 for the year ended December 31, 2011 and 2010, respectively.

On April 19, 2010,the Group issued 50,000 shares of common stock to Hampton Growth Resources, LLC, for the investor related services they will provide for a 12 months period. The related expenses were $54,500 and $144,875 for the year ended December 31, 2011 and 2010, respectively.

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On July 1, 2010, the Group granted 40,000 stock options to an external HR consultant with a contractual term of 5 years in exchange for its services completed prior to the grant date. The exercise price of these stock options is $4.20 per share and the grant-date fair value was$45,675. These stock options vested and became exercisable at grant.

On July 27, 2010, the Group granted 420,000 stock options to a consultant. The options expire on April 21, 2013. The exercise price of these stock options is $4.20 per share. A total of 70,000 of the stock options vested and became exercisable at the grant date, 31,818 vested monthly from September 1, 2010 through April 1, 2011, and the remaining balance of 95,456 vested on May 1, 2011. Management considers that the vesting dates are concurrent with the respective service completion dates. The grant date fair value of the options was $520,441 and the related compensation expenses were $290,332 and $307,745 for the years ended December 31, 2011 and 2010, respectively.

A summary of the stock options granted to non-employees as of December 31, 2011 is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value

Outstanding as of
December 31, 2011	460,000	$4.20	1.5 years	$-
Exercisable as of
December 31, 2011	460,000	$4.20	1.68 years	$-

The fair value of the stock options granted in 2010 was measured using the Black-Scholes option pricing model. The assumptions used in estimating the fair value are in the following table.

	Awards granted	Awards granted
	on July 1, 2010	on July 27, 2010
Expected volatility	47%	47%
Expected dividend yield	0%	0%
Weighted average risk-free interest rate	1.8%	1.02%
Weighted average expected life (in years)	5.0	3.0
Estimated fair value of underlying common stock	$3.25	$4.00-4.50

Because the Company’s common stock had limited trading history at the time the options were issued, the expected volatility was based on the historical volatilities of comparable publicly traded companies engaged in a similar industry. The risk free interest rate is based on the US Treasury Bill rate for the expected term of the options and the expected dividend yield is based on the Company’s current dividend yield. The Company uses historical data to estimate employee termination within the valuation model. The expected life of options granted represents the period of time that options granted are expected to be outstanding.

For the year ended December 31, 2011, share-based compensation expenses related to non-employee stock and stock options recorded in general and administrative expenses in the consolidated statements of operations were $130,035 and $290,332, respectively. For the year ended December 31, 2010, share-based compensation expenses related to non-employee stock and stock options recorded in general and administrative expenses in the consolidated statements of operations were $431,060 and $353,420, respectively.

As of December 31, 2011, the unrecognized compensation cost related to non-employee stock and stock options was $22,837. These costs are expected to be recognized over a remaining vesting period of 1.5 years.

18        STATUTORY RESERVES

Ningbo Keyuan and Ningbo Keyuan Petrochemicals are required to allocate at least 10% of their after tax profits as determined under generally accepted accounting principles in the PRC to a statutory surplus reserve until the reserve balances reach 50% of their respective registered capitals. For the year ended December 31, 2011and 2010, Ningbo Keyuan and Ningbo Keyuan Petrochemicals made appropriations to this statutory reserve of $3,744,304 and $3,075,356, respectively.

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19        COMMITMENTS AND CONTINGENCIES

(a) Operating lease commitments

The Group leases storage facilities under operating lease agreements. The terms of these leases range from 2 to 3 years, and future minimum lease payments, due in 2012, under those non-cancellable operating lease agreements as of December 31, 2011 are $710,478.

(b) Capital commitments

As of December 31, 2011, the Group had contractual capital commitments of $887,736 for purchases of equipment.

(c)  Litigation

The Company at times is involved in various legal actions arising in the ordinary course of business. Management does not currently believe that there are any pending legal actions where the outcome of such legal actions would have a material adverse effect on the Company’s consolidated financial statements.

(d)  Contingencies
In connection with the shipping of finished products, inaccurate product information has been provided to the PRC Port authority. In addition, through March 31, 2011, Ningbo Keyuan failed to withhold income tax of approximately $50,000 from payments to certain external service providers and employees. In consultation with PRC legal counsel, management has evaluated the contingencies associated with the provision of inaccurate information and expects that the penalty, if any, will not be significant and will not have a material impact on the consolidated financial statements. In addition, the Group had outstanding Letter’s of Credit as of December 31, 2011of RMB 65,017,503 (approximately $10,233,755).

20        INCOME TAXES

The Company and its subsidiaries file separate income tax returns.

The United States of America

The Company is incorporated in the State of Nevada in the U.S., and is subject to U.S. federal corporate income tax at progressive rates ranging from15% to 35%. The state of Nevada does not impose any state corporate income tax.

British Virgin Islands

Keyuan International is incorporated in the British Virgin Islands (“BVI”). Under the current laws of the BVI, Keyuan International is not subject to tax on income or capital gains. In addition, upon payments of dividends by Keyuan International, no BVI withholding tax is imposed.

Hong Kong

Keyuan HK is incorporated in Hong Kong. Keyuan HK did not earn any income that was derived in Hong Kong for the years ended December 31, 2011 and 2010 and therefore was not subject to Hong Kong Profits Tax. The payments of dividends by Hong Kong companies are not subject to any Hong Kong withholding tax.

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PRC

Ningbo Keyuan and Ningbo Keyuan Petrochemicals are both incorporated in the PRC and the applicable PRC statutory income tax rate for both companies is 25%.

Components of income(loss) before income tax expense(benefit) consist of the following jurisdictions:

Year ended December 31,
2011	2010
PRC	$8,930,752	$53,158,384
U.S.	(9,761,824)	(2,108,853)
Hong Kong and BVI	(3,458,506)	(436,404)

(Loss)income before income taxes	$(4,289,578)	$50,613,127

The Group’s income tax expense  in the consolidated statements of operations consists of the following:

Year ended December 31,
2011	2010
Current income tax expense	$2,408,474	$10,434,575
Deferred income tax expense	443,244	3,058,129

Total income tax expense	$2,851,718	$13,492,704

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20        INCOME TAXES (CONTINUED)

Reconciliation between income tax expense (benefit) and the amounts computed by applying the PRC statutory income tax rate of 25% to income (loss) before income taxes is as follows:

	Year ended December 31,
	2011		2010
(Loss)income before income taxes	$(4,289,578)		$50,613,127

Computed expected
Income tax (benefit) expense	(1,072,395)	25.0%	12,653,282	25.0%
Tax loss not recognized	2,625,242	(61.2%)	781,918	1.6%
Effect of differential tax rate	679,840	(15.8%)	57,504	0.1%
Other	184,617	(4.3%)	-	-
Permanent differences	434,414	(10.1%)
Actual income tax expense	$2,851,718	(66.4%)	$13,492,704	26.7%

The PRC income tax rate has been used because the majority of the Group’s consolidated income (loss) before income taxes arises in the PRC.

The tax effects of the temporary differences that give rise to significant portions of deferred income tax assets are presented below:

	As of December 31,
	2011	2010
Net operating tax loss carried forwards	$4,767,000	$780,590
Depreciation	500,410	288,491
Interest on pledged bank deposits	(463,062)	-
Accrued payroll expenses	-	181,423
Total gross deferred income tax assets	4,808,348	1,250,504
Valuation allowance	(4,767,000)	(780,590)
Net deferred tax assets	$37,348	$469,914

Deferred tax assets arising from net operating losses (“NOL’S”) from the Group’s operations outside of the PRC were $4,767,000 and $780,590 at December 31, 2011 and 2010, respectively. Management has determined that it is more likely than not that they will not generate sufficient taxable income in those jurisdictions to realize the deferred tax asset. Accordingly, a valuation allowance for the full amount was provided. At December 31, 2011, NOL’S and their expiration dates arose in the following jurisdictions:

		Expiration date
US	$(11,870,677)	December 31, 2031
Hong Kong	(3,709,718)	Not applicable
BVI	(185,192)	Not applicable
	(15,765,587)

According to the prevailing PRC income tax law and its relevant regulations, non-PRC-resident enterprises are levied withholding tax at 10%, unless reduced by tax treaties or similar arrangements, on dividends from their PRC-resident investees for earnings accumulated beginning on January 1, 2008, and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. Further, the Group’s distributions from its PRC subsidiaries are subject to the U.S. federal income tax at 34%, less any applicable qualified foreign tax credits. Due to the Group’s policy of reinvesting permanently its earnings in its PRC business, the Group has not provided for deferred income tax liabilities for U.S. federal income tax purposes on its PRC subsidiaries’ undistributed earnings of $31million and $26 million as of December 31, 2011 and 2010, respectively.

As of January 1, 2010 and for each of the years ended December 31, 2010and 2011, the Group did not have unrecognized tax benefits, and therefore no interest or penalties related to unrecognized tax benefits were accrued. Management does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months.

The Group files income tax returns in the United States and the PRC. The Company is subject to U.S. federal income tax examination by tax authorities for tax years beginning in 2004.  According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances where the underpayment of taxes is more than RMB100,000 ($15,000). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. The PRC tax returns for the Company’s PRC subsidiary are open to examination by the PRC state and local tax authorities for the tax years beginning in 2008.

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21       EARNINGS (LOSS) PER SHARE

Earnings per share for periods prior to the Share Exchange have been restated to reflect the recapitalization under the Share Exchange. The following table sets forth the computation of basic and diluted net income(loss) per share:

Year ended December 31,
2011	2010
Basic (loss)earnings per share:
Net (loss)income attributable to Keyuan
Petrochemicals, Inc. stockholders	$(7,141,296)	$37,120,423

Fixed dividends to Series A convertible
Preferred stockholders	-	831,032

Fixed dividends to Series B convertible
Preferred stockholders	1,205,014	306,247

Net (loss)income attributable to Keyuan
Petrochemicals Inc. common stockholders	$(8,346,310)	$35,983,144

Weighted average common shares
(Denominator for basic income per share)	57,585,040	50,929,526

Effect of dilutive securities:
- Series A convertible preferred stock	-	3,542,344
- Series B convertible preferred stock	-	1,390,688
- Warrants	-	103,985
- Options	-	91,451
Denominator for diluted income per share	57,585,040	56,057,994

Basic (loss)earnings per share:	$(0.14)	$0.71

Diluted(loss)earnings per share:	$(0.14)	$0.66

22        FAIR VALUE MEASUREMENTS

The Company did not have any assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2011 and 2010.

The fair values of cash, pledged bank deposits, bills receivable, consumption tax refund receivable, short-term bank borrowings, bills payable, current portion of long-term borrowings, and accounts payable approximate their respective carrying amounts due to their short-term nature. Amounts due to related parties are not practicable to estimate due to the related party nature of the underlying transactions. The Group’s long-term debt, secured by various assets, bears interest at rates commensurate with market rates and therefore management believes carrying values approximate fair values.

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23        SIGNIFICANT CONCENTRATIONS AND RISKS

At December 31, 2011 and 2010, the Group held cash and pledged bank deposits in financial institutions of $163,591,879 and $127,260,081, respectively. They were primarily held in major financial institutions located in mainland China and the Hong Kong Special Administrative Region. Management believes that these financial institutions have high credit ratings.

Sales to major customers, which individually exceeded 4% of the Group’s total annual net revenue, are as follows:

Year ended December 31, 2011			Year ended December 31, 2010
Largest Customers	Amount of Sales	% Total Sales	Largest Customers	Amount of Sales	% Total Sales

Customer A	114,981,292	18%	Customer A	101,680,459	18%
Customer B	56,582,811	9%	Customer B	32,193,696	6%
Customer C	42,795,468	7%	Customer F	31,745,184	6%
Customer D	28,228,269	5%	Customer G	29,625,766	5%
Customer E	27,138,266	4%	Customer H	26,545,302	5%

Total	269,726,106	43%	Total	221,790,407	40%

The Group currently buys a majority of its heavy oil, an important component of its products, from three suppliers. Although there are a limited number of suppliers of the particular heavy oil used in production, management believes that other suppliers could provide similar heavy oil on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which could affect operating results adversely. Purchases (net of VAT) from the largest three suppliers for the years ended December 31, 2011 and 2010 were $377,051,329 and $309,943,580, respectively. These purchases represented 83% and 61%, respectively, of all of the Group’s purchases for the years ended December 31, 2011 and 2010.The Company’s largest supplier accounted for approximately $305 million and $191 million, or 67% and 38% of total purchases for each of the years ended December 2011 and 2010, respectively.

The Group’s operations are carried out in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittances abroad, and rates and methods of taxation, among other things.

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24        RELATED PARTY TRANSACTIONSAND RELATIONSHIPS AND TRANSACTIONS WITH CERTAIN OTHER PARTIES

(A) Related Party Transactions

The Company considers all transactions with the following parties to be related party transactions.

Name of parties	Relationship
Mr. Chunfeng Tao	Majority stockholder
Mr. Jicun Wang	Principal stockholder
Mr. Peijun Chen	Principal stockholder
Ms. Sumei Chen	Member of the Company’s Board of Supervisors and spouse of Mr. Wang
Ms. Yushui Huang	Vice President of Administration, Ningbo Keyuan
Mr. WeifengXue	Former Vice President of Accounting, Ningbo Keyuan through August 2011
Mr. HengfengShou	Former Vice President of Sales, Ningbo Keyuan Petrochemical through November 2011 General Manager/President
Mr.Shifa Wang	Vice President Guangxi Project
Mr.Ming Liang Liu	Vice President Production
Mr.Shegeng Ding	Vice President Equipment
Mr. Fan Zhang	CFO
Ningbo Kewei Investment Co., Ltd. (Ningbo Kewei)	A company controlled by Mr. Tao through September 2011
Ningbo Pacific Ocean Shipping Co., Ltd (Ningbo Pacific)	100% ownership by Mr. Wang
Ningbo Hengfa Metal Product Co., Ltd (Ningbo Hengfa, former name"Ningbo Tenglong")	100% ownership by Mr. Chen
Shandong Tengda Stainless Steel Co., Ltd (Shandong Tengda)	100% ownership by Mr. Chen
Ningbo Xinhe Logistic Co., Ltd (Ningbo Xinhe)	10% ownership by Ms. Huang
Ningbo Kunde Petrochemical Co, Ltd. (Ningbo Kunde)	Mr. Tao’s mother was a 65% nominee shareholder for Mr. Hu, a third party through September 2011
Ningbo JiangdongJihe Construction Materials Store (JiangdongJihe)	Controlled by Mr. Xue’s Brother-in-law
Ningbo Wanze Chemical Co., Ltd (Ningbo Wanze)	Mr. Tao’s sister-in-law is the legal representative
Ningbo Zhenhai Jinchi Petroleum Chemical Co., Ltd (Zhenhai Jinchi)	Controlled by Mr. Shou

Related party transactions and amounts outstanding with the related parties as of and for the years ended December 31, 2011 and 2010, are summarized as follows. Transactions with Ningbo Kunde and Ningbo Kewei are through the date the related party relationship ceased at which time transactions with these parties are included in details of transactions with certain other parties (Note 24(b)).

Year ended December 31,
2011	2010
Sales of products (a)	$92,771,589	$111,860,732
Purchase of raw material (b)	$7,151,433	$25,014,808
Purchase of transportation services (c)	$3,059,216	$3,659,000
Credit line of guarantee provision for bank borrowings (d)	$142,563,200	$161,994,300
Loan guarantee fees (d)	$1,299,886	$-
Short-term financing from related parties (e)	$13,303,054	$30,839,377
Short-term financing to related parties (e)	$13,188,178	$30,949,048

As of December 31,
2011	2010
Amount due from related parties (f)	$39,350	$5,332,193
Amount due to related parties (g)	$621,077	$115,535

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(a)	The Group sold finished products of $92,704,220 and $101,680,459 to Ningbo Kunde in 2011 and 2010, respectively. Sales to Zhenhai Jinchi in 2011 and 2010 were $67,369 and $10,180,273, respectively.

(b)
The Group purchased raw materials of nil and $4,465,563 from Ningbo Kewei during 2011 and 2010, respectively, with no outstanding amount payable to Ningbo Kewei at December 31,2011 and 2010 in respect of these purchase transactions. The Group purchased raw materials of $7,151,433and $20,549,245from Ningbo Kunde during  2011 and 2010, respectively. The outstanding payment in advance to Ningbo Kunde as of December 31, 2010 and 2011 in respect of these purchase transactions was $5,181,809 and Nil respectively.

(c)
The Group purchased transportation services of $3,059,216 and $3,659,000 from Ningbo Xinhe during 2011 and 2010, respectively, and amounts owed to Ningbo Xinhe as of December 31, 2011 and 2010 in respect of these purchase transactions was $621,077 and $119, respectively

(d)	Guarantees for Bank Loans

	Guarantee provided during the year ended December 31		Bank loans guaranteed as of December 31
	2011	2010	2011	2010
Mr. Tao	$12,396,800	$79,887,600	$34,628,000	$36,408,000
Jicun Wang and Sumei Chen	$30,992,000	$-	$1,983,523	$12,136,000
Ningbo Kewei	$34,091,200	$82,106,700	$29,700,067	$11,377,500
Ningbo Pacific	$65,083,200	$-	$27,918,200	$16,687,000
Ningbo Hengfa	$-	$-	$14,795,600	$36,256,300
ShangdongTengda	$-	$-	$944,400	$910,200

Beginning in 2011 loan guarantee fees of 0.3% of the loan principal guaranteed are to be paid quarterly.In 2011, loan guarantee fees were $272,993, $636,427 and $390,466 for Ningbo Hengfa, Ningbo Pacific and Ningbo Kewei, respectively, and are included in $1,548,149 in the statements of operations.

(e)	Short-term financing transactions with related parties

	Year Ended December 31
	2011			2010
	From (i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Shandong Tengda	$-	$-	$-	$2,219,100	$(2,219,100)	$-
Ningbo Kewei	5,423,600	(5,423,600)	-	1,479,400	(1,479,400)	-
Ningbo Kunde	5,423,600	(5,423,600)	-	19,676,020	(19,676,020)	-
JiangdongJihe	2,455,854	(2,340,978)	-	7,464,857	(7,574,528)	(112,459)

	$13,303,054	$(13,188,178)	$-	$30,839,377	$(30,949,048)	$(112,459)

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

(f)	Amount due from related parties consist of the following:

	As of December 31,
	2011	2010
Related Party
Ningbo Kunde	$-	$5,181,809
JiangdongJihe	-	112,459
Mr. Tao	39,350	37,925
	$39,350	$5,332,193

Amounts due from Mr. Tao represents advances made for business expenses, are unsecured, interest free and due on demand.

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(g)	Amounts due to related parties consist of the following:

	As of December 31,
	2011	2010
Related Party
Zhenhai Jinchi(prepayment)	$-	$115,416
NinboXinhe	621,077	119
	$621,077	$115,535

Amounts due to related parties primarily represent balances due for raw materials purchase and freight.

(B) Relationships and transactions with certain other parties

The Group has the following relationships and transactions with certain other parties:

Name of parties	Relationship
Ningbo Litong Petrochemical Co., Ltd	Former 12.75% nominee shareholder of Ningbo Keyuan
(Ningbo Litong)
Ningbo JiangdongHaikai Construction	Controlled by cousin of Mr. WeifengXue, former Vice President of Accounting
Materials Store (JiangdongHaikai)
Ningbo JiangdongDeze Chemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (JiangdongDeze) Vice President of Accounting
Ningbo Anqi Petrochemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (Ningbo Anqi) Vice President of Accounting
Ningbo Kewei Investment Co., Ltd.	A related party through September 2011
(Ningbo Kewei) when control transferred
Ningbo Kunde Petrochemical Co, Ltd.	A related party through September 2011 when control transferred
(Ningbo Kunde)

Transactions and amounts outstanding with these parties for the years ended December 31, 2011 and 2010 are summarized as follows. Transactions with Ningbo Litong are through September 2011.

	Year ended December 31,
	2011	2010

Sales of products (h)	$29,637,868	$29,625,766
Purchase of raw material (i)	$20,253,780	$18,994,104
Credit line of guarantee for bank borrowings (j)	$81,136,800	$-
Loan guarantee fees (j)	$1,242,928	$-
Short-term financing from these parties (k)	$49,873,894	$74,983,618
Short-term financing to these parties (k)	$47,608,361	$77,030,336
Amounts due from these parties	$2,740,970	$2,217,854
Advances from these parties for sales	$130,458	$110,134

(h)
The Group sold finished products of $7,360,796and $29,625,766 to Ningbo Litong in2011 and 2010, respectively. Amounts received in advance from Litong were nil and $110,134 as of December 31, 2011 and 2010, and are included in advances from customers on the consolidated balance sheet. The Group sold finished products of $22,277,072 to Ningbo Kunde  in 2011. There were outstanding amounts of $130,458 received in advance from Kunde as of December 31, 2011.

(i)
The Group purchased raw materials of $20,253,780from Ningbo Litong during 2011. During  2010, the Group purchased raw materials of $18,994,104from Ningbo Litong. Amounts prepayable to Litong were $2,740,970and nil as of December 31, 2011 and 2010, respectively.

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(j)	Guarantees for Bank Loans

	Guarantee provided		Bank loans guaranteed
	During the year ended December 2011		as of December 2011
	2011	2010	2011	2010
Ningbo Litong	$81,136,800	$-	$61,632,077	$43,993,000

Through December 31, 2010, no compensation was paid in respect of these guarantees. Beginning in 2011, loan  guarantee fees of 0.3% of the loan principal guaranteed after January 1, 2011 are to be paid quarterly. Guarantee fees paid to Litong and Kewei  were $1,026,567 and $216,361 for the year ended December 31, 2011, respectively.

(k)	Short-term financing transactions

Historically the Group and these parties have provided each other with short-term financing, typically in the form of cash, bills receivable and bills payable.

Short-term financing with these parties is as follows:

	Year Ended December 31
		2011		2010
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Ningbo Litong	$36,366,031	$(34,100,498)	$-	$57,180,289	$(59,343,172)	$2,217,854
JiangdongHaikai	-	-	-	7,447,529	(7,331,364)	-
JiangdongDeze	2,634,320	(2,634,320)	-	4,438,200	(4,438,200)	-
Ningbo Anqi	10,873,543	(10,873,543)	-	5,917,600	(5,917,600)	-

	$49,873,894	$(47,608,361)	$-	$74,983,618	$(77,030,336)	$2,217,854
(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

25        SUBSEQUENT EVENTS

In January 2012, the Company signed a cooperation agreement with Fang cheng gang City to build a new production facility in Guangxi Province. Preconstruction activities commenced in February 2012. Once the facility is fully operational, Guangxi Keyuan New Materials Industrial Park is expected to have an annual production capacity of 400,000 metric tons of ABS (Acrylonitrile Butadiene Styrene).

26        KEYUAN PETROCHEMICALS, INC. (PARENT COMPANY)

Relevant PRC statutory laws and regulation permit payments of dividends by the Company’s subsidiaries in the PRC only out of their retained earnings, if any, as determined in accordance with the PRC accounting standards and regulations.

Under the Law of the PRC on Enterprises with Wholly Owned Foreign Investment, the Company’s subsidiaries in the PRC are required to allocate at least 10% of their after tax profits, after making good of accumulated losses as reported in their PRC statutory financial statements, to the general reserve fund and have the right to discontinue allocations to the general reserve fund if the balance of such reserve has reached 50% of their registered capital. These statutory reserves are not available for distribution to the shareholders (except in liquidation) and may not be transferred in the form of loans, advances, or cash dividends.

As of December 31, 2011, $3,744,304(2010:$3,075,356) was appropriated from retained earnings and set aside for the statutory reserve by the Company’s subsidiaries in the PRC.

As a result of these PRC laws and regulations, the Company’s subsidiaries in the PRC are restricted in their ability to transfer a portion of their net assets to either in the form of dividends, loans or advances, which consisted of paid-up capital and statutory reserves, amounting to $57,144,304 as of December 31, 2011 (2010: $56,553,518).

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The following presents condensed unconsolidated financial information of the Parent Company only:

Condensed Balance Sheets,

	As of December 31, 2011	As of December 31, 2010

Cash	$5,089	$392,741
Other current assets	392,770	570
Investment in subsidiaries	41,774,338	41,774,338
Total assets	42,172,197	42,167,649

Accounts payable	672,310	23,527
Accrued expenses and other payables	2,671,474	74,656
Inter-company liabilities	8,930,146	1,760,000
Dividends payable	2,381,760	234,393
Series B convertible preferred stock	16,451,553	16,701,565
Total stockholders’ equity	11,064,954	23,373,508
Total liabilities and stockholders’ equity	$42,172,197	$42,167,649

	Year ended	Year ended
	December 31,	December 31,
	2011	2010
General and administrative expenses	$9,757,782	$2,108,043
Interest expens	4,041	810
Loss before income taxes	9,761,823	108,853
Income tax expense	-	-
Net loss	$9,761,823	$2,108,853

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26   Keyuan Petrochemicals, Inc. (Parent Company) (CONTINUED)

Condensed Statements of Cash Flows

	Year ended December 31, 2011	Year ended December 31, 2010
Cash flows from operating activities
Net loss	$(9,761,823)	$(2,108,853)
Adjustments to reconcile net loss to net cash used inoperating activities:
Share-based compensation	-	1,515,907
Stock option expense	2,063,394	-
Liquidated damages	2,493,326	-
Decrease in other assets	(392,200)	(570)
Decrease in trade payables	-	-
Increase in accounts payable, accrued expenses and other payables	617,821	42,158

Net cash used in operating activities	(4,979,482)	(551,358)

Cash flows from investing activities
Investment in subsidiaries	-	(41,774,338)

Net cash used in investing activities	-	(41,774,338)

Cash flows from financing activities
Advance from inter-group company	7,170,146	1,760,000
Dividend paid to stockholders	(2,585,647)	(902,886)
Repurchase of common stock	-	(400,000)
Additional paid in capital	7,332	-
Proceeds from Series A Private Placement, net	-	23,312,091
Proceeds from Series B Private Placement, net	-	18,949,232

Net cash provided by financing activities	4,591,831	42,718,437

Net decrease in cash	(387,651)	392,741

Cash at beginning of year	392,741	-
Cash at end of year	$5,090	$392,741

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MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion and analysis of the results of operations and financial condition of Keyuan Petrochemicals for the fiscal years ended December 31, 2011 and 2010 and for the three and six months ended June 30, 2012  should be read in conjunction with the Selected Consolidated Financial Data, and the financial statements, and the notes to those financial statements that are included elsewhere in this Registeration Statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Memorandum. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Operating through our wholly-owned subsidiaries, Ningbo Keyuan and Ningbo Keyuan Petrochemicals, our operations include (i) a production facility with an annual petrochemical production capacity of 720,000 metric tons (MT) of a variety of petrochemical products , (ii) facilities for the storage and loading of raw materials and finished goods and (iii) a manufacturing technology that can support our manufacturing process with relatively low raw material costs and high utilization and yields, all of which are led by a management team consisting of petrochemical experts with proven track records from some of China’s largest state-owned enterprises in the petrochemical industry.

In order to facilitate the Company’s future growth, Ningbo Keyuan Petrochemicals, Ltd. was incorporated in Ningbo, China with a registered capital of $3 million as a wholly-owned subsidiary of Keyuan Group Limitd (the Hong Kong entity) on August 27, 2010. Ningbo Keyuan Petrochemicals is responsible for the sales and marketing, raw materials sourcing and market analysis for the Company. Dr. Jingtao Ma was appointed as the General Manager of the new entity. Dr. Ma was the head of the former sales and marketing division at Keyuan. This new entity will also serve as the “market thermometer” that can better monitor market conditions and obtain first hand market data through buying and selling activities. Management believes that the consolidation of the sales and marketing and raw material procurement function under one business unit will help efficiently manage the future expansion of the Company. In addition, on December 2, 2011, Mr. Jingtao Ma was appointed as the new General Manager of Ningbo Keyuan, replacing Mr. Chunfeng Tao so that Mr. Tao can focus on the development and stategy of the Company.

In order to optimize the Company’s expansion project, Guangxi Keyuan New Materials Co., Ktd was incorporated on April 4, 2012 in Guangxi province, China as the base for developing the Guangxi Project. Ningbo Keyuan Synthetic Rubbers Co., Ltd was incorporated on June 15, 2012 as a foreign owned enterprise to engage in the sales and marketing of various petrochemical products specifically synthetic rubbers.

In April 2011, we expanded our annual production capacity from 550,000 MT to 720,000 MT. We also completed the SBS production facility with an annual production capacity of 70,000 MT in September 2011. One SBS production line bagan commercial production in December 2011 and the second line began commercial production in August 2012.  In addition, we plan to complete an additional storage capacity, a raw material pre-treatment facility and an asphalt production facility by the end of 2012.

In January 2012, we signed a cooperation agreement with Fangchenggang City to build a new petrochemicals production facility, Guangxi Keyuan New Materials Industrial Park, in Guangxi Province. The total investment amount to construct this new production facility is RMB 12.8 billion (approximately USD $2.02 billion). We plan to commence construction in February 2012, finish the initial stage of construction and begin operation by the end of 2013. However, the timeline is subject to revision pending the status of project financing. This new production facility, as a part of our expansion plan, will improve our competitive position by extending and expanding our supply chain and manufacturing base. Once the facility is fully operational, it is expected to have annual production capacity of 400,000 metric tons of Acrylonitrile Butadiene Styrene (the “ABS”). We plan to fund the construction and operation of the new production facility through outside financings. If such financing is not available at terms acceptable to us, contruction of this facility will be delayed until appropriate financing is available. According to the cooperation agreement, the government of Fangchenggang City will be responsible to provide land use right for the facility.

In the first six months of 2012, the extreme fluctuation in international oil prices has caused substantial negative impact on the petrochemical industry, including us. To address this issue, we engaged with research institutes in Shanghai and Zhejiang province to study the possibility and feasilbility of diversifying our products, developing high value-added products and improving our production efficiency so that we can have a more stable long-term development plan, to optimize product structures, and to reduce the adverse effects of oil price fluctuations and the general economic environment.

On September 17, 2012, our Board of Directors authorized the repurchase of $2 million of its stock up to $1.50 per share. We are currently communicating with several candidate brokers to design and execute the stock repurchase program for us.

Our Facility and Equipment

Facility

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As of December 31, 2011, we have invested a total of approximately $208 million in the construction and improvement of our production facility. As of June 30, 2012, we have invested a total of approximately $227 million in construction and improvement of our prodctuion facility. Our current production facility encompasses roughly 1.3 million square feet, including 594,000 square feet for production and 19,500 square feet for laboratories and offices. We also acquired 1.2 million square feet of additional land in August 2010 for our future expansion.

We have a total of 100,000 MT of storage capacity, consisting of 50,000 MT of storage capacity for raw materials and 50,000 MT for finished products. As part of our expansion plan, we intend to add 180,000 MT of new storage capacity in 2012, after which our total storage capacity will be 280,000MT.

We have an on-site ocean shipping dock with 5,000 MT of shipping capacity and a 10-truck loading facility. Approximately 90% of our feedstock and finished products use this shipping dock. We also have adjacent access to another shipping dock with an additional 50,000 MT of shipping capacity.

Equipment

Our major processing equipment includes the following:

●
Heavy oil catalytic pyrolysis processing equipment- risers/generators/precipitators, fuel gas boilers, fractionating tower, absorbing, re-absorbing ,and desorbing towers, heat exchangers, pumps, a stabilizing tower;

●	Gas fractionation processing equipment- de-propanizing tower, refining propylene tower, de-ethanizination tower, heat exchangers, pumps;
●
Ethylbenzene processing equipment- alkylation reactor, anti-alkylation reactor, dehydrogenation reactor, propylene absorbing tower, de-ethylene tower, ethylbenzene recovering tower, heating furnace for benzene, heating furnace for gas, steam overheating furnace, tail gas compressor, washing tower; and

●	Liquefied petroleum gas (LPG) and sulfur recovery process- LPG desulfurization extraction tower, dry gas desulfurization tower, regenerating tower, LPG de-mecaptan extraction tower.

Our Products

We manufacture and supply a variety of petrochemical products, including BTX aromatics, propylene, styrene, LPG, MTBE and other petrochemicals.

●
BTX Aromatics: Consisting of benzene, toluene, xylene and other chemical components for further processing into oil resin, gasoline and solvents materials widely used in paint, ink, construction coating and pesticide.

●
Propylene: A chemical intermediate as one of the building blocks for an array of chemical and plastic products that are commonly used to produce polypropylene, acrylonitrile, oxo chemicals, propylene oxide, cumene, isopropyl alcohol, acrylic acid and other chemicals for paints, household detergents, automotive brake fluids, indoor/outdoor carpeting, textile, insulating materials, auto parts and electrical appliances.

●
Styrene: A precursor to polystyrene and several copolymers widely used for packaging materials, construction materials, electronic parts, home appliances, household goods, home furnishings, toys, sporting goods and others.

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●
LPG: A mixture of hydrocarbon gases used as fuel in heating appliances and vehicles. A replacement for chlorofluorocarbons as an aerosol propellant and a refrigerant which reduces damage to the ozone layer.

●	MTBE & Other Chemicals: MTBE, oil slurry, sulphur and others are used for a variety of applications including fuel components, refrigeration systems, fertilizers, insecticides and fungicides, etc.

Expansion Plan

Our annual designed manufacturing capacity was 550,000 metric tons of a variety of petrochemical products at the end of 2010. In order to meet the increasing market demands, we upgraded the catalytic pyrolysis processing equipment used in production facilities to expand the capacity from 550,000 MT to 720,000 MT. This capacity expansion project started in March 2011 and was completed in April 2011. We also substantially completed building an SBS production facility which is capable of producing up to70,000 MT in September 2011. We started commercial production in December 2011 for one SBS production line and entered into commercial production for second production line in early August 2012.

We are planning to expand our facility to include additional storage capacity, a raw material pre-treatment facility and an asphalt production facility by the end of 2012, and an ABS production facility.

SBS Facility

In September 2011, we substantially completed building a new facility designed for producing SBS, one of the Styreneic Block Copolymers.  SBS is a product with higher product margin with major application for footwear, adhesive, polymer modification and modified asphalt industries. The SBS facility was built on part of the 1.2 million square feet of land for which we obtained the use of right in August 2010 The construction started in September 2010 and was substantially completed (as planned) in September 2011. We started trial production in October and November, 2011. One SBS production line began commercial production in December 2011 and has produed about 13,100 tons as of June 30, 2012. The second line began commercial production in early August 2012.  The designed capacity of the SBS facility would allow for production of up to 70,000 metric tons per year.  We expect to generate net profit margins of 10% from our production of SBS once the facility reaches normal production levels. The SBS facility is anticipated to achieve an 80% utilization rate in 2012.

Other Expansion Projects

In addition to the SBS production facility, we plan to increase our current 100,000 MT storage capacity to 280,000 MT. Management believes that the increased storage capacity will allow the Company to take better advantage of sales price variations of raw materials and our products, as well supporting the storage needs resulting from our various expansion projects and our corresponding increased overall production capacity. We also plan to build a pretreatment facility and an asphalt facility on the land that was acquired in August 2010. The pretreatment facility will allow us to handle lower grade raw materials thereby allowing us to further decrease overall raw material costs. In addition, this facility will improve efficiency in current production process and provide the necessary feedstock for our planned asphalt production. The new asphalt facility will be capable of producing as much as 300,000 MT annually once it is completed. Once completed and fully operational, we estimate that the new asphalt facility will generate approximately $298 million in sales and approximately $30 million of additional profits a year. Currently, the management is evaluating the effectiveness and feasibility of above mentioned three expansion projects based upon the long-term development and the industry environment. We also entered into a cooperation agreement with Fanchengang City to build an ABS production facility with an estimated annual production of 40,000 MT ABS upon completion.

The actual and estimated schedule of our expansion plan is as follows:

●	Completed SBS facility in September 2011(achieved);
●	Completed trial production and began SBS production and sales in the fourth quarter of 2011(achieved) ;
●	Complete storage capacity expansion, pretreatment facility and asphalt by December 31, 2012, the management is evaluating the timeline now; and
●	Complete first phase construction of an ABS facility by the end of 2013.

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On August 18, 2010, we acquired four parcels of land adjacent to the Company's current Ningbo facilities totaling approximately 1.2 million square feet. The total cost of the land was approximately $5.8 million. Aside from the cost of the land acquisition, the estimated cost of the storage expansion and construction of the  pretreatment facility, and asphalt facilities is approximately $70 million, including $20 million for facility construction, $40 million for new equipment and $10 million for working capital. We are currently estimating the cost of the ABS production facility.

We plan to fund this proposed expansion through debt financing, cash from operations, proceeds from prior financings, warrant exercises, and potential equity financing. However, we may not be able to obtain additional financing at acceptable terms, or at all, and, as a result, our ability to increase our production capacity and to expand our business could be adversely affected.

Currently, management is evaluating the effectiveness and feasibility of the whole manufacturing capacity expansion strategy based upon the long-term development and the industry environment. Therefore, the Company may make adjustments to one or more of the projects according to the evaluation results.

Manufacturing and Sales

Our total production of finished products for 2011 was 535,208 MT and revenue totaled $626.7 million, based on the sale of 588,976 MT of petrochemical products.  Our total production of finished products for 2010 was 635,782 MT and revenue totaled $558.8 million, based on the sale of 658,570 MT of petrochemical products in 2010. Therefore, we experienced a decrease in total production of finished products with an increase in revenue and sales. The decrease in overall production in 2011 was mainly due to the 44 days of production interruptions.

In the second quarter of 2011, we experienced production interruptions, mainly as a result of the expansion of our production capacity. In April 2011, we lost a combined 25 days of production, equating to approximately 54,000 tons of production, and approximately $45 million of revenues. In the third quarter of 2011, we incurred production interruptions, mainly as a result of the upgrade of the local power grid. We lost a combined 19 days of production, equating to approximately 41,000 tons of production, and approximately $40 million of revenues.

As a result, in 2011 we experienced production interruptions totaling a combined 44 days.   These lost days of production equated to approximately 95,000 tons of production and approximately $85 million of revenues.

Our total production of finished products was 182,364 MT for the three months ended June 30, 2012 and we generated $184 million in revenue based on the sale of 169,107 MT of petrochemical products, including 350 MT of products produced by third parties. For the first six months of 2012, our total production was 342,978 MT and revenue generated from sales was $368 million, which represented an increase of 54%  from the same period of 2011.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the financial statements of the Company and its subsidiaries (the “Group”). The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the fair value determination of financial and equity instruments; the realizability of inventories; and the recoverability of property, plant and equipment. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable.

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We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required. The Group did not record any provision for slow-moving and obsolete inventory as of December 31, 2011 and 2010.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, taking into consideration the assets’ estimated residual value. When items are retired or otherwise disposed of, income is charged or credited for the difference between the net book value and proceeds received thereon. Ordinary maintenance and repairs are charged to expense as incurred.

The estimated useful lives of property, plant and equipment are as follows:

Buildings	45 years
Machinery and equipment	5 to 15 years
Vehicles	5 years
Office equipment and furniture	3 to 10 years

Construction-in-progress is stated at cost. Cost comprises nonrefundable prepayments and direct costs of construction as well as interest costs capitalized during the period of the construction of the plant or installation of equipment. Costs included in construction in progress are transferred to their respective categories of property, plant and equipment when the assets are ready for their intended use, at which time depreciation commences.

Long-Lived Assets. The Group reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Group’s ability to recover the carrying value of its long-lived assets from expected future discounted cash flows. If the total of the expected future discounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

For certain major customers, the Group accepts their payment for the Group’s products by bills receivable. Bills receivable represent short-term notes receivable issued either by the customer or by the customer and an accepting bank that entitles the Group to receive the full face amount from the customer or the accepting bank at maturity, which is generally six months from the date of issuance. Bills receivable are typically sold at a discount prior to maturity, and the discount is included in interest expense. Historically, the Group has experienced no losses on bills receivable.

In connection with the Company’s financing transactions, the Group may also obtain bills receivable in exchange for cash or payables. These bills, which are sold at a discount prior to maturity, include provisions whereby the Group agrees to reimburse the accepting bank in the event that the related party counterparty fails to honor its liability to the accepting bank.

Bills payable represent bills issued by an accepting bank in favor of the Group’s suppliers. The Group’s suppliers receive payments from the accepting bank directly upon maturity of the bills, and the Group is obliged to repay the face value of the bills to the accepting bank. Bills that are not remitted directly by the Group to its suppliers may be sold by the Group to other accepting banks for cash prior to their maturity. Discounts paid are recorded as a component of interest expense.

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Revenue Recognition. The Group derives its revenue primarily from the sale of petrochemical products. In accordance with the provisions of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, codified in FASB ASC Topic 480, revenue should not be recognized until it is realized or realizable and earned. Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. The Group recognizes revenue when the products are delivered and the customer takes ownership and assumes risks of losses, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Written sales agreements, which specify price, product, and quantity, are generally used as evidence of an arrangement. Customer acceptance is generally evidenced by a carrier signed shipment notification form.

In the PRC, value added tax (“VAT”) of 17% on invoiced amounts is collected on behalf of the tax authorities. Revenue is recorded net of VAT.  VAT paid for purchases, net of VAT collected from customers, is recorded in “other current assets” in the consolidated balance sheets.

Share-Based Compensation. The Group accounts for share-based payments under the provisions of FASB ASC Topic 718, “Compensation-Stock Compensation”, or ASC Topic 718. Under ASC Topic 718, the Group measures the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognizes the costs over the period the employee is required to provide service in exchange for the award, which generally is the vesting period.

The Group accounts for equity instruments issued to non-employee vendors in accordance with the provisions of FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-Employees”. All transactions in which goods or services are received in exchange for equity instruments are accounted for based on the fair value of the equity instrument issued. The measurement date for the fair value of the equity instruments issued is the date on which the counterparty’s performance is completed.

Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group has elected to classify interest and penalties related to unrecognized tax benefits as part of income tax expense in the consolidated statements of operations.

Contingencies. In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Results of Operations

The following table sets forth information from our statements of operations for the years ended December 31, 2011, and 2010:

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Comparison of years ended December 31, 2011 and 2010

	For the Year Ended December 31		Year to Year Comparison
	2011	2010	Increase/ (decrease)	Percentage Change
Sales
Third Parties	$533,913,328	$446,891,336	$87,021,992	19%
Related Parties	92,771,589	111,860,732	(19,089,143)	(17%)

Total Sales	626,684,917	558,752,069	67,932,848	12%

Cost of Sale
Third Parties	504,871,603	388,846,702	116,024,901	30%
Related Parties	99,797,931	102,076,731	(2,278,800)	(2%)

Cost of Sales	604,669,534	490,923,433	113,746,101	23%

Gross Profit	22,015,383	67,828,636	(45,813,253)	(68%)

Operating Expenses
Selling Expenses	1,240,709	623,652	617,057	99%
General and administrative Expenses	17,858,807	9,517,814	8,340,993	88%
Total Operating Expenses	19,099,516	10,141,466	8,958,050	88%

Income from Operations	2,915,867	57,687,170	(54,771,303)	(95%)

Other Income(Expense)
Interest Income	4,320,393	556,159	3,764,234	677%
Interest Expense	(15,796,772)	(9,945,389)	(5,851,383)	59%
Foreign Exchange gain , net	3,661,599	2,711,984	949,615	35%
Liquidated damages expenses	(2,493,326)	-	(2,493,326)	100%
Other income (expense),net	3,102,661	(396,797)	3,499,458	(882%)
Total other Expenses:	(7,205,445)	(7,074,043)	(131,402)	2%

(Loss) income before provision for income taxes	(4,289,578)	50,613,127	(54,902,705)	(108%)
Income tax expense	2,851,718	13,492,704	(10,640,986)	(79%)
Net (Loss) Income	(7,141,296)	37,120,423	(44,261,719)	(119%)

Other comprehensive income
Foreign currency translation adjustment	3,235,395	2,247,635	987,760	44%

Comprehensive (loss) Income	$(3,905,901)	$39,368,058	(43,273,959)	(110%)

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Comparison of the three and six months ended June 30, 2012 and 2011

	For the three months		Year to Year Comparison		For the six months		Year to Year Comparison
	Ended June 30,		Increase	Percentage	Ended June 30,		Increase	Percentage
	2012	2011	/(Decrease)	change	2012	2011	/(Decrease)	change

Sales
Third parties	$184,425,717	$115,281,945	$69,143,772	60%	$367,750,405	$239,436,744	$128,313,661	54%
Related Parties	-	35,607,658	(35,607,658)	(100%)	-	58,217,477	(58,217,477)	(100%)
Total sales	$184,425,717	$150,889,603	$33,536,116	22%	$367,750,405	$297,654,221	$70,096,184	24%

Cost of sales
Third parties	178,005,456	111,055,933	66,949,523	60%	351,857,165	224,870,131	126,987,034	56%
Related Parties	-	37,977,326	(37,977,326)	(100%)	-	58,276,685	(58,276,685)	(100%)
Total cost of sales	178,005,456	149,033,259	28,972,197	19%	351,857,165	283,146,816	68,710,349	24%

Gross profit	6,420,261	1,856,344	4,563,917	246%	15,893,240	14,507,405	1,385,835	10%

Operating expenses
Selling expenses	388,217	215,548	172,669	80%	641,123	754,680	(113,557)	(15%)
General and administrative expenses	2,656,620	4,529,744	(1,873,124)	(41%)	5,266,815	7,764,824	(2,498,009)	(32%)
Total operating expenses	3,044,837	4,745,292	(1,700,655)	(36%)	5,907,938	8,519,504	(2,611,566)	(31%)

Income (Loss) from operations	3,375,424	(2,888,948)	6,264,372	217%	9,985,302	5,987,901	3,997,401	67%

Other income (expenses):
Interest expense, net	(1,047,469)	(1,856,793)	809,324	(44%)	(4,486,936)	(4,146,479)	(340,457)	8%
Foreign exchange gain (loss), net	(542,352)	3,200,356	(3,742,708)	(117%)	(364,518)	2,052,713	(2,417,231)	(118%)
Liquidated damage expenses	-	(1,300,730)	1,300,730	(100%)	-	(1,300,730)	1,300,730	(100%)
Non-operating income (expenses)	147,022	1,689,404	(1,542,383)	(91%)	(217,039)	3,716,178	(3,933,217)	(106%)
Total other (expenses) Income	(1,442,799)	1,732,237	(3,175,036)	(183%)	(5,068,493)	321,682	(5,390,175)	(1676%)

Income (Loss) for income taxes	1,932,625	(1,156,711)	3,089,336	267%	4,916,809	6,309,583	(1,392,774)	(22%)
Income tax expense	870,277	665,828	204,449	31%	2,009,469	2,917,979	(908,510)	(31%)
(Loss) Net Income	1,062,348	(1,822,539)	2,884,887	158%	2,907,340	3,391,604	(484,264)	(14%)
Other comprehensive income
Foreign currency translation adjustment	130,680	617,550	(486,870)	(79%)	708,091	1,174,874	(466,783)	(40%)
Comprehensive income (loss)	$1,193,028	$(1,204,989)	$2,398,017	199%	$3,615,431	$4,566,478	$(951,047)	(21%)

Sales: Our sales for the year ended December 31, 2011 were approximately $626,684,917 compared to sales of $558,752,069 for the year ended December 31, 2010, an increase of $67,932,848 or 12%. The substantial increase in our sales was due to higher average sales price of our products.

In 2011, we sold 588,976 metric tons of chemical products at an average price of $1,064 per metric ton, as compared to sales of 658,570 metric tons of chemical products at an average price of $848 per metric ton in 2010. This represents an increase of approximately 25.4% in average sales price and a decrease of approximately 10.6% in overall products sold.  The decrease in overall products sold was mainly due to the 25 day production suspension caused by the capacity expansion in the second quarter of 2011and the 19 day production suspension caused by the upgrade of the local power grid in the third quarter of 2011.

Our overall sales for the year ended December 31, 2011 included $92,771,589 of sales to related parties as compared to $111,860,732 for the year ended December 31, 2010. Pricing for sales to related parties adopts the same principles as that to non-related parties. For additional information on related party sales, please refer to Footnote 24 of the financial statements for the years ended December 31, 2011 and 2010.

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The breakdown of the 588,976 MT products produced is listed below.

Product	(Metric Tons)
BTX Light Aromatics	265,983
BTX Heavy Aromatics	97,923
LPG	49,842
MTBE and Others	72,719
Styrene	50,949
Propylene	51,560
Total Metric Tons Sold:	588,976

Our sales for the three months ended June 30, 2012 were approximately $184.4 million compared to sales of $150.9 million for the three months ended June 30, 2011, an increase of $33.5 million, or 22%. The substantial increase in our sales was due to the higher capacity utilization coupled with the higher average sales price of our products. In the three months ended June 30, 2012, we sold 169,107 metric tons of petrochemical products at an average price of $1,091 per metric ton, as compared to sales of 155,954 metric tons of petrochemical products at an average price of $968 per metric ton in the three months ended June 30, 2011. This represents an increase of approximately 12.7 % in the average sales price and an increase of approximately 8.4%   in overall products sold.

Our overall sales for the three months ended June 30, 2012 did not include any sales to related parties as compared to approximately $35.6 million of sales to related parties in the same period in 2011.  Pricing for sales to related parties was determined on the same basis as sales to non-related parties.  For additional informational on related party sales, please refer to Footnote 22 of the financial statements for the six months ended June 30, 2012 and 2011.

Sales for the six months ended June 30, 2012 were approximately $367.8 million compared to sales of $297.7 million for the six months ended June 30, 2011, an increase of $70 million, or 24%. The substantial increase in our sales was due to the higher capacity utilization coupled with the higher average sales price of our products. In the six months ended June 30, 2012 we sold 326,961 metric tons of petrochemical products at an average price of $1,125 per metric ton, as compared to sales of 284,595 metric tons of petrochemical products at an average price of $1,046 per metric ton in the six months ended June 30, 2011. This represents an increase of approximately 7.5 % in the average sales price and an increase of approximately 14.9% in overall petrochemical products sold.

Our overall sales for the first six months of 2012 did not include any sales to related parties as compared to approximately $58.2 million in same period in 2011.  Pricing for sales to related parties was determined on the same basis as that to non-related parties.  For additional informational on related party sales, please refer to Footnote 22 of the financial statements for the six months ended June 30, 2012 and 2011.

Cost of Sales: Our overall cost of sales was approximately $604,669,534 for the year ended December 31, 2011, or 96.5% of sales, compared to cost of sales of $490,923,433, or 87.9% of sales for the year ended December 31, 2010. Our cost of sales are primarily composed of the costs of direct raw materials (mainly heavy oil, benzene and carbinol), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.  In 2011, our average cost of finished product was $1,027 per metric ton, as compared to an average cost of $745 per metric ton in 2010, an increase of 37.8%. In the second and third quarters of 2011, production was suspended for 44 days during which we still incurred estimated expenses of $2.2 million, including depreciation, labor and various other manufacturing overhead. Another reason for the higher percentage of cost of sales is the timing of our procurement of raw materials. In the third quarter of 2011, the price fluctuation of raw material was significant and we obtained a large portion of raw materials at a higher price. Our raw material price was $676 per metric ton, as compared to the average market price of $656 per metric ton. We estimate that the timing of our purchases in the third quarter of 2011 had an impact of approximately $2.5 million on the cost of sales for the year ended December 31, 2011.

Overall cost of sales was approximately $178.0 million for the three months ended June 30, 2012, or 96.5% of sales, as compared to cost of sales of approximately $149.0 million, or 98.8% of sales for the three months ended June 30, 2011.  Our cost of sales are primarily composed of the costs of direct raw materials (mainly heavy oil, benzene and carbinol), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. In the three months ended June 30, 2012 our average cost of finished product was $1,053 per metric ton, as compared to an average cost of $956 per metric ton in the three months ended June 30, 2011, an increase of 10.1%. The increase was mainly caused by the increase in raw material prices.

Our overall cost of sales was approximately $351.9 million for the six months ended June 30, 2012, or 95.7% of sales, as compared to cost of sales of approximately $283.1 million, or 95.1% of sales for the six months ended June 30, 2011.  In the six months ended June 30, 2012 our average cost of finished product was $1,076 per metric ton, as compared to an average cost of $ 995 per metric ton in the six months ended June 30, 2011, an increase of 8.1%. The increase was mainly caused by the increase in raw material prices.

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Gross Profit /(Loss): Gross profit for the year ended December 31, 2011 was approximately $22,015,383 compared to $67,828,636 for 2010. Our gross margin has decreased from 12.1% for the year ended December 31, 2010 to 3.5% for the year ended December 31, 2011.  The main reason for the decrease in the gross margin is the increase in our raw material prices including the timing of procurement, and the manufacturing overhead incurred during the suspension of production. The Company uses fuel oil as raw material for production, which is a product of heavy crude oil. For crude oil, the average Brent oil price in the year ended December 31, 2011 was $107 per barrel, as compared to $94 in the same period of 2010, an increase of 14%. Additionally, the interruptions to production had a negative impact of approximately 0.4% on the gross margin for the year ended December 31, 2011.

Gross profit for the three months ended June 30, 2012 was approximately $6.4 million as compared to $1.9 million for the comparable period in 2011. Our gross margin increased from 1.23% for the three months ended June 30, 2011 to 3.48% for the three months ended June 30, 2012.  The main reason for the increase in the gross profit is the improvement of production efficiency and the suspension of production for approximately 25 days, which, when amortized over the period, resulted in increased per unit fixed costs and negatively impacted the gross profit by approximately 0.9% for the three months ended June 30, 2011.  This is due to the fact that even though during these periods when production was suspended, our total fixed costs remain unchanged and, as a result, the per unit fixed cost is higher and gross margins are lowered.

Gross profit for the six months ended June 30, 2012 was approximately $15.9 million as compared to $14.5 million for the comparable period in 2011. Our gross margin has decreased from 4.9% for the six months ended June 30, 2011 to 4.3% for the six months ended June 30, 2012.  The main reason for the decrease in the gross margin is due to delays in passing cost increases onto our customers.

Going forward, management believes that major fluctuations in prices of raw materials will continue to have a major impact on our gross margins, although management continues to improve efficiencies in our manufacturing processes.

Operating Expenses: Operating expenses, including selling expenses, and general and administrative expenses, were approximately $19,099,516, or 3% of sales for the year ended December 31, 2010 as compared to $10,141,466, or 1.8% of sales for the fiscal year 2012, an increase of $8,958,050. The increase was due to various public company expenses including share-based compensation, and various legal and consulting services. The share-based compensation for the year ended December 31, 2011 was $2.1 million, as compared to share-based compensation of $1.5 million for the year ended December 31, 2010. In the year ended December 31, 2011, we also incurred expenses of $5.8 million in connection with the Independent Investigation. Additionally, beginning in January 2011, certain individual loan guarantors, some of whom are related parties, were paid a monthly fee of approximately 0.1% of the outstanding loan balances as compensation for their guarantees, which resulted in expense of approximately $2.6million in 2011.  The remaining increase was mainly a result of various legal and consulting services associated with being a public company, as well as increased cost due to our growth and expansion.

Operating expenses, including selling expenses, and general and administrative expenses, were approximately $3.0 million, or 1.7% of sales for the three months ended June 30, 2012, as compared to $4.7 million, or 3.1% of sales, for the three months ended June 30, 2011, a decrease of approximately $1.7 million.  The decrease of the expenses was due to the decrease in general and administrative expenses, due to a substantial decrease in various legal, consulting and internal expenses related to the independent investigation that took place in 2011. General and administrative expenses for the three months ended June 30, 2012 were $2.7 million, as compared to general and administrative expenses of $4.5 million for the three months ended June 30, 2011.

Operating expenses, including selling expenses and general and administrative expenses, were approximately $5.9 million, or 1.6 % of sales for the six months ended June 30, 2012, as compared to $8.5 million, or 2.9% of sales for the comparable period in 2011, a decrease of approximately $2.6 million. The decrease in the expenses was due to the decreases in share-based compensation and various legal, consulting and internal expenses related to the  independent investigation. Selling expenses for the six months ended June 30, 2012 were $0.64 million, as compared to selling expenses of $0.75 million for the six months ended June 30, 2011. General and administrative expenses for the six months ended June 30, 2012 were $5.3 million, as compared to general and administrative expenses of $7.8 million for the six months ended June 30, 2011.

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Interest Expense: For the year ended December 31, 2011, interest expense was approximately $15,796,772 as compared to interest expense of approximately $9,945,389, or 58.8% for 2010. The increase in interest expense is mainly due to the increased interest cost associated with discounting of bank acceptance notes and higher interest rates, together with the increased bank borrowings.

For the three months ended June 30, 2012, interest expense (net) was approximately $1.0 million, as compared to interest expense (net) of approximately $1.9 million, for the comparable period in 2011. The decrease in interest expenses was mainly due to interest capitalization related to the SBS project.  For the six months ended June 30, 2012, interest expense was approximately $4.5 million, as compared to interest expense (net) of approximately $4.1 million for the six months ended June 30, 2011.

Liquidated damages expense: For the year ended December 31, 2011, we accrued liquidated damages expense of $2,493,326. On April 1, 2011, trading of the Company’s common stock was suspended. In addition, management determined that, our Registration Statements were no longer effective since April 15, 2011 and the registrable securities in connection with Series A and B Private Placements were not be able to be sold pursuant to Rule 144 under the Securities Act during the period between April 2011 and November 1, 2011. Accordingly, in the year ended December 31, 2011, it became probable that the Company will be required to remit liquidated damages to investors. Estimated contingent liabilities of $2.5 million were accrued with a corresponding charge to earnings in the year ended December 31, 2011.

Net Income/loss: Net income for the year ended December 31, 2010 was approximately $7,141,296, as compared to a net income of approximately $37,120,423 in 2010.  The loss was mainly due to the higher cost of sales and the increase in legal, consulting and Investigation expenses. We also believe that the Investigation contributed significantly to the loss in 2011, because it drew the attention of our management away from the daily operations. Nevertheless, it is difficult to quantify any impact beyond the direct costs incurred.

Net income was approximately $1.1 million for the three months ended June 30, 2012, as compared to a net loss of approximately $1.8 million in the same period in 2011, an increase of $2.9 million, or 158%. The increase was mainly due to a higher yield rate and decreased legal, consulting and investigation expenses.

Net income for the six months ended June 30, 2012 was approximately $2.9 million, as compared to a net income of approximately $3.4 million in the same period in 2011, a decrease of $0.5 million, or 14%.

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Foreign Currency Translation Adjustment: Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $3,235,395 for the year ended December 31, 2011. The balance sheet amounts with the exception of equity at December 31, 2010 were translated at RMB6.35324 to 1.00 U.S. dollar. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2011 and 2010 were RMB6.45328 and RMB6.75950 to 1.00 U.S. dollar.

The balance sheet amounts, at June 30, 2012 and 2011, with the exception of equity, were translated at RMB 6.30915 and RMB 6.46412 to 1.00 U.S. dollar respectively. The equity accounts were translated at their historical rates. The average translation rates applied to income statement accounts for the three months ended June 30, 2012 and 2011 were RMB 6.30279 and RMB 6.53125, respectively, to 1.00 U.S. dollar.

Liquidity and Capital Resources

The following table sets forth a summary of our approximate cash flows for the periods indicated:

	For the Year Ended December 31 (in thousands),		For the Six Months Ended June 30 (in thousands),
	2011	2010	2012 (Unaudited)	2011 (Unaudited)
Net cash provided by (used in) operating activities	1,731	2,419	(106,934,901)	34,701,657
Net cash used in investing activities	(42,313)	(18,496)	(21,295,703)	(11,563,733)
Net cash provided by financing activities	16,934	30,652	131,548,092	(46,969,550)

Net cash provided by operating activities was $1,731,351 for the year ended December 31, 2011as compared to $2,419,080 for the same period in 2010.  The decrease in cash provided by operations was primarily due to the increased payment in  income tax , consumption tax and prepayment of tariff ,the amount is $10,746,276, $14,958,506 and $26,635,979,  respectively. For the year ended December 31, 2010, the net cash provided by operations was primarily caused by net income and the increase in accounts payable and increase in advances from customers. Net cash used in operating activities was approximately $106.9 mllion for the six months ended June 30, 2012, as compared to net cash provided by operations activities of approximately $34.7 million for the same period in 2011. The decrease was primarily caused by the increase in inventory, prepayments to suppliers and  consumption tax refund receivable.

Net cash used in investing activities was approximately $42,313,337 and $18,496,035 for the years ended December 31, 2011 and 2010, respectivley. Net cash used in investing activities was primarily focused on payments for the infrastructure construction and the expansion of our facility, including the SBS facility that was completed in September 2011. Net cash used in investing activities was approximately $21.3 milion and $11.6 million for the six months ended June 30, 2012 and 2011, respectively. Net cash used in investing activities was primarily focused on payments for the infrastructure construction and the expansion of our facility. As we move forward with our expansion, it is expected that net cash used in investing activities will be consistent throughout 2012.

Net cash provided by financing activities amounted to $16,934,305 for 2011 and $30,651,853 for 2010. Cash provided by financing activities in 2011 was primarily due to the increase in short-term bank loans, offset by cash used in the settlement of bills payable, the repayment of bank loans and the increase in pledged deposits at banks. Cash provided by financing activities in 2010 was primarily the net proceeds received from the April-May and September 2010 private financings, offset by cash used for deposits for letters of credit for the purchase of imported raw materials. Net cash provided by financing activities amounted to approximately $131.5 million for the six months ended June 30, 2012. Net cash used in financing activities amounted to approximately $47.0 million for the same period in 2011. For the six months ended June 30, 2012, the net cash provided by financing activities was through an increase in bank borrowings and bills payable.

We have entered into loan agreements with our primary lenders, Bank of China, China Construction Bank, Agricultural Bank of China, etc. under which we have term loans. As of December 31, 2011, we had an aggregate principal amount of approximately $241.7 million outstanding under the loan agreements, with maturity dates from January 2012 to November 2012 and interest rates from 2.97% to 7.93% per annum. As of June 30, 2012, we had an aggregate principal amount of approximately $409.4 million in bank loans outstanding under the loan agreements, with maturity dates from July 2012 to June 2013 and interest rates from 1.57% to 7.93% per annum. Before we enter into  loan agreements with a lender, the lender will approve a comprehensive credit line which is the maximum amount of the loans we can obtain from the lender within a certain time period. The comprehensive credit line is usually secured by one or more third party guaranties or liens on our property and equipment, or a security deposit. Once the comprehensive credit line is approved, we will enter into an individual loan agreement with the lender each time we obtain a loan from the lender under the credit line. Therefore, we typically have multiple loan agreements under one comprehensive credit line with one lender as long as the credit limit has not been reached. Though different lenders have different forms for loan agreements,  loan agreements usually contain similar material terms such as the amount of a loan, the term of a loan, interest rate, etc. In addition, most loan agreements specify the purposes of loans, and   lenders are permitted to monitor the use of loans and our business. The loan agreements generally do not require us to maintain specific ratios or working capital requirements. In the event that lenders observe abnormal use of a loan or a substantial loss in our business or other event that could potentially have a substantial negative impact on our ability to repay the loans on time, they can either amend or terminate the loan agreements, or request additional financial convenatns to secure the loans. If we fail to repay loans in a timely manner, or fail to obtain  written consent from the lenders regarding extension/renewal applications, we may be subject to default interest or the loans may be canceled.   Historically, we have no record of default on any of our loans and, as a result, we do not anticipate that our loans will not be renewed when their terms expire.  However, we cannot guarantee that one or more of our loans will not be renewed or extended at the end of their terms, which could have a material negative impact upon our liquidity which could impact our ability to purchase raw materials, make upgrades and improvements to our infrastructure or otherwise negatively impact our business and operations.

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As of June 30, 2012, 9% of our bank loans (approximately USD $36,070,900) were guaranteed by our related parties. As of December 31, 2011, 41% of our bank loans (approximately USD $94,229,790) were guaranteed by related parties. Usually, a guaranty agreement is executed among a third party, a lender and us pursuant to a credit line approved by the lender. Though different lenders use different forms for loan guaranty agreements, loan guaranty agreements usually contain substantially similar terms. According to a loan guaranty agreement, the guarantor is jointly liable for all our debts to the lender under the corresponding loan agreements and the lender can bring  legal action against the guarantor for damages in the event there is a default or breach of any loan agreement under the credit line. The guaranty is independent of any loan agreement under the credit line and irrevocable. In addition, if the  credit line is extended or renewed, a written consent from the guarantor is required. Otherwise, the guarantor is only liable for loans under loan agreements that  were executed during the original term of the credit line. Beginning in January 2011, certain individual loan guarantors, some of whom are related parties, were paid a monthly fee of approximately 0.1% of the outstanding loan balances as compensation for their guarantees. Through December 31, 2010, no compensation was paid in respect of these guarantees. As of June 30, 2012,  approximately $2.7 million was accrued as compensation to these guarantors. Historically, all debts  have been repaid  by the Company in a timely manner. All short-term bank loans are revolving loans whose terms (at the due date of payment) are generally extended by the lender. As of December 31, 2011, we were in compliance with the terms of our loan agreements. As such, management expects most unpaid loan balances will be extended at their due dates. Depending on our capital needs, the Company evaluates whether to apply for additional long-term bank loans. The Company currently has sufficient lines of credit with its banks for both short-term and long-term borrowings.

Bank Loans guaranteed by related parties or certain parties as of December 31, 2011 and 2010 are as follows:

	Loan Guarantees provided during the year ended December 31		Bank loans guaranteed as of December 31
	2011	2010	2011	2010
Mr. Tao(1)	$12,396,800	$79,887,600	$34,628,000	$36,408,000
Jicun Wang and Sumei Chen(2)	$30,992,000	$-	$1,983,523	$12,136,000
Ningbo Kewei(3)	$34,091,200	$82,106,700	$-	$11,377,500
Ningbo Pacific(4)	$65,083,200	$-	$29,700,067	$16,687,000
Ningbo Hengfa(5)	$-	$-	$14,795,600	$36,256,300
ShangdongTengda(6)	$-	$-	$944,400	-
Ningbo Litong(7)	$81,136,800	$-	$61,632,077	$43,993,000

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Bank Loans guaranteed by related parties as of June 30, 2012 and 2011 are as follows:

There were no guarantees for bank loans provided by related parties during the three and six months ended June 30, 2012 and 2011.

Bank Loans guaranteed by related parties  as of June 30, 2012 are as follows:

Bank loan guaranteed as of
June 30
2012
（Unaudited）
Mr. Tao(1)	$15,850,000
Jincun Wang and Chen(2)	1,902,000
Ningbo Kewei(3)	-
Ningbo Pacific(4)	18,318,901
Ningbo Hengfa(5)	14,899,000
Shandong Tengda(6)	951,000
Total	$51,920,901
Loan guarantees provided by certain other parties as of June 30, 2012 and 2011 are as follows:

	Loan Guarantees provided during		Loan Guarantees provided during
	the three months ended June 30		the six months ended June 30
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	（Unaudited）
Ningbo Litong(7)	$30,000,000	$-	$50,625,800	$-
Ningbo Kewei (3)	111,062,000	-	111,062,000	-

	$141,062,000	$-	$161,687,800	$-

Bank Loans guaranteed by certain other parties as of June 30, 2012 are as follows:

Bank loans guaranteed As of
June 30
2012
（Unaudited）
Ningbo Litong	$55,586,521
Ningbo Keiwei	$43,524,897

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(1)	Mr. Tao is a principal shareholder, the CEO and President of the Company.
(2)	Mr. Wang is a principal stockholder of the Company and Ms. Chen is his spouse.
(3)
Ningbo Kewei is a company controlled by Mr. Tao through September 2011. After control was transferred, Ningbo Kewei is included in transaction with  certain other parties beginning October 2011. The Company purchased raw materials of nil and $4,465,563 from Ningbo Kewei during the years ended December 31, 2011 and 2010, respectively, with no outstanding amount payable to Ningbo Kewei at December 31,2011 and 2010 in respect of these purchase transactions. The Company had short-term financing transaction with Ningbo Kewei in 2011 and 2010 of approximately $5,423,600 and $1,479,400, respectively.

(4)	Ningbo Pacific is 100% owned by Mr. Wang, a principal stockholder of the Company. The Company has no other transactions with Ningbo Pactific.
(5)	Ningbo Hengfa is wholly owned by Mr. Peijun Chen, a principal stockholder of the Company. The Company has no other transactions with Ningbo Hengfa.
(6)
Shangdong Tengda is wholly-owned by Mr. Peijun Chen. The Company had short-term financing transactiosn with Shangdong Tengda during the years ended December 31,  2011 and 2010 of  nil and approximately $2,219,100, respectively. Other than the short-term financing transactions and the loan guaranty, the Company has no other transactions with Shangdong Tengda.

(7)
Through October 2011, Ningbo Litong was a 12.75% nominee shareholder of Ningbo Keyuan. The Company sold finished products of $7,360,796 and $29,625,766 to Ningbo Litong during the years ended December 31, 2011 and 2010, respectively. Amounts received in advance from Litong were nil and $110,134 as of December 31, 2011 and 2010. The Company  purchased raw materials of $20,253,780 from Ningbo Litong during the year ended December 31, 2011. During the year ended December 31, 2010, the Company purchased raw materials of $18,994,104 from Ningbo Litong. Amounts prepayable to Litong were $2,740,970 and nil as of December 31, 2011 and 2010, respectively. During the three months ended June 30, 2012 and 2011, the Company sold finished products of $7,049,811 and nil to Ningbo Litong. During the six months ended June 30, 2012 and 2011, the Company sold finished products of $17,177,359 and $772,762 to Ningbo Litong. Amounts received in advance from Litong were $11,887,500 and $17,851, respectively as of June 30, 2012 and December 31, 2011. During the three months ended June 30, 2012 and 2011, the Company purchased raw materials of $8,778,079 and $9,536,282, respectively from Ningbo Litong. During the six months ended June 30, 2012 and 2011, the Company purchased raw materials of $9,223,950 and $9,536,282, respectively from Ningbo Litong.

On August 15, 2012, the Company received a consumption tax refund of $95,124,967 as a result of new consumption tax policies issued in PRC in October 2011.  The Company anticipates that consumption tax claims procedures will be more efficient in the future.

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Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

1.
Effective on April 22, 2010, we dismissed The Hall Group, CPAs (“Hall”) as our independent auditors and engaged Patrizio & Zhao, LLC, an Independent Registered Public Accounting Firm (“P&Z”), to serve as our independent auditors.

 (a)  For the two fiscal years ended December 31, 2009 and 2008, Hall’s report on the financial statements did  not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a “going concern” uncertainty.

(b) The termination of Hall and engagement of P&Z was approved by our Board of Directors.

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(c)   Hall and the Company did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Hall, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(d)  During the fiscal years ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, we did not experience any reportable events, except that in its letter to us in 2009 pursuant to “Statement on Auditing Standards (SAS) 112: Communicating Internal Control Related Matters,” Hall, our former auditor, identified the following material weakness of our internal controls, which constitute a reportable event under Item 304(a)(1)(v) of Regulation S-K:

■	Reliance on financial reporting consultants for review of critical accounting areas and disclosures and material non-standard transactions;
■	Lack of sufficient accounting staff which results in a lack of segregation of duties necessary for a good system of internal control.

2.	Effective on January 17, 2011, we dismissed P&Z and engaged KPMG as our independent auditors. The decision to dismiss P&Z was approved by the Company’s Audit Committee of the Board of Directors.

During the two fiscal years ended December 31, 2009, and the subsequent period through January 17, 2011, there were no:

(a)   disagreements with P&Z on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or

(b) reportable events.

The audit reports of P&Z on the consolidated financial statements of the Company as of and for the years ended December 31,2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

3.
During the preparation of our Annual Report on Form 10-K for the year ending December 31, 2010, KPMG raised certain issues, primarily relating to unexplained issues regarding certain cash transactions and recorded sales. On or about March 24, 2011, KPMG brought these issues to the attention of our Audit Committee and requested that the Audit Committee conduct an independent investigation. On March 31, 2011, our Audit Committee elected to commence such an Investigation of the issues raised and engaged the services of the Investigation Team.

On May 20, 2011, KPMG orally advised the chairman of the Audit Committee that they were going to resign as the Company’s auditor and submitted a letter of resignation on May 24, 2011 while the Investigation was being carried out with the cooperation of the Company and before the results of such Investigation had been formulated or concluded.

From January 17, 2011 when KPMG was engaged, through KPMG's resignation on May 24, 2011, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports.

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4.
Effective July 5, 2011, we engaged GHP Horwath, P.C. (“GHP Horwath”) as our new independent registered public accounting firm. The decision to engage GHP Horwath was approved by the Company’s Audit Committee of the Board of Directors. During the two most recent fiscal years, and during any subsequent interim period prior to the date of GHP Horwath’s engagement, the Company did not consult the new auditor regarding either: (i) the application of accounting principles to a proposed or completed specified transaction, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event within the meaning set forth in Regulation S-K, Item 304 a(1)(iv) or (a)(1)(v).

Controls and Procedures

(a) Evaluation of disclosure controls and procedures

Our management maintains disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed by us in the reports we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that the information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. We performed an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer have concluded that our disclosure controls and procedures were ineffective in ensuring that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission, and were ineffective in providing reasonable assurance that information required to be disclosed by the Company in such reports is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

(b) Changes in internal control over financial reporting

In connection with the preparation of our Form 10-K for the period ended December 31, 2010, our former auditors, KPMG, raised certain issues, which were primarily related to issues regarding certain cash transactions and recorded sales.  As a result, our Audit Committee elected to commence an independent investigation and engaged the services of independent counsel, Pillsbury Winthrop Shaw Pittman LLP, which in turn engaged the services of Deloitte Financial Advisory Services LLP, as independent forensic accountants, and King & Wood, as Audit Committee counsel in China.  As a result of the investigation, the Audit Committee identified a number of issues that may have a material impact on our internal controls and procedures over financial reporting.

Since the commencement of investigation, the Company has been focused on improving its internal controls and procedures. Because of the material weaknesses described in Item 9A. “Controls and Procedures” in our annual report on Form 10-K for the year ended December 31, 2011, that the Company is still in the process of remediating its internal control,  management concluded that,  as of  June 30, 2012, our disclosure controls and procedures were not effective. Investors are directed to Item 9A of annual report on Form 10-K for the year ended December 31, 2011 for the description of these weaknesses.

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As of June 30, 2012, the Company has taken and has begun to take the following measures to remediate the material weaknesses:

1)	A review of the responsibilities of senior management and a restructuring of our organization chart in order to provide for proper segregation of duties, including but not limited to:

a)
Restructuring of our previous accounting department into Planning Finance Department and Funds Department, and streamlining the department’s roles to ensure clear responsibilities, work efficiency and adequate oversight of the CFO; and

b)	Termination of Mr. Xue in August 2011, our former Vice President of Accounting/ PRC CFO and hiring of Mr. Fan Zhang as Vice President of Accounting/PRC CFO.

2)	Continued and careful evaluation of control processes and systems by the Audit Committee, the Board of Directors and Management, including but not limited to:

a)	Engagement of a compliance officer to monitor the Company’s corporate governance and compliance, reporting directly to the Audit Committee;

b)
Evaluation of the duties and responsibilities of the CEO and his role in day-to-day operations of the Company and the control environment; and the appointment of Mr. Jiangtao Ma as General Manger of Ningbo Keyuan in December 2011 to replace Mr. Tao, so that Mr. Tao can focus on the Company’s overall development and strategy;

c)	Implementation of a comprehensive budget management procedure based upon the evaluation of the management and proposals from an outside consultant to assist with SOX 404 compliance; and

d)
The addition of one or one or more additional independent, bilingual Chinese-speaking directors to facilitate the Board oversight and assist and augment the efforts of the current independent directors.

3)
Implementation of additional controls and procedures to ensure the preparation and review of complete and transparent US GAAP financial statements in a timely and efficient manner, including but not limited to:

a)	Additional training in U.S. GAAP for our accounting staff to ensure the accuracy of the Financial statement; and

b)	Hiring of additional qualified accounting personnel, including an experienced controller;

4)
Cessation of the use of an off-balance sheet cash account and the adoption of policies and procedures to prevent the future use of off balance sheet accounts as well as development of new policies and procedures to strengthen effective management and day-to-day operation of funds;

5)	Implementation of new procedures for the identification and approval of and appropriate disclosure of related party transactions;

6)
Development and implementation of Customer Access System and Database Management System to review business licenses and other related documents, as well as conducting site visits to current and potential customers to ensure their good standing and improve the Company’s recording of transactions;

7)	Implementation of new policies and procedures to ensure that all transactions are supported by sufficient documentation;

8)	Development and implementation of policies and procedures that provide continuous risk assessment of legal and regulatory considerations related to business activities;

9)	Development of policies to ensure that all identified contingencies are evaluated completely and in a timely manner;

10)	Development and implementation of policies and procedures to ensure that revenues are properly recorded and all invoices are appropriately reviewed by accounting personnel;

11)	Implementation of policies and procedures to ensure inventory purchases are properly recorded;

12)	Implementation of policies and procedures to ensure that all liabilities are recorded on the proper period;

13)	Development and implementation of policies and procedures to ensure that financial information is appropriately shared during inter-departmental meetings;

14)	Development and implementation of procedures to set up an effective incentive system and commitment system to retain personnel and prevent talent losses; and

15)	Planned adoption of a Corporate Best Practices Manual;

In addition, as a result of the resignation of Mr. Gerry Goldberg as the Chairman of the Audit Committee on June 29, 2012, we appointed Mr. Yuxing Xiang as a new independent director to serve as the Chairman of the Audit Committee who is bilingual with financial expertise and meets requirements for independence as set forth in Nasdaq Rule 4200(a) (14).

We believe that the remediation measures we are taking, if effectively implemented and maintained, will remediate the material weaknesses.

Except as described above, there have been no changes in our internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect our internal controls over financial reporting.

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Directors And Executive Officers

The following table and text set forth the names and ages of all directors and executive officers as of September 19, 2012. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

As of the closing of the Share Exchange on April 22, 2010, Ms. Smith resigned as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary, effective immediately. Our Board of Directors appointed Mr. Tao to serve as President, Chief Executive Officer, and Chief Financial Officer effective immediately at the closing of the Share Exchange.

Prior to the consummation of the Share Exchange, our Board of Directors was comprised of one director, Ms. Smith. Effective at the closing of the Share Exchange, Ms. Smith resigned from her position as Chairman and tendered her resignation as a member of our Board; prior to resigning as Chairman, Ms. Smith appointed Mr. Chunfeng Tao to serve as Chairman of our Board. This change in our Board was effective on May 10, 2010, which was 10 days after we mailed a schedule 14(f) to our shareholders regarding same.

Set forth below is information regarding our current directors and executive officers:

Name	Age	Position
Chunfeng Tao	44	Chairman, President, Chief Executive Officer and Secretary
Fan Zhang	34	Vice President of Accounting & Acting Chief Financial Officer
Dishen Shen	73	Independent Director
Xin Yue	47	Director
Xiang Yuxin	40	Independent Director

Mr. Chunfeng Tao, Chairman, President and Chief Executive Officer. Mr. Tao has been a member of our Board of Directors and the CFO of the Company since April 22, 2010. Mr. Tao has over 20 years’ extensive experience in the petrochemical industry. Between 2008 to 2010, he served as President of Ningbo Plastics. Between 2005 and 2008, he served as President of Ningbo Hebang Chemical Co., a company with annual revenue of RMB 10 billion which he managed and built to an annual production capacity of 250,000 MT for aromatic and heavy oil cracking products. Between 2002 and 2005, Mr. Tao served as Executive Vice President of Ningbo Daxie Liwan Petrochemicals Co., a company with annual revenue of RMB 6 billion. Under his management, the company’s annual production was increased to 500,000 MT of high grade asphalt. Between 1989 and 2002, Mr. Tao served in various senior management and technical positions at Sinopec Zhenhai Refining & Chemical Co., the largest base for crude oil processing and sour crude oil processing in China, and won over 30 technological innovations, management awards and distinction during his service period. Mr. Tao received his Bachelor of Science in Petroleum Processing from Guangdong Petrochemical College and Master of Science in Chemical Engineering from China University of Petrochemicals.

Mr. Fan Zhang, Vice President of Accounting & Acting Chief Financial Officer. On August 20, 2011, Mr. Fan Zhang was appointed as Vice President of Accounting by the Board of the Directors to replace Mr. Weifeng Xue, effective as of August 20, 2011. Before joining Keyuan, Mr. Zhang was a Finance Director in Ningbo LG Yongxing Chemical Co., Ltd., a Sino-Korean joint venture between Ningbo Yongxing Chemical Investment Co. Ltd., and LG Chemical Co. Ltd., the largest chemical company in Korea. Ningbo LG Yongxing Chemical Co. Ltd is the largest ABS producer in China. Mr. Zhang has more than twelve years experience in financial reporting and controls, tax planning, fund management, ERP operation system management, internal audit and property insurance planning. Mr. Zhang holds a Bachelor degree in Economics from Hangzhou Electronic Technical University.

Mr. Dishen Shen, Director. Mr. Shen has been a member of our Board of Directors since July 1, 2010. Mr. Shen is a senior petrochemical engineer with nearly 40 years of oil refining and petrochemical industry expertise and management experience and has served in a variety of progressive leadership roles in planning and economic development in Zhejiang Province, focusing primarily on development of the petrochemical industry, and serves today as a member of the People’s Committee of Zhejiang Province. Since 2005, he has been serving as a senior counsel for Zhejiang Provincial Association Of Engineering Consultants, the institute providing consulting and administration service. He graduated from Beijing Petroleum Institute with a major in oil refining systems.

Mr. Xin Yue, Director. Mr. Yue has been a member of our Board of Directors since July 1, 2010. Mr. Yue currently is co-founder and chief executive officer of Cmark Capital Co., Ltd from 2005. Previously he also co-founded Golden Spider Co., Ltd., and New Shengtong Technology Co., Ltd. Mr. Yue serves as an advisor to Tianyin Pharmaceutical Co., Inc. and Jpak Group Inc. and president at a Shanghai subsidiary of Jiubai Group Co., Ltd. He received his Bachelor of Science in Economics and Management at Capital Economic and Trade University and his MBA in Finance from Baruch College at The City University of New York.

Mr.Yuxin Xiang, Director. Mr. Yuxin Xiang has been a member of our Board of Directors since September 6, 2012. Mr. Xiang serves as the President of CNX Consulting Inc. which provides financial reporting, asset management and capital transactions services to North American companies, as well as a director and Audit Committee member of five companies listed on the Toronto Stock Exchange (TSX) and TSX Venture Exchange (TSXV). Prior to joining CNX Consulting, Mr. Xiang served as the Chief Financial Officer of IND DairyTech Limited and GobiMin Inc, both listed on TSXV. Mr. Xiang also worked in corporate finance management for several TSX listed companies, including COM DEV International Ltd., ATS Automation Tooling Systems Inc. and CFM Corporation. He holds a Bachelor of Arts Degree from Huazhong University of Science & Technology in China, and a Masters of Business Administration from York University in Canada. Mr. Xiang is a Certified Management Accountant (Ontario) and a Certified Public Accountant (Delaware).

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Dr. Jingtao Ma, Executive Vice President. Dr. Ma joined the Company in 2007 and he has over 20 years’ experience in corporate management, research & development, sales & marketing, and business development. Dr. Ma is responsible for the sales & marketing and raw material procurement of the Company. Between 1992 and 2007, he served in management and technical positions at Sinopec Zhenhai Refining & Chemical Co. in various functions including manufacturing and operations, and chemical and technical analysis. Dr. Ma received his Master of Science and is currently studying for a Doctorate in Physical Chemistry from Lanzhou Chemistry & Physics Research Institute of CSA.

Mr. Shifa Wang, Vice President & Chief Engineer. With 30 years’ management experience in petrochemical technology and manufacturing, and specialty in oil refining and catalytic cracking, Mr. Wang has been responsible for technology, and research and development of the Company since 2009. Between 2007 and 2009, Mr. Wang served as General Manager at Guangdong Yingchang Heavy Road Asphalt Co., Ltd, responsible for managing and overseeing the overall business operations of the company. Between 1981 and 2002, he served as the Chief Engineer at Sinopec Anqing Refinery Co., Ltd., responsible for technology development and research and development. Between 2003 and 2006, he was the Head of Operations for Phase II production line expansion, including construction of 500,000 MT heavy oil catalytic cracking facility, 150,000 MT gas fractionation facility, 10,000 MT sulphur recovery facility and 30,000 MT polypropylene facility, at Guangdong Tianyi Group Co., Ltd. Mr. Wang received his Bachelor of Science from Chemical Engineering Department of China Petroleum University and Master of Art in Enterprise Management from Qinghua University.

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Mr. Mingliang Liu, Vice President of Manufacturing. Mr. Liu has been responsible for overseeing the manufacturing by the Company since 2009. Mr. Liu has over 30 years of experience in petrochemical manufacturing and production management and specializes in oil refining, heavy oil cracking and crude oil processing. Between 1975 and 2009, he served in various supervisory and managerial positions at Sinopec Zhenhai Refining & Chemical Co. Mr. Liu majored in Economics & Management at Zhejiang CCP Institute.

Corporate Governance

Corporate governance is the system that allocates duties and authority among a company’s stockholders, Board of Directors and management. The stockholders elect the Board of Directors and vote on extraordinary matters; the Board of Directors is a company’s governing body, responsible for hiring, overseeing, and evaluating management, particularly the chief executive officer; and management runs a company’s day-to-day operations. Our Board of Directors currently consists of five seats.

Board Leadership Structure.

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors.

The Board of Directors utilizes a leadership structure that has the Chief Executive Officer (who is the Corporation’s principal executive officer and a director) who also acts in the capacity as Board Chairman, without a designated independent lead director. This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works more directly with those preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. Given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy and its focus on research and development, this structure is deemed to be appropriate and allows for efficient oversight. However, in order to improve corporate governance, the Board has authorized the establishment of a sub-committee composed of the independent directors, the Company’s SOX 404 compliance consultant and a U.S. securities counsel to the Company to examine the responsibilities and duties of the Chief Executive Officer and Chairman of the Board, and further evaluate this structure.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our review of copies of such reports, we believe that there was compliance with all filing requirements of Section 16(a) applicable to our officers, directors and 10% stockholders during fiscal 2011.

Code of ethics

The Company has always encouraged its employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

We have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure. Due to our lack of operations and small employee base prior to the Share Exchange, we did not maintain a formal written code of ethics. However, as a result of the Share Exchange, we decided to adopt formal written codes of ethics for our executive officers, our directors and our employees.

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Our codes of ethics are designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate our expectations of our executives that enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications. Our codes of ethics are attached as exhibits to the Current Report on Form 8-K that we filed with the SEC on July 7, 2010 and are available on our website, http://ir.stockpr.com/keyuanpetrochemicals/governance-documents. Any future changes or amendments to our code of ethics, and any waiver of our codes of ethics will also be posted on our website when applicable.

Board Independence and Committees

Since our stock start started trading on Nasdaq in September 2010, we were required to comply with the director independence requirements of the Nasdaq rules. Since that time, in determining whether our directors are independent, we have complied and intend to continue to comply with the Nasdaq rules although our common stock is currently trading on OTCQB. The Board of Directors will also consult with counsel to ensure that the Boards of Director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of Audit Committee members. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Our board currently consists of four members and the board has determined that two of them are “independent” as defined by Nasdaq Rule 4200(a)(15).  We intend to appoint another independent director so that a majority of the board members will be independent. We are currently seeking for qualified candidate.

Audit Committee and Financial Expert

Our Audit Committee consists of Mr.Yuxin Xiang and Mr. Dishen Shen,. The Audit Committee assists the Board of Directors oversight of (i) the integrity of the our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in our annual proxy statement. The Audit Committee operates under a written charter. Mr. Yuxin Xiang is the Chairman of our Audit Committee.

The Board of Directors determined that Mr. Xiang possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605-3(2)(A) of the Marketplace Rules of The Nasdaq Stock Market LLC and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation of our executive officers and general employees and other policies, and for providing assistance and recommendations with respect to our compensation policies and practices. Mr. Dishen Shen and Mr. Yuxin Xiang  are the  member of the Compensation Committee. The Compensation Committee operates under a written charter.

Nominating Committee and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of our Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. Mr. Dishen Shen is the sole member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter.

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Employee Agreements

We have entered into employment agreements with each of the PRC subsidiary’s employees, officers and directors.

On May 1, 2007, Ningbo Keyuan entered into a non-fixed term employment agreement with Mr. Chunfeng Tao, pursuant to which, Ningbo Keyuan hired Mr. Tao as its general manager effective May 1, 2007. The compensation in connection with this employment shall be commensurate with Mr. Tao’s duties and responsibility as the general manager and is subject to mutual agreement between Mr. Tao and Ningbo Keyuan.  On May 10, 2007, Keyaun Plastics entered into the similar employment agreement with Dr. Jingtao Ma to hire Dr. Ma as its vice executive general manager, effective May 10, 2007. On February 2, 2009, Keyaun Plastics entered into another similar agreement with Mr. Mingliang Liu to hire him as vice general manager. On October 21, 2009, Mr. Shifa Wang was hired by Ningbo Keyuan as a vice technical general manager and chief engineer and a similar employment agreement was signed between Ningbo Keyuan and Mr. Wang.

On May 1, 2007, Ningbo Keyuan also entered into a confidentiality and non-compete agreement with Mr. Tao, pursuant to which, Mr. Tao agreed, among other things, (i) that he will keep in confidence all Ningbo Keyuan confidential information obtained in connection with such employment; (ii) that Ningbo Keyuan has the sole ownership right to all Ningbo Keyuan intellectual properties, either developed by Mr. Tao individually or collectively with other parties during his employment term or within one (1) year following the termination of his employment; and (iii) that within two (2) years following the termination of his employment, he will not, directly or indirectly, engage in any business or other activities related to Ningbo Keyuan confidential information that he obtained during his last five (5) years of employment (or such less term) with Ningbo Keyuan.  On May 10, 2007, similar confidentiality and non-compete agreements were entered into between Ningbo Keyuan and Mr. Jingtao Ma and also between Ningbo Keyuan and Mr. Weifeng Xue. In addition, using the same form of the agreement, Ningbo Keyuan entered into confidentiality and non-compete agreements with Mr. Mingliang Liu and Mr. Shifa Wang respectively on February 2, 2009 and October 21, 2009.

On May 23, 2011, Ningbo Keyuan entered into a non-fixed term employment agreement with Mr. Fan Zhang, pursuant to which Ningbo Keyuan hired Mr. Zhang as its Chief Financial Officer effective May 23, 2011. Mr. Zhang assumed the responsibilities of our Acting Chief Financial Officer after Ms. Li’s resignation as our Chief Financial Officer.

On December 2, 2011, Ningbo Keyuan appointed Dr. Jingtao Ma as the new General Manager of Ningbo Keyuan, effective immediately, replacing Mr. Chungfeng Tao.

Executive Compensation

Summary Compensation Table of Named Executive Officers

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2011, 2010 and 2009 to each of the following named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	2011	28,116	90,772					118,888
Chunfeng Tao	2010	27,836	53,174	55,788				136,825
(President, Chief Executive)	2009	25,337	47,810					73,148

Aichun Li(2)	2011	125,000						125,000
(Chief Financial Officer)	2010	97,581		42,771				140,352

Fan Zhang (3) (Acting Chief Financial Officer)	2011	14,079	13,822					27,902

	2011	25,435	48,555					73,990
Jingtao Ma (1)	2010	23,602	27,982	42,771				97,335
(Vice President)	2009	21,423	22,466					43,889

	2011	15,739						15,739
Weifeng Xue(1)	2010	23,843	27,711	39,052				90,606
(Vice President of Accounting)	2009	19,986	23,903					43,889

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(1) Although they are not executive officers, based on upon the compensation received, Mr. Ma and Mr. Xue qualify as named executive officers for purposes of this table. Mr. Xue no longer has any further responsibility or authority with regard to the accounting or finance of the Company since August 20, 2011. Mr. Xue remained available to assist the Company with the transition for a period of up to two months.

(2) On October 12, 2011, Ms. Li resigned her position as Chief Financial Officer of the Company. Ms. Li currently was a consultant retained by the Company until December 12, 2011.
(3) Mr. Zhang was appointed as Acting Chief Financial Officer after Ms. Li resigned her postion as the CFO of the Company in October 2011.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement, resignation, constructive termination or change in control transaction.

Compensation of Directors

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings. Pursuant to an independent director agreement we entered into with Gerry Goldberg on August 1, 2011, Mr. Goldberg receives a fee in cash of $10,000 per month during the two-year term of the agreement. On July 1, 2010, we granted to Mr. Goldberg a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share. Pursuant to an independent director agreement we entered into with Michael Rosenberg on August 1, 2011, Mr. Rosenberg receives a fee in cash of $8,000 per month during the two-year term of the agreement. On July 1, 2010, we granted to Mr. Rosenberg a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share. Mr. Dishen Shen received a fee in cash of RMB 11,000 (approximately USD$ 1,705) per month pursuant to an independent director agreement we entered into with him, as amended on September 30, 2011. Other than the compensation disclosed above, our directors do not receive any other compensation for serving on the Board of Directors.

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid in fiscal year 2011 to each of the following named directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Chunfeng Tao	-	-	-	-		-	-	-
Gerry Goldberg	78,000	-	-	-	(1)	-	-	169,349
Michael Rosenberg	64,000	-	-	-	(2)	-	-	155,349
Xin Yue	-	-	-	-		-	-	-
Dishen Shen	20,460	-	-	-		-	-	20,460

(1)
Pursuant to his agreement to serve as our independent director on July 1, 2010, Mr. Goldberg was granted a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share, which represents the fair market value of our common stock on July 1, 2010. 50% of the option vested after one year of issuance and the remaining 50% shall vest after two years of issuance. The option will expire on June 30, 2015.

(2)
Pursuant to his agreement to serve as our independent director on July 1, 2010, Mr. Rosenberg was granted a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share, which represents the fair market value of our common stock on July 1, 2010. 50% of the option vested after one year of issuance and the remaining 50% shall vest after two years of issuance. The option will expire on June 30, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of February 17, 2012 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of  September 19, 2012, we had 57,646,160  shares of Common Stock issued and outstanding, and 5,333,340 shares of Series B Preferred Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of September 19, 2012. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of September 19, 2012 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Notwithstanding the foregoing, because the Series M Preferred Stock votes on as converted basis with the Common Stock, we have included the owners of such stock in this table. Accordingly, we calculate beneficial ownership for purposes of this table as follows:

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A + B
X + B

Where:
A = individual’s current holders of common stock
B = number of shares of common stock individual may own within 60 days
X= number of common stock currently outstanding, including the shares of common stock underlying the Series M Preferred Stock since such class votes on as converted basis with the common.

Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P. R. China 31580.

Name of Beneficial Owner	Amount (Number of Shares)		Percentage of Outstanding Shares of Common Stock(5)(6)
Delight Reward Limited(1)	47,658,000	(2)	82.67%
Chunfeng Tao(3)	21,738,338		37.71%
Dragon State International Limited	5,085,185	(4)	8.47%
Jicun Wang	11,081,581	(7)	19.22%
Peijun Chen	9,802,965	(8)	17.01%

(1) Delight Reward Limited is owned by Apex Smart Limited (45.6132%), Best Castle Investments Limited (23.2523%), Chance Brilliant Holdings Limited (20.5694%), Harvest Point Limited (5.3896%) and Strategic Synergy Limited (5.1755%). Mr. Brian Pak-Lun Mok is the controlling person of Apex Smart Limited, Harvest Point Limited and Strategic Synergy Limited (subject to the share transfer agreement described in Footnote 2 and the discussion below). Mr. O. Wing Po is the controlling person of Best Castle Investments Limited (subject to the share transfer agreement described in more detail below). Mr. Lo Kan Kwan is the controlling person of Chance Brilliant Holdings Limited (subject to the share transfer agreement described in more detail below).

(2) In connection with the Share Exchange, Delight Reward received 47,658 shares of Series M Preferred Stock that converted into 47,658,000 shares of Common Stock on December 28, 2010.

(3) Pursuant to a share transfer agreement, Mr. Chunfeng Tao, our Chairman, Chief Executive Officer and President has an option, subject to certain performance targets, to purchase from Mr. Brian Pak-Lun Mok, the current sole shareholder of Apex Smart Limited (the current owner of 45.6132% of the share capital of Delight Reward Limited), up to 100% of Apex Smart Limited’s equity, which, upon exercise, would entitle Mr. Tao to own 45.6132% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Tao will indirectly (through his 45.6132% ownership of Delight Reward Limited) own and control 21,738,338 shares of our Common Stock. On November 15, 2010, Mr. Tao exercised the option and acquired 16,677 shares of Apex Smart Limited. Therefore, Mr. Tao indirectly owns and controls 7,246,113 shares of our common stock. Based upon the terms of the share transfer agreement, the earliest Mr. Tao may exercise the remaining option is March 2011. However, as of February 17, 2012, Mr. Tao has not yet exercised the remaining options.

(4) In connection with the September 2010 Private Placement, Dragon State International Limited owns 5,333,340 shares of Series B Preferred Stock. However, pursuant to the relative rights and preferences of the Series B preferred stock, the numbers of common stock to be issued upon conversion of the Series B preferred stock cannot exceed 9.99% of the then issued and outstanding shares of common stock outstanding at such time. Given as of September 19, 2012, there are 57,646,160  shares of common stock outstanding giving effect that 47,658 of Series M preferred stock has converted into 47,658,000 shares of common stock.

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(5) On November 4, 2010, the Company exercised its mandatory conversion rights under the terms of the Series A Preferred Stock to convert all of outstanding shares of its Series A 6% Cumulative Convertible Preferred Stock into a total of 6,132,032 shares of Common Stock, $0.001 par value per share. As a result, following the conversion, all 6,132,032 shares of Series A Preferred Stock that had been outstanding will be cancelled and will be automatically converted, without any delivery of conversion notice required on the part of the holders of Series A Preferred Stock. As of the date hereof, the Company has 57,646,160 shares of Common Stock outstanding. Dividends on the Series A Preferred Stock accrued through November 3, 2010 and amounted to approximately $143,000 and will be paid to the holders of Series A Preferred Stock on the regularly scheduled payment date of January 31, 2011. As a result of foregoing, as of November 4, 2010, the Company will no longer incur the Series A Dividend that was payable quarterly, at the rate of 6% per annum for each outstanding share, payable in cash or common stock dividends, as applicable.

(6) On December 28, 2010, Keyuan Petrochemicals, Inc (the “Company”) exercised its mandatory conversion rights under the terms of the Series M Preferred Stock to convert all of outstanding shares of its Series M Preferred Stock into a total of 47,658,000 shares of Common Stock, $0.001 par value per share. As a result, following the conversion, all 47,658 shares of Series M preferred stock that had been outstanding will be cancelled and will be automatically converted, without any delivery of conversion notice required on the part of the holders of Series M Preferred Stock. As of the date hereof, the Company has 57,646,160 shares of Common Stock outstanding.

(7) Pursuant to a share transfer agreement, Mr. Jicun Wang exercised his Slow Walk Options, after  certain performance targets were met, to purchase from Mr. O. Wing Po, 100% of Best Castle Investments Limited’s equity, which entitled Mr. Wang to own 23.2523% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Wang indirectly (through his 23.2523% ownership of Delight Reward Limited) owns and controls 11,081,581 shares of our Common Stock.

(8) Pursuant to a share transfer agreement, Mr. Peijun Chen exercised his Slow Walk Options, after  certain performance targets were met, to purchase from Mr. Lo Kan Kwan, 100% of Chance Brilliant Holdings Limited’s equity, which entitled Mr. Wang to own 20.5694% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Wang indirectly (through his 20.5694% ownership of Delight Reward Limited) owns and controls 9,802,965 shares of our Common Stock.

Changes in Control

Lock Up Agreements

Pursuant to the lock up agreement the Company entered into in April-May Private Placement, all of the shares of common stock to be owned by Delight Reward will be restricted from public or private sale for a period of six (6) months following October 19, 2010 (the effective date of the registration statement registering the registrable shares issued in the April-May Private 2010 Placement ); following such six (6) month period, Delight Reward shall be allowed to sell up to 1/12 of its holdings each month for the next twelve months. Notwithstanding the foregoing, Delight Reward shall be permitted to engage in a transfer in a private sale of the lock-up shares, provided that such transferee agrees in writing to be bound by and subject to the terms of the lock-up agreement.

Pursuant to the lock up agreement the Company entered into in September Private Placement, all of the shares of common stock to be owned by Mr. Chunfeng Tao, Mr. Jicun Wang, Mr. Peijun Chen and Mr. Xin Yue will be restricted from public or private sale until January 19, 2011 ( the effective date of the registration statement registering all registrable shares in September Private Placement); during the twenty four (24) months immediately following January 19, 2011, such shareholders shall not transfer more than twenty percent (20%) of the their lock-up shares in the aggregate, provided, that they may transfer not more than 0.83333% of the lock-up shares during each calendar month in such 24 month period. Notwithstanding the foregoing, such shareholders are permitted to engage in a transfer in a private sale of their lock-up shares, provided that such transferee agrees in writing to be bound by and subject to the terms of the lock-up agreement. .

Share Escrow Agreement

We also entered into an escrow agreement with the Investors of the April-May 2010 Private Placement and the September 2010 Private Placement, pursuant to which we placed 5,000 shares of Series M Preferred Stock in an escrow account. The 5,000 shares of Series M Preferred Stock automatically converted into 5,000,000 shares of Common Stock (the “Escrow Shares”) after we amended our Articles of Incorporation to increase our authorized Common Stock to one hundred million (100,000,000) shares on December 28, 2010.

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If we achieve less than 95% of the 2010 performance threshold (net income equal to or greater than $33.0 million), then the Escrow Shares for such year will be delivered to the Investors in the amount of 500,000 shares of Common Stock for each full percentage point by which such threshold was not achieved up to a maximum of 5,000,000 shares of Common Stock.

The net income for the year ended December 31, 2010 was approximately $37,100,000, therefore, we achieved the 2010 performance threshold and the Escrow Shares are in the process of being released to the shareholders.

Slow Walk Agreements

The controlling persons of each of the five shareholders entities of Delight Reward Limited have entered into certain Slow Walk Agreements whereby the controlling persons have each agreed to transfer their shareholdings to another beneficiary, subject to certain performance targets being met. The performance targets are: at least $39 million of gross revenue for the three months commencing from July 2010 to September 2010; at least $40 million of gross revenue for the three months commencing from October 2010 to December 2010; and, at least $41 million of gross revenue for the three months commencing from January 2011 to March 2011.

Pursuant to these agreements, (i) Mr. Brian Pak-Lun Mok, the sole shareholder of Apex Smart Limited, granted to Mr. Tao an option to acquire the 50,000 ordinary shares of Apex Smart Limited if the performance targets are met; (ii) Mr. O. Wing Po, the sole shareholder of Best Castle Investments Limited, granted to Mr. Jicun Wang an option to acquire the 50,000 ordinary shares of Best Castle Investments Limited if the performance targets are met; (iii) Mr. Lo Kan Kwan, the sole shareholder of Chance Brilliant Holdings Limited, Mr. Peijun Chen an option to acquire the 50,000 ordinary shares of Chance Brilliant Holdings Limited if the performance targets are met; (iv) Mr. Brian Pak-Lun Mok, the sole shareholder of Harvest Point Limited, granted to Mr. Xin Yue an option to acquire the 50,000 ordinary shares of Harvest Point Limited if the performance targets are met; and, (v) Mr. Brian Pak-Lun Mok, the sole shareholder of Strategic Synergy Limited, granted to Mr. Yue an option to acquire the 50,000 ordinary shares of Strategic Synergy Limited if the performance targets are met. Pursuant to each of these agreements, the option to acquire theses shares shall vest at a rate of one-third (1/3) for each performance target that is met (the “Slow Walk Options”).

On November 5, 2010, one-third of the Slow Walk Options were exercised after the first performance target was met.

On April 29, 2011, Harvest Point Limited transferred 1,028 shares of Delight Reward Limited’s stock to Strategic Synergy Limited, changing their ownership of Delight Reward Limited’s stock to 3.334% and 7.232% respectively. On the same day, Mr. Brian Pak-Lun Mok and Mr. Xin Yue transferred 33,333 shares and 16,667 shares of Harvest Point Limited, respectively, to Ms. Muxia Duan thus transferring 100% of the ownership of Harvest Point Limited to Ms. Muxia Duan.

After the relative performance targets of the Slow Walk Agreements were met, Mr. Chen and Mr. Wang exercised their remaining two-thirds of the Slow Walk Options on February 15, 2012 and Mr. Tao exercised his remaining two-thirds of the Slow Walk Options on March 30, 2012. As the date of hereof, Mr. Yue has not yet exercised his remaining two-thirds of the Slow Walk Options.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted, prior to the Share Exchange, formal policies and procedures for the review, approval or ratification of related party or third party transactions with our executive officers, directors and significant shareholders. However, in September 2011, we adopted new procedures for the identification and approval of and appropriate disclosure of potential related party transactions. Our Board of Directors will consider and may pre-approve specific pre-determined related party transactions, and may authorize us to proceed with certain related party transactions subject to proper accounting and disclosure.

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Certain Relationships and Related Transactions.

We have not entered into any transaction during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transaction with any member of the immediate families of the foregoing person (including spouse, parents, children, siblings, and in-laws) or is any such transaction proposed, except as follows:

(A)	Related Party Transactions

The Company considers all transactions with the following parties to be related party transactions.

Name of parties	Relationship
Mr. Chunfeng Tao	Majority stockholder
Mr. Jicun Wang	Principal stockholder
Mr. Peijun Chen	Principal stockholder
Ms. Sumei Chen	Member of the Company’s Board of Supervisors and spouse of Mr. Wang
Ms. Yushui Huang	Vice President of Administration, Ningbo Keyuan
Mr. WeifengXue	Former Vice President of Accounting, Ningbo Keyuan through August 2011
Mr. HengfengShou	Former Vice President of Sales, Ningbo Keyuan Petrochemical though November 2011
Mr. Jingtao Ma	General Manager/President
Mr.Shifa Wang	Vice President Guangxi Project
Mr.Ming Liang Liu	Vice President Production
Mr.Shegeng Ding	Vice President Equipment
Mr. Fan Zhang	CFO

Ningbo Kewei Investment Co., Ltd.	A company controlled by Mr. Tao through September 2011
(Ningbo Kewei)
Ningbo Pacific Ocean Shipping Co., Ltd	100% ownership by Mr. Wang
(Ningbo Pacific)
Ningbo Hengfa Metal Product Co., Ltd	100% ownership by Mr. Chen
(Ningbo Hengfa, former name"Ningbo Tenglong")
Shandong Tengda Stainless Steel Co., Ltd	100% ownership by Mr. Chen
(Shandong Tengda)
Ningbo Xinhe Logistic Co., Ltd	10% ownership by Ms. Huang
(Ningbo Xinhe)
Ningbo Kunde Petrochemical Co, Ltd.	Mr. Tao’s mother was a 65% nominee shareholder for Mr. Hu, a third party through September 2011
(Ningbo Kunde)
Ningbo JiangdongJihe Construction Materials	Controlled by Mr. Xue’s Brother-in-law
Store (JiangdongJihe)
Ningbo Wanze Chemical Co., Ltd	Mr. Tao’s sister-in-law is the legal representative
(Ningbo Wanze)
Ningbo Zhenhai Jinchi Petroleum Chemical	Controlled by Mr. Shou
Co., Ltd (Zhenhai Jinchi)

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Related party transactions and amounts outstanding with the related parties as of and for the years ended December 31, 2011 and 2010, are summarized as follows. Transactions with Ningbo Kunde and Ningbo Kewei are through the date the related party relationship ceased at which time transactions with these parties are included in details of transactions with certain other parties (Note 24(b)).

	Year ended December 31,
	2011	2010
Sales of products (a)	$92,771,589	$111,860,732
Purchase of raw material (b)	$7,151,433	$25,014,808
Purchase of transportation services (c)	$3,059,216	$3,659,000
Credit line of guarantee provision for bank borrowings (d)	$142,563,200	$161,994,300
Loan guarantee fees (d)	$1,299,886	$-
Short-term financing from related parties (e)	$13,303,054	$30,839,377
Short-term financing to related parties (e)	$13,188,178	$30,949,048

	As of December 31,
	2011	2010
Amount due from related parties (f)	$39,350	$5,332,193
Amount due to related parties (g)	$621,077	$115,535

(a)	The Group sold finished products of $92,704,220 and $101,680,459 to Ningbo Kunde in 2011 and 2010, respectively. Sales to Zhenhai Jinchi in 2011 and 2010 were $67,369 and $10,180,273, respectively.

(b)
The Group purchased raw materials of nil and $4,465,563 from Ningbo Kewei during 2011 and 2010, respectively, with no outstanding amount payable to Ningbo Kewei at December 31,2011 and 2010 in respect of these purchase transactions. The Group purchased raw materials of $7,151,433and $20,549,245from Ningbo Kunde during  2011 and 2010, respectively. The outstanding payment in advance to Ningbo Kunde as of December 31, 2010 and 2011 in respect of these purchase transactions was $5,181,809 and Nil respectively.

(c)
The Group purchased transportation services of $3,059,216 and $3,659,000 from Ningbo Xinhe during 2011 and 2010, respectively, and amounts owed to Ningbo Xinhe as of December 31, 2011 and 2010 in respect of these purchase transactions was $621,077 and $119, respectively

(d)	Guarantees for Bank Loans

	Guarantee provided during the year ended December 31		Bank loans guaranteed as of December 31
	2011	2010	2011	2010
Mr. Tao	$12,396,800	$79,887,600	$34,628,000	$36,408,000
Jicun Wang and Sumei Chen	$30,992,000	$-	$1,983,523	$12,136,000
Ningbo Kewei	$34,091,200	$82,106,700	$29,700,067	$11,377,500
Ningbo Pacific	$65,083,200	$-	$27,918,200	$16,687,000
Ningbo Hengfa	$-	$-	$14,795,600	$36,256,300
ShangdongTengda	$-	$-	$944,400	$910,200

Beginning in 2011 loan guarantee fees of 0.3% of the loan principal guaranteed are to be paid quarterly.In 2011, loan guarantee fees were $272,993, $636,427 and $390,466 for Ningbo Hengfa, Ningbo Pacific and Ningbo Kewei, respectively, and are included in $1,548,149 in the statements of operations.

(e)	Short-term financing transactions with related parties

	Year Ended December 31
	2011			2010
	From (i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Shandong Tengda	$-	$-	$-	$2,219,100	$(2,219,100)	$-
Ningbo Kewei	5,423,600	(5,423,600)	-	1,479,400	(1,479,400)	-
Ningbo Kunde	5,423,600	(5,423,600)	-	19,676,020	(19,676,020)	-
JiangdongJihe	2,455,854	(2,340,978)	-	7,464,857	(7,574,528)	(112,459)

	$13,303,054	$(13,188,178)	$-	$30,839,377	$(30,949,048)	$(112,459)

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

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(f)	Amount due from related parties consist of the following:

	As of December 31,
	2011	2010
Related Party
Ningbo Kunde	$-	$5,181,809
JiangdongJihe	-	112,459
Mr. Tao	39,350	37,925
	$39,350	$5,332,193

Amounts due from Mr. Tao represents advances made for business expenses, are unsecured, interest free and due on demand.

(g)	Amounts due to related parties consist of the following:

	As of December 31,
	2011	2010

Related Party
Zhenhai Jinchi(prepayment)	$-	$115,416
NinboXinhe	621,077	119
	$621,077	$115,535

Amounts due to related parties primarily represent balances due for raw materials purchase and freight.

Related party transactions and amounts outstanding with the related parties as of and for the three and six months ended June 30, 2012 and 2011 are summarized as follows:

	Three Months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

Sales of products (a)	$-	$35,607,658
Purchase of raw material (b)	$-	$42,920
Purchase of transportation services (c)	$1,104,716	$316,506
Credit line of guarantee provision for bank borrowings (d)	$-	$-
Loan guarantee fees (d)	$113,084	$419,665
Short-term financing from related parties (e)	$-	$5,406,139
Short-term financing to related parties (e)	$-	$5,535,234

	Six Months ended June 30,
	2012	2011
	（Unaudited）	（Unaudited）

Sales of products (a)	$-	$58,217,477
Purchase of raw material (b)	$-	$7,066,055
Purchase of transportation services (c)	$1,665,831	$927,879
Credit line of guarantee provision for bank borrowings (d)	$-	$-
Loan guarantee fees (d)	$203,984	$756,919
Short-term financing from related parties (e)	$-	$13,144,234
Short-term financing to related parties (e)	$-	$13,144,234

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	June 30,	December 31,
	2012	2011
	（Unaudited）
Amounts due from related parties (f)	$39,625	$39,350
Amounts due to related parties (g)	$768,313	$621,077

(a)      During the three months ended June 30, 2011, the Group sold finished products of $35,607,658 to Ningbo Kunde. During the six months ended June 30, 2011, the Group sold finished products of $58,150,912 to Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group sold finished products of nil and $66,565 to Zhenhai Jinchi, respectively. Amounts received in the advance from Kunde were $3,077,199 as of June 30, 2011, and are included in the advances from customers on the consolidated balance sheet.

(b)      The Group purchased raw materials of $42,920 from Ningbo Kunde during the three months ended June 30, 2011. The Group purchased raw materials of $7,066,055 from Ningbo Kunde during the six months ended June 30, 2011.

(c)      The Group purchased transportation services of $1,104,716 and $316,506 from Ningbo Xinhe during the three months ended June 30, 2012 and 2011, respectively. The Group purchased transportation services of $1,665,831 and $927,879 from Ningbo Xinhe during the six months ended June 30, 2012 and 2011, respectively, and amounts owed to Ningbo Xinhe as of June 30, 2012 in respect of these purchase transactions were $768,313.

(d)      Guarantees for Bank Loans
There were no guarantees for Bank Loans provided during the three and six months ended June 30, 2012 and 2011.

Bank Loans guaranteed as of June 30, 2012 and December 31, 2011 as follows:

	Bank loan guaranteed as of
	June 30	December 31
	2012	2011
	（Unaudited）
Mr. Tao	$15,850,000	$34,628,000
Jincun Wang and Chen	1,902,000	1,983,523
Ningbo Kewei	-	-
Ningbo Pacific	18,318,901	27,918,200
Ningbo Hengfa	14,899,000	14,795,600
Shandong Tengda	951,000	944,400
Total	$51,920,901	$80,269,723

Beginning in 2011 loan guarantee fees of 0.3% the loan principal guaranteed are to be paid annually. During the three months ended June 30, 2012, loan guarantee fees were $32,255 and $80,829 for Ningbo Hengfa and Ningbo Pacific, respectively. In the three months ended June 30, 2011, loan guarantee fees were $73,644 and $178,367 for Ningbo Hengfa and Ningbo Pacific, respectively. During the six months ended June 30, 2012, loan guarantee fees were $65,022 and $138,961 for Ningbo Hengfa and Ningbo Pacific , respectively. In the six months ended June 30, 2011, loan guarantee fees were $150,116 and $301,247 for Ningbo Hengfa and Ningbo Pacific, respectively.

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(e)      Short-term financing transactions with related parties

	Three Months Ended June 30
	（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Kewei	$-	$-	$-	$5,358,850	$(5,358,850)	$-
Ningbo Kunde	-	-	-	32,550	(32,550)	-
Jiangdong Jihe	-	-	-	14,739	143,834	-

	$-	$-	$-	$5,406,139	$(5,247,566)	$-

	Six Months Ended June 30
	（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Kewei	$-	$-	$-	$5,358,850	$(5,358,850)	$-
Ningbo Kunde	-	-	-	5,358,850	(5,358,850)	-
Jiangdong Jihe	-	-	-	2,426,534	(2,426,534)

	$-	$-	$-	$13,144,234	$13,144,234)	$-

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

(f)       Amount due from related parties consist of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
Related Party
Mr. Tao	$39,625	$39,350

Amounts due from Mr. Tao represent advances made for business expenses which are unsecured, interest free and due on demand.

(g)      Amount due to related parties consists of the following:

	June 30,	December 31,
	2012	2011
	（Unaudited）
Related Party
Ninbo Xinhe	$768,313	$621,077

Amount due to related parties represent balances due for raw materials purchase and freight.

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(B) Relationships and transactions with certain other parties

The Group has the following relationships and transactions with certain other parties:

Name of parties	Relationship
Ningbo Litong Petrochemical Co., Ltd	Former 12.75% nominee shareholder of Ningbo Keyuan
(Ningbo Litong)
Ningbo JiangdongHaikai Construction	Controlled by cousin of Mr. WeifengXue, former Vice President of Accounting
Materials Store (JiangdongHaikai)
Ningbo JiangdongDeze Chemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (JiangdongDeze) Vice President of Accounting

Ningbo Anqi Petrochemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (Ningbo Anqi) Vice President of Accounting

Ningbo Kewei Investment Co., Ltd.	A related party through September 2011
(Ningbo Kewei) when control transferred
Ningbo Kunde Petrochemical Co, Ltd.	A related party through September 2011 when control transferred
(Ningbo Kunde)

Transactions and amounts outstanding with these parties for the years ended December 31, 2011 and 2010 are summarized as follows. Transactions with Ningbo Litong are through September 2011.

	Year ended December 31,
	2011	2010

Sales of products (h)	$29,637,868	$29,625,766
Purchase of raw material (i)	$20,253,780	$18,994,104
Credit line of guarantee for bank borrowings (j)	$81,136,800	$-
Loan guarantee fees (j)	$1,242,928	$-
Short-term financing from these parties (k)	$49,873,894	$74,983,618
Short-term financing to these parties (k)	$47,608,361	$77,030,336
Amounts due from these parties	$2,740,970	$2,217,854
Advances from these parties for sales	$130,458	$110,134

(h)
The Group sold finished products of $7,360,796and $29,625,766 to Ningbo Litong in2011 and 2010, respectively. Amounts received in advance from Litong were nil and $110,134 as of December 31, 2011 and 2010, and are included in advances from customers on the consolidated balance sheet. The Group sold finished products of $22,277,072 to Ningbo Kunde  in 2011. There were outstanding amounts of $130,458 received in advance from Kunde as of December 31, 2011.

(i)
The Group purchased raw materials of $20,253,780from Ningbo Litong during 2011. During  2010, the Group purchased raw materials of $18,994,104from Ningbo Litong. Amounts prepayable to Litong were $2,740,970and nil as of December 31, 2011 and 2010, respectively.

(j)	Guarantees for Bank Loans

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	Guarantee provided		Bank loans guaranteed
	During the year ended December 2011		as of December 2011
	2011	2010	2011	2010

Ningbo Litong	$81,136,800	$-	$61,632,077	$43,993,000

Through December 31, 2010, no compensation was paid in respect of these guarantees. Beginning in 2011, loan  guarantee fees of 0.3% of the loan principal guaranteed after January 1, 2011 are to be paid quarterly. Guarantee fees paid to Litong and Kewei  were $1,026,567 and $216,361 for the year ended December 31, 2011, respectively.

(l)	Short-term financing transactions

Historically the Group and these parties have provided each other with short-term financing, typically in the form of cash, bills receivable and bills payable.

Short-term financing with these parties is as follows:

	Year Ended December 31
	2011			2010
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Ningbo Litong	$36,366,031	$(34,100,498)	$-	$57,180,289	$(59,343,172)	$2,217,854
JiangdongHaikai	-	-	-	7,447,529	(7,331,364)	-
JiangdongDeze	2,634,320	(2,634,320)	-	4,438,200	(4,438,200)	-
Ningbo Anqi	10,873,543	(10,873,543)	-	5,917,600	(5,917,600)	-

	$49,873,894	$(47,608,36)	$-	$74,983,618	$(77,030,336)	$2,217,854

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

Transactions and amounts outstanding with these parties for the three and six months ended June 30, 2012 and 2011, are summarized as follows:

	Three Months Ended June 30, （Unaudited）
	2012	2011

Sales of products (h)	$47,734,203	$-
Purchase of raw material (i)	$21,912,149	$9,536,282
Credit line of guarantee for bank borrowings (j)	$141,062,000	$-
Loan guarantee fees(j)	$382,116	$302,674
Short-term financing from theses parties (k)	$-	$12,862,621
Short-term financing to these parties (k)	$-	$(7,142,275)
Amounts due from these parties	$15,773,715	$-
Amounts due to these parties	$2,690,514	$17,851

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	Six Months Ended June 30, （Unaudited）
	2012	2011

Sales of products (h)	$70,021,289	$772,762
Purchase of raw material (i)	$22,358,020	$9,536,282
Credit line of guarantee for bank borrowings (j)	$161,687,800	$-
Loan guarantee fees(j)	$742,303	$505,626
Short-term financing from theses parties (k)	$-	$47,612,617
Short-term financing to these parties (k)	$-	$(45,374,149)
Amounts due from these parties	$15,773,715	$-
Amounts due to these parties	$2,690,514	$17,851

(h)        During the three months ended June 30, 2012 and 2011, the Group sold finished products of $7,049,811 and nil to Ningbo Litong. During the three months ended June 30, 2012, the Group sold finished products of $40,684,392 to Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group sold finished products of $17,177,359 and $772,762 to Ningbo Litong. During the six months ended June 30, 2012, the Group sold finished products of $52,843,930 to Ningbo Kunde. Amounts received in advance from Litong were $11,887,500 and $17,851, respectively as of June 30, 2012 and 2011. Amounts received in the advances from Kunde were $596,530 as of June 30, 2012. They are included in Advances from Customers on the consolidated balance sheet.

(i)       During the three months ended June 30, 2012 and 2011, the Group purchased raw materials of $8,778,079 and $9,536,282, respectively from Ningbo Litong. During the three months ended June 30, 2012, the Group purchased raw material of $13,134,070 from Ningbo Kunde. During the six months ended June 30, 2012 and 2011, the Group purchased raw materials of $9,223,950 and $9,536,282, respectively from Ningbo Litong. During the six months ended June 30, 2012, the Group purchased raw materials of $13,134,070 from Ningbo Kunde.

(j)       Guarantees for Bank Loans

	Guarantee provided during		Guarantee provided during
	the three months ended June 30		the six months ended June 30
	2012	2011	2012	2011
	（Unaudited）	（Unaudited）	（Unaudited）	（Unaudited）
Ningbo Litong	$30,000,000	$-	$50,625,800	$-
Ningbo Kewei	111,062,000	-	111,062,000	-

	$141,062,000	$-	$161,687,800	$-

	Bank loans guaranteed As of
	June 30	December 31
	2012	2011
	（Unaudited）
Ningbo Litong	$55,586,521	$61,632,077
Ningbo Keiwei	$43,524,897	$29,700,067

Beginning in 2011 loan guarantee fees of 0.3% the loan principal guaranteed after January 1, 2011 are to be paid quarterly. In the three months ended June 30, 2012, loan guarantee fees were $179,698 and $202,419 for Ningbo Litong and Ningbo Kewei, respectively. In the three months ended June 30, 2011, loan guarantee fees were $302,674 and $167,654 for Ningbo Litong and Ningbo Kewei, respectively. In the six months ended June 30,2012, loan guarantee fees were $374,263 and $368,040 for Ningbo Litong and Ningbo Kewei, respectively. In the six months ended June 30, 2011, loan guarantee fees were $505,626 and $305,556 for Ningbo Litong and Ningbo Kewei, respectively.

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(k)      Short-term financing transactions

Historically the Group and its theses parties have provided each other with short-term financing, typically, in the form of cash, bills receivable and bills payable.

	Three Months Ended June 30（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Litong	$-	$-	$-	$12,862,621	$(7,142,275)	$-
Jiangdong Deze	-	-	-	-	-	-
Ningbo Anqi	-	-	-	-	-	-

	$-	$-	$-	$12,862,621	$(7,142,275)	$-

	Six Months Ended June 30（Unaudited）
	2012			2011
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)

Ningbo Litong	$-	$-	$-	$38,142,763	$(35,904,295)	$-
Jiangdong Deze	-	-	-	2,602,870	(2,602,870)	-
Ningbo Anqi	-	-	-	6,866,984	(6,866,984)	-

	$-	$-	$-	$47,612,617	$(45,374,149)	$-

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

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Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange since we are listed on OTCQB, which does not have any such listing standards. In determining whether our directors are independent, however, we intend to comply with the rules of the Nasdaq . The Board of Directors also will consult with counsel to ensure that the Board of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we have two independent directors serving on the board and we intend to hire another independent director so that we can satisfy the “independent director” requirements of Nasaq listing rules, which requires that a majority of a company’s directors be independent.

ITEM 11A.  MATERIAL CHANGES
None.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
None.

Item 12A.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$4,900
Fees and expenses of counsel for the Company	$15,000
Fees and expenses of accountants for Company	$10,000
Miscellaneous	$5,000
Total	$34,900

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (‘NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit; and

(4)  willful misconduct.

 Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by him by his own fraud or willful default.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise: (i) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

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In connection with the Exchange Agreement, on April 22, 2010, we issued an aggregate of 47,568 shares of our Series M Preferred Stock to the Keyuan International Shareholder. We received in exchange from the Keyuan International Shareholder 50,000 shares of Keyuan International, representing 100% of the issued and outstanding shares of Keyuan International, which exchange resulted in Keyuan International becoming our wholly-owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As more fully described in Item 3 above, on April 22, 2010, immediately following the Share Exchange, we consummated the Private Placement for the issuance and sale of Units, consisting of an aggregate of (a) 5,954,058 shares of Series A Preferred Stock, (b) 661,562 Shares of common stock, (c) three-year Series A Warrants to purchase up to 661,562 Series A Warrant Shares, and (d) three-year Series B Warrants to purchase up to 661,562 Series B Warrant Shares, for aggregate gross proceeds of approximately $23.2 million.  In connection with the final closing on May 17, 2010, we issued 784,278 shares of Series A Preferred Stock, 87,142 shares of Common Stock, 87,142 Series A Warrants and 87,142 Series B Warrants to the Investors.   The issuance of the Units, the Series A Preferred Stock, the Shares, the Series A Warrants, the Series B Warrants and the placement agent warrants pursuant to the Private Placement were exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act.

On April 19, 2010, we issued 88,000 shares of common stock to Hayden Communications International, for the investor related services they will provide to us from April 19, 2010 to April 18, 2011. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

On April 19, 2010, we issued 48,000 shares of common stock to Chesapeake Group, Inc, for the investor related services they will provide to us in a period of 12 months. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

On April 19, 2010, we issued 50,000 shares of common stock to Hampton Growth Resources, LLC, for the investor related services they will provide to us for a 12 months period. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

On July 1, 2010, we granted 80,000 five-year options to two outside directors to purchase up to 80,000 shares of the Company’s common stock at an exercise price of US$4.20 per share, in consideration of their services to the Company. Of these options, 40,000 of the options shall vest after one year of the issuance and the remaining 40,000 of the options shall vest after two years of the issuance, provided that the optionee is re-elected for successive one year terms at the end of 12 months of the issuance. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On July 1, 2010, we granted 40,000 five-year options to a consultant to purchase an aggregate of 40,000 shares of the Company’s common stock at an exercise price of US$4.20 per share, in consideration of their services to the Company. Of these options, all 40,000 of the options shall vest immediately. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On July 27, 2010, we granted 420,000 three-year options to a consultant to purchase an aggregate of 420,000 shares of the Company’s common stock at an exercise price of US$4.20 per share, in consideration of their services to the Company. Of these options, 70,000 of the options vested immediately, 31,818 vest monthly beginning on September 1, 2010 and the remaining balance of 95,456 vested on May 1, 2011. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

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On August 4, 2010, we granted five-year options to 79 managers and employees to purchase in the aggregate 700,000 shares of the Company’s common stock at an exercise price of US$4.50 per share, in consideration of their services to the Company. Of these options, 30% of the Options shall vest immediately one year after the issuance, 40% of the options shall vest two years after the issuance and 30% of the options shall vest three years after the issuance.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based upon the representations of the respective Optionees that none of them were “U.S. person[s]” as that term is defined in Rule 902(k) of Regulation S under the Securities Act. Based on feedback received from the employees after the option award which indicated that most of those employees would prefer tangible cash rewards, management proposed canceling 600,000 of these stock options that had been granted to 77 of the 79 employees. On December 29 2010, the Board of Directors approved this proposal to cancel such options.

On September 28, 2010 , we closed a private placement  of $20,250,000 from offering a total of 540,001 units  at a purchase price of $37.5 per unit, consisting of an aggregate of  (a) 5,400,010 shares of Series B convertible preferred stock of the Company, (b) three year Series C warrants to purchase up to 810,002 share of Common Stock, at an exercise price of $4.50 per share, and (c) three year Series D warrants to purchase up to 810,002  share of Common Stock, at an exercise price of $5.25 per share.  In addition, we issued placement agent warrants to purchase up to 561,601 shares of Common Stock to Tripoint Global Equities, Inc.  The issuance of the Units, the Series B Preferred Stock, the Series C Warrants, the Series D Warrants and the Placement Agent Warrants pursuant to the private placement were issued pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based upon the representations of the respective Investors that they were not a “U.S. person[s]” as that term is defined in Rule 902(k) of Regulation S under the Securities Act.

On February 24, 2011, two investors in the April-May 2010 Private Placement exercised Series A warrants and  purchased 650 shares of common stock and 500 shares of common stock respectively at an exercise price of $4.50 per share. As a result, 650 shares of common stock were issued on March 1, 2011 and 500 shares of common stock were issued on April 1, 2011.

On April 1, 2011, one investor in the April-May 2010 Private Placement exercised Series B warrants and purchased 500 shares of common stock at an exercise price of $5.25 per share. As a result, 500 shares of common stock were issued on April 4, 2011.

On November 29, 2011, one investor in the September 2010 Private Placement chose to convert 66,670 shares of Series B preferred stock into common stock. As a result, 66,670 shares of common stock were issued on December 7, 2011.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

The following exhibits are filed as part of this registration statement:

2.1	Share Exchange Agreement dated April 22, 2010 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on April 28, 2010)
2.2	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on May 19, 2010)
3.1
Amended Articles of Incorporation of Keyuan Petrochemicals, Inc. (f/k/a Silver Pearls, Inc.), filed with the Secretary of State of Nevada (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-1 filed on December 29, 2010).

3.2	Articles of Merger (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on May 19, 2010)
3.3	Amended Bylaws of Keyuan Petrochemicals, Inc. dated June 29, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on July 7, 2010)
4.1	Certificate of Designation of Rights and Preferences of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on April 28, 2010)
4.2	Certificate of Designation of Rights and Preferences of Series M Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed on April 28, 2010)
4.3	Certificate of Designation of Rights and Preference of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 30, 2010)
5.1	Consent of Hunter Taubman Weiss LLP (filed herewith)
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on April 28, 2010)
10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on April 28, 2010)
10.3	Form of Securities Escrow Agreement (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed on April 28, 2010)
10.4	Lock-up Agreement with Delight Reward Limited dated April 22, 2010 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed on April 28, 2010)
10.5	Form of Series A Warrant (incorporated by reference to Exhibit 10.5 of the Registrant’s Form 8-K filed on April 28, 2010)
10.6	Form of Series B Warrant (incorporated by reference to Exhibit 10.6 of the Registrant’s Form 8-K filed on April 28, 2010)
10.7	Share Transfer Agreement between Brian Pak-Lun Mok and Chunfeng Tao, dated April 2, 2010 (incorporated by reference to Exhibit 10.7 of the Registrant’s Form 8-K filed on April 28, 2010)
10.8	Share Transfer Agreement between O. Wing Po and Jicun Wang, dated April 2, 2010 (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 8-K filed on April 28, 2010)
10.9	Share Transfer Agreement between Lo Kan Kwan and Peijun Chen, dated April 2, 2010 (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed on April 28, 2010)
10.10	Share Transfer Agreement between Brian Pak-Lun Mok and Xin Yue, dated April 2, 2010 (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K filed on April 28, 2010)
10.11	Share Transfer Agreement between Brian Pak-Lun Mok and Xin Yue, dated April 2, 2010. (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K filed on April 28, 2010)
10.12
Employment Agreement by and between Chunfeng Tao and Keyuan Plastics Co., Ltd., dated May 1, 2007 (English translation) (incorporated by reference to Exhibit 10.12 of the Registrant’s Form 8-K filed on April 28, 2010)

10.13
Confidentiality and Non-Compete Agreement by and between Chunfeng Tao and Keyuan Plastics Co., Ltd., dated May 1, 2007 (English translation) (incorporated by reference to Exhibit 10.13 of the Registrant’s Form 8-K filed on April 28, 2010)

10.14
Employment Agreement by and between Jingtao Ma and Keyuan Plastics Co., Ltd.,, dated May 10,2007(English translation) (incorporated by reference to Exhibit 10.14 of the Registrant’s Form S-1 filed on November 3, 2010).

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10.15
Employment Agreement by and between Weifeng Xue and Keyuan Plastics Co., Ltd., dated May 10, 2007(English translation) (incorporated by reference to Exhibit 10.15 of the Registrant’s Form S-1 filed on November 3, 2010).

10.16
Employment Agreement by and between Mingliang Liu and Keyuan Plastics Co., Ltd., dated February 2, 2009(English translation) (incorporated by reference to Exhibit 10.16 of the Registrant’s Form S-1 filed on November 3, 2010).

10.17
Employment Agreement by and between Shifa Wang and Keyuan Plastics Co., Ltd., dated October 21,2009(English translation) (incorporated by reference to Exhibit 10.17 of the Registrant’s Form S-1 filed on November 3, 2010).

10.18
Confidentiality and Non-Compete Agreement by and between Shifa Wang and Keyuan Plastics Co., Ltd., dated October 21, 2009(English translation) (incorporated by reference to Exhibit 10.18 of the Registrant’s Form S-1 filed on November 3, 2010).

10.19	Employment Agreement by and between Aichun Li and Silver Pearl Enterprises, Inc, dated May 7, 2010 (incorporated by reference to Exhibit 10.19 of the Registrant’s Form S-1 filed on November 3, 2010)..
10.20
Placement Agent Agreement by and between Tripoint Global Equities, LLC., and Keyuan Plastics Co., Ltd., dated March 18, 2009(incorporated by reference to Exhibit 10.20 of the Registrant’s Form S-1 filed on November 3, 2010).

10.21	Independent Director Agreement of Gerry Goldberg, dated August 1, 2011 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-Q filed on November 21, 2011).
10.22	Independent Director Agreement of Michael Rosenberg, dated August 1, 2010(incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-Q filed on November 21, 2011).
10.23	Independent Director Agreement of Dishen Shen, dated July 1, 2010(incorporated by reference to Exhibit 10.23 of the Registrant’s Form S-1 filed on November 3, 2010).
10.24	Amendment to Independent Director Agreement of Dishen Shen, dated September 30, 2011 (incorporated by reference to Exhibit 10.24 of the Registrant’s Form 10-K filed on October 20, 2011).
10.25	Director Agreement of Yin Xue, dated July 1, 2010(incorporated by reference to Exhibit 10.24 of the Registrant’s Form S-1 filed on November 3, 2010).
10.26
Land use right transfer agreement by and between Keyuan Petrochemicals, Inc and Ningbo Municipal Bureau of National Land and Resources, dated August 18, 2010 (incorporated by reference to Exhibit 10.25 of the Registrant’s Form S-1 filed on November 3, 2010).

10.27
Land use right transfer agreement by and between Keyuan Petrochemicals, Inc and Ningbo Municipal Bureau of National Land and Resources, dated August 18, 2010(incorporated by reference to Exhibit 10.26 of the Registrant’s Form S-1 filed on November 3, 2010).

10.28
Land use right transfer agreement by and between Keyuan Petrochemicals, Inc and Ningbo Municipal Bureau of National Land and Resources, dated August 18, 2010(incorporated by reference to Exhibit 10.27 of the Registrant’s Form S-1 filed on November 3, 2010).

10.29
Land use right transfer agreement by and between Keyuan Petrochemicals, Inc and Ningbo Municipal Bureau of National Land and Resources, dated August 18, 2010(incorporated by reference to Exhibit 10.28 of the Registrant’s Form S-1 filed on November 3, 2010)

10.30
Confidentiality and Non-Compete Agreement by and between Jingtao Ma and Keyuan Plastics Co., Ltd., dated May 10, 2007(English translation) (incorporated by reference to Exhibit 10.34 of the Registrant’s Form S-1 filed on November 3, 2010).

10.31
Confidentiality and Non-Compete Agreement by and between Weifeng Xue and Keyuan Plastics Co., Ltd., dated May 10, 2007 (English translation) (incorporated by reference to Exhibit 10.35 of the Registrant’s Form S-1 filed on November 3, 2010).

10.32
Confidentiality and Non-Compete Agreement by and between Mingliang Liu and Keyuan Plastics Co., Ltd., dated February 2,2009(English translation) ( incorporated by reference to Exhibit 10.36 of the Registrant’s Form S-1 filed on November 3, 2010).

10.33
Form of Securities Purchase Agreement dated as of September 28, 2010 by and among the Company and the investors in September 2010 private placement ( incorporated by reference as to the Exhibit 10.1 of the Registrant’s Form 8-K filed on September 30, 2010)

10.34	Form of Registration Rights Agreement dated as of September 28, 2010 (incorporated by reference as to the Exhibit 10.2 of the Registrant’s Form 8-K filed on September 30, 2010)
10.35	Form of Securities Escrow Agreement dated as September 28, 2010 (incorporated by reference as to the Exhibit 10.3 of the Registrant’s Form 8-K filed on September 30, 2010)

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10.36	Form of Lock-up Agreement dated as of September 28, 2010 (incorporated by reference as to the Exhibit 10.4 of the Registrant’s Form 8-K filed on September 30, 2010)
10.37	Form of Voting Agreement dated as of September 28, 2010 (incorporated by reference as to the Exhibit 10.5 of the Registrant’s Form 8-K filed on September 30, 2010)
10.38	Form of Series C Warrant (incorporated by reference as to the Exhibit 10.6 of the Registrant’s Form 8-K filed on September 30, 2010)
10.39	Form of Series D Warrants (incorporated by reference as to the Exhibit 10.7 of the Registrant’s Form 8-K filed on September 30, 2010)
10.40	Employment Agreement by and between Fan Zhang and Keyuan Plastics Co., Ltd., dated May 23, 2011 (English translation) (Filed herewith)
10.41	Confidentiality and Non-Compete Agreement by and between Fan Zhang and Keyuan Plastics Co., Ltd., dated May 23, 2011 (English translation) (Filed herewith)
10.42	Cooperation Agreement by and between Fangchenggang City and Keyuan Plastics Co., Ltd for Construction of New Material Industrial Park in Guangxi Province (English translation) (Filed herewith)
10.43
Employment Agreement dated as of May 23, 2011 by and among Ningbo Keyuan Plastics Co., Ltd and Fan Zhang (English Translation, incorporated by reference as to the Exhibit 10.39 of the Registrant’s Form 10-K filed on April 13, 2012)

10.44	Loan Agreement by and between Ningbo Keyuan Plastic Co., Ltd and Huaxia Bank Co., Ltd. Ningbo Branch, dated September 13, 2011 (English Translation)
10.45	Import Hui Li Da Contract by and between Ningbo Keyuan Plastics Co., Ltd and Bank of China Inc, Beilun Branch dated August 8, 2011 (English Translation)
10.46	Current Fund Loan Agreement by and between Ningbo Keyuan Plastics Co., Ltd. and China Construction Bank Inc, Ningbo Beilun Branch dated March 31, 2011 (English Translation)
10.47	Inward Bills Contract by and between Ningbo Keyuan Plastics Co., Ltd and Bank of China, Beilun Branch dated January 24, 2011 (English Translation)
10.48	Agreement on Import Payment by and between Ningbo Keyuan Plastics Co., Ltd and Ningbo Brach of China CITIC Bank Corporation Limited dated August 4, 2011 (English Translation).
10.49	Agreement on Import Payment by and between Ningbo Keyuan Plastics Co., Ltd and Ningbo Brach of China CITIC Bank Corporation Limited dated August 4, 2011 (English Translation).
10.50	Agreement on Import Payment by and between Ningbo Keyuan Plastics Co., Ltd and Ningbo Ximen Branch/Sub-branch of Shanghai Pudong Development Bank dated July 19, 2011 (English Translation)
10.51	Contract of Agreed Payment Processing by and between Ningbo Keyuan Plastics Co, Ltd and the Bank of China Co., Ltd. Ningbo Branch dated June 29, 2011 (English Translation)
10.52	Contract of Credit by and between Ningbo Keyuan Plastics Co, Ltd and China Merchants Bank Ningbo Branch dated October 24, 2011
10.53	Contract of Credit by and between Ningbo Keyuan Plastics Co, Ltd and China Merchants Bank Ningbo Branch dated November 11, 2011
10.54	CCB Cooperation Agreement on Inter-Bank Refinance by and between Ningbo Keyuan Plastics Co, Ltd and China Construction Bank Ningbo Beilun Branch dated February 21, 2012 (English Translation)
10.55	Trust Receipt Loan Agreement by and between Ningbo Keyuan Plastics Co, Ltd and China Construction Bank Ningbo Beilun Branch dated March 8, 2012 (English Translation)
10.56	CCB Cooperation Agreement on Inter-Bank Refinance by and between Ningbo Keyuan Plastics Co, Ltd and China Construction Bank Ningbo Beilun Branch dated March 30, 2012 (English Translation)
10.57	Agreement on Opening L/C by and between Ningbo Keyuan Plastics Co, Ltd and Bank of Ningbo Baizhang Branch dated February 21, 2012 (English Translation)
10.58	Loan Contract of Current Fund by and between Ningbo Keyuan Plastics Co, Ltd and Bank of China Beilun Branch dated February 7, 2012 (English Translation)
10.59	Inward Bills Contract by and between Ningbo Keyuan Plastics Co, Ltd and Bank of China Beilun Branch (English Translation)
10.60	“Daifuda” Business Contract by and between Ningbo Keyuan Plastics Co, Ltd and Bank of China Beilun Branch dated March 23, 2012 (English Translation)
10.61	Agreement of Inward Bills by and between Ningbo Keyuan Plastics Co, Ltd and Ningbo Ximen Branch/Sub-branch of Shanghai Pudong Development Bank dated January 31, 2012 (English Translation)
10.62
Maximum Guarantee Contract by and among Agricultural Bank of China, Ningbo Keyuan Plastics Co., Ltd, Ningbo Pacific Shipping Co., Ltd, Jicun Wang and Sumei Chen for RMB 200 million, dated November 23, 2011.

10.63
Maximum Guarantee Contract by and among Agricultural Bank of China, Ningbo Keyuan Plastics Co., Ltd, Ningbo Pacific Shipping Co., Ltd, Jicun Wang and Sumei Chen for RMB 200 million, dated November 23, 2011.

10.64	Maximum Loan Guarantee Contract by and between Ningbo Litong Petrochemicals Co., Ltd and Beilun Branch of China Construction Bank, dated March 23, 2012.
10.65	Loan Guarantee Contract by and between Ningbo Pacific Ocean Shipping Co., Ltd and Beilun Branch of China Construction Bank, dated October 26, 2011.
10.66	Maximum Guarantee Contract by and between Ningbo Litong Petrochemicals Co., Ltd and China Citic Bank Ningbo Branch, dated April 15, 2011.
10.67	Maximum Irrevocable Guarantee Contract by and between Ningbo Litong Petrochemicals Co., Ltd and China Merchants Bank Inc. Ningbo Beilun Branch, dated March 31, 2011.
10.68	Maximum Guarantee Contract by and between Ningbo Litong Petrochemicals Co., Ltd and Huaxia Bank Co., Ltd Ningbo Branch, dated September 13, 2012.
10.69	Maximum Guarantee Contract by and between Ningbo Litong Petrochemicals Co., Ltd and Shenzhen Development Bank Ningbo Haishu Branch, dated February 18, 2012.
10.70	Maximum Guarantee Contract by and Between Ningbo Litong Petrochemicals Co., Ltd and Bank of Shanghai Ningbo Branch, dated November 29, 2011.
10.71	Form of Material Purchase Agreement used by Ningbo Keyuan Plastics Co, to purchase raw materials from Ningbo Kunde and Ningbo Litong (English Translation)
10.72	Form of Sale Contract universally used by Ningbo Keyuan Plastics Co, Ltd to sale its finished goods to customers (English Translation)
10.73	Form of Transportation Contract used by Ningbo Keyuan Plastics Co, Lted to purchase transportation services from Ningbo Xinghe for its domestic raw material purchases (English Translation)
16.1	Letter from the Hall Group, CPAS (incorporated by reference as to the Exhibit 16.1 of the Registrant’s Form 8-K filed on April 28, 2010)
16.2	Letter from Patrizio & Zhao, LLC (incorporated by reference as to the Exhibit 16.1 of the Registrant’s Form 8-K filed on January 18, 2011)
16.3	Letter from KPMG (incorporated by reference as to the Exhibit 16.1 of the Registrant’s Form 8-K filed on May 31, 2011)
23.1	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Patrizio & Zhou, LLC (incorporated by reference as to the Exhibit 23.2 of the Registrant’s Form S-1 filed on February 21, 2012)
23.3	Consent of GHP Horwath, P.C. (filed herewith)

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has and authorized Amendment No. 3 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Qingdao, China on September 25, 2012.

By:	/s/ Chunfeng Tao
Chunfeng Tao Chief Executive Officer, Chairman and Director

By:	/s/ Fan Zhang
Fan Zhang Acting Chief Finanical Officer & Vice President of Accounting

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Chunfeng Tao	Chairman, President, Chief Executive Officer and Director	September 25, 2012
Chunfeng Tao

/s/ Fan Zhang	Acting Chief Financial Officer & Vice President of Accounting	September 25, 2012
Fan Zhang

/s/ Yuxin Xiang	Director, Audit Committee Chairman and	September 25, 2012
Yuxin Xiang	Compensation Committee Chairman

/s/ Dishen Shen	Director	September 25, 2012
Dishen Shen